Exhibit 4.2

QUICKSILVER RESOURCES INC.,
as Issuer
the Subsidiary Guarantors party hereto
and
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
as Trustee and Second Lien Collateral Agent

Indenture
Dated as of June 21, 2013

Second Lien Senior Secured Floating Rate Notes Due 2019

CROSS-REFERENCE TABLE

TIA Sections	Indenture Sections

§ 310 (a)	7.10
(b)	7.08
§ 311	7.03
§ 312	12.02
§ 313	7.06
§ 314 (a)	4.02
(b)	12.04
(e)	12.05
§ 315 (a)	7.01, 7.02
(b)	7.02, 7.05
(c)	7.01
(d)	7.02
(e)	6.07, 7.02
§ 316 (a)	2.05, 6.03, 6.04
(b)	6.05, 6.06
(c)	12.02
§ 317 (a)(1)	6.07
(a)(2)	6.08
(b)	2.03
§ 318	12.01

i

EXHIBITS

INDENTURE, dated as of June 21, 2013, among Quicksilver Resources Inc., a Delaware corporation, as the “Company,” the Subsidiary Guarantors party hereto and The Bank of New York Mellon Trust Company, N.A., a national banking association, as Trustee and as Second Lien Collateral Agent.
RECITALS
The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of up to $200,000,000 aggregate principal amount of the Company’s Second Lien Senior Secured Floating Rate Notes Due 2019, and, if and when issued, any Additional Notes (the “Notes”). All things necessary to make this Indenture a valid and binding agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes (in the case of the Additional Notes, when duly authorized), when executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid and binding obligations of the Company as hereinafter provided.
In addition, the Subsidiary Guarantors party hereto have duly authorized the execution and delivery of this Indenture as guarantors of the Notes. All things necessary to make this Indenture a valid and binding agreement of each Subsidiary Guarantor, in accordance with its terms, have been done, and each Subsidiary Guarantor has done all things necessary to make the Subsidiary Guarantees, when the Notes are executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid and binding obligations of such Subsidiary Guarantor as hereinafter provided.
This Indenture is subject to, and will be governed by, the provisions of the Trust Indenture Act that are required to be a part of and govern indentures qualified under the Trust Indenture Act.

THIS INDENTURE WITNESSETH
For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1
Definitions and Incorporation by Reference
SECTION 1.01.    Definitions. The following defined terms used herein with respect to the Notes shall, unless the context otherwise requires, have the meanings specified below; provided that all amounts of Adjusted Consolidated Net Tangible Assets, Consolidated Coverage Ratio, Consolidated EBITDA, Consolidated Income Taxes, Consolidated Interest Expense, Consolidated Net Income or Net Working Capital (i) as of any date or (ii) in relation to any period or portion thereof that, in either case, precedes the Issue Date, to the extent applicable, shall be the amount thereof as calculated as of such date or in relation to such period or portion thereof under the indenture governing the Existing Subordinate Notes as supplemented or amended prior to June 27, 2008 (whether or not remaining outstanding).
“2016 Senior Subordinated Notes Indenture” has the meaning assigned to such term in Section 12.14.
“Acquired Indebtedness” means Indebtedness (a) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or (b) assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (a) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (b) of the preceding sentence, on the date of consummation of such acquisition of assets.
“Additional Assets” means (a) any property or assets to be used by the Company or a Restricted Subsidiary in its drilling or completion operations and (b) any Proved Hydrocarbon Interests.
“Additional Notes” means any notes issued under this Indenture in addition to the Initial Notes having the same terms in all respects as the Initial Notes, or in all respects except with respect to interest paid or payable on or prior to the first interest payment date after the issuance of such Additional Notes.
“Adjusted Consolidated Net Tangible Assets” means (without duplication), as of the date of determination, the remainder of:
(a)    the sum of:
(i)    estimated discounted future net revenues from proved oil and gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any provincial, territorial, state, federal or foreign income taxes, as estimated by the Company in a reserve report prepared as of the end of the Company’s most recently completed fiscal year for which audited financial statements are available:
(A)    as increased by, as of the date of determination, the estimated discounted future net revenues from:
(1)    estimated proved oil and gas reserves acquired since such year end, which reserves were not reflected in such year end reserve report, and
(2)    estimated oil and gas reserves attributable to upward revisions of estimates of proved oil and gas reserves since such year end due to exploration, development, exploitation or other activities, in each case calculated in accordance with SEC guidelines (utilizing the prices for the fiscal quarter ending prior to the date of determination); and
(B)        decreased by, as of the date of determination, the estimated discounted future net revenues from:
(1)    estimated proved oil and gas reserves included therein that shall have been produced or disposed of since such year end, and
(2)    estimated oil and gas reserves included therein that are subsequently removed from the proved oil and gas reserves of the Company and its Restricted Subsidiaries as so calculated due to downward revisions of estimates of proved oil and gas reserves since such year end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated on a pre-tax basis and substantially in accordance with SEC guidelines (utilizing the prices for the fiscal quarter ending prior to the date of determination), in each case as estimated by the Company’s petroleum engineers or any independent petroleum engineers engaged by the Company for that purpose;
(ii)    the capitalized costs that are attributable to oil and gas properties of the Company and its Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on the Company’s books and records as of a date no earlier than the date of the Company’s latest annual or quarterly consolidated financial statements;
(iii)    the Net Working Capital on a date no earlier than the date of the Company’s latest annual or quarterly consolidated financial statements; and

(iv)    the greater of:
(A)    the net book value of other tangible assets of the Company and its Restricted Subsidiaries, as of a date no earlier than the date of the Company’s latest annual or quarterly consolidated financial statements, and
(B)    the appraised value, as estimated by independent appraisers, of other tangible assets of the Company and its Restricted Subsidiaries, as of a date no earlier than the date of the Company’s latest audited consolidated financial statements (provided that the Company shall not be required to obtain any appraisal of any assets); minus
(b)    the sum of:
(i)    any amount included in (a)(i) through (a)(iv) above that is attributable to Minority Interests;
(ii)    any net gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company’s latest audited consolidated financial statements;
(iii)    to the extent included in (a)(i) above, the estimated discounted future net revenues, calculated in accordance with SEC guidelines (utilizing the prices utilized in the Company’s year end reserve report), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments (determined, if applicable, using the schedules specified with respect thereto); and
(iv)    to the extent included in (a)(i) above, the estimated discounted future net revenues, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the estimated discounted future net revenues specified in (a)(i) above, would be necessary to fully satisfy the payment obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments (determined, if applicable, using the schedules specified with respect thereto).
If the Company changes its method of accounting from the full cost method of accounting to the successful efforts or a similar method, “Adjusted Consolidated Net Tangible Assets” will continue to be calculated as if the Company were still using the full cost method of accounting.

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Affiliate Transaction” has the meaning assigned to such term in Section 5.07(a).
“Agent” means any Registrar, Paying Agent, Authenticating Agent or Calculation Agent.
“Agent Member” means a member of, or a participant in, the Depositary.
“Applicable Authorized Representative” shall have the meaning assigned to such term under the Pari Passu Intercreditor Agreement.
“Approved Petroleum Engineers” means (a) with respect to the U.S. Reserve Report and the First Lien U.S. Reserve Report, Schlumberger Data and Consulting Services, (b) with respect to the Canadian Reserve Report, LaRoche Petroleum Consultants Limited and (c) any other independent petroleum engineers or other independent petroleum consultant(s) reasonably acceptable to the Applicable Authorized Representative.
“Asset Disposition” means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of the Oil and Gas Business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Subsidiary (other than directors’ qualifying shares), property or other assets (each referred to for the purposes of this definition as a “disposition”) by the Company or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction.
Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:
(a)    a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly-Owned Subsidiary;
(b)    the sale of Cash Equivalents in the ordinary course of business;
(c)    a disposition of Hydrocarbons or mineral products in the ordinary course of the Oil and Gas Business;
(d)    a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

(e)    transactions permitted by Section 5.09;
(f)    an issuance of Capital Stock by a Restricted Subsidiary to the Company or to a Wholly-Owned Subsidiary;
(g)    for purposes of Section 5.06 only, the making of a Permitted Investment or a disposition subject to Section 5.02;
(h)    an Asset Swap effected in compliance with Section 5.06;
(i)    dispositions of assets with an aggregate fair market value since the Issue Date of less than $5,000,000;
(j)    dispositions in connection with the creation, encumbrance or existence of Permitted Liens or the exercise of any rights or remedies with respect thereto;
(k)    dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;
(l)    the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business and which do not materially interfere with the business of the Company and its Restricted Subsidiaries;
(m)    any Production Payments and Reserve Sales, provided that any such Production Payments and Reserve Sales, other than incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary, shall have been created, Incurred, issued, assumed or Guaranteed in connection with the acquisition or financing of, and no later than 60 days after the acquisition of, the property that is subject thereto;
(n)    the sale or transfer (whether or not in the ordinary course of the Oil and Gas Business) of oil and/or gas properties or direct or indirect interests in real property; provided that, at the time of such sale or transfer, such properties do not have associated with them any proved reserves capable of being produced in material economic quantities; and
(o)    the abandonment, farm-out, exchange, lease or sublease of developed or undeveloped oil and/or gas properties or interests therein in the ordinary course of business or in exchange for oil and/or gas properties or interests therein owned or held by another Person.

“Asset Disposition Offer” has the meaning assigned to such term in Section 5.06.
“Asset Disposition Offer Amount” has the meaning assigned to such term in Section 5.06.
“Asset Disposition Offer Period” has the meaning assigned to such term in Section 5.06.
“Asset Disposition Purchase Date” has the meaning assigned to such term in Section 5.06.
“Asset Swap” means any concurrent purchase and sale or exchange of oil and gas properties or interests therein or other assets or properties used or useful in the Oil and Gas Business, including Capital Stock of any Person who holds any such properties, interests or assets, between the Company or any of its Restricted Subsidiaries and another Person; provided that any cash received must be applied in accordance with Section 5.06.
“Attributable Indebtedness” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Existing 2019 Senior Notes (whether or not remaining outstanding), compounded semi-annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).
“Authenticating Agent” refers to a Person engaged to authenticate the Notes in the stead of the Trustee.
“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (a) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (b) the sum of all such payments.
“Bank Indebtedness” means any and all amounts, whether outstanding on the Issue Date or Incurred after the Issue Date, payable by the Company under or in respect of a Credit Facility, and any related notes, collateral documents, letters of credit and guarantees and any Interest Rate Agreement entered into in connection with a Credit Facility, including principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company at the rate specified therein, whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.
“Board of Directors” means, as to any Person, the board of directors or comparable governing body of such Person or a duly authorized committee of such board of directors.
“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.
“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City or in the city where the Corporate Trust Office of the Trustee is located are authorized by law to close; provided that, for purposes of the definition of “LIBO Rate,” the term “Business Day” also means any day on which banks are open for dealings in Dollar deposits in the London interbank market.
“Calculation Agent” refers to a bank engaged by the Company to calculate the LIBO Rate for any Interest Period, which shall initially be the Trustee.
“Canadian Benefit Plans” means any employee benefit plan, maintained or contributed to by any Canadian Subsidiary that is not a Canadian Pension Plan and which is primarily for the benefit of the employees or former employees of any Canadian Subsidiary employed in Canada who participate or are eligible to participate, including all profit sharing, incentive compensation, savings, supplemental retirement, retiring allowance, severance, deferred compensation, welfare, bonus, supplementary unemployment benefit plans or arrangements and all life, health, dental and disability plans and arrangements primarily for the benefit of such employees.
“Canadian First Lien Credit Agreement” means the Amended and Restated Credit Agreement dated as of December 22, 2011, among the Company, QRCI, the lenders, syndication agent and co-documentation agents party thereto and JPMorgan Chase Bank, N.A., as Global Administrative Agent, as amended by Omnibus Amendment No. 1 dated as of May 23, 2012, Omnibus Amendment No. 2 dated as of August 6, 2012, Omnibus Amendment No. 3 dated as of October 5, 2012, Omnibus Amendment No. 4 dated as of April 30, 2013, and Omnibus Amendment No. 5 dated as of the Issue Date and as further amended, restated, renewed, extended, supplemented, increased, replaced, refinanced or otherwise modified from time to time.
“Canadian Pension Plan” means any pension plan to which any Canadian Subsidiary contributes or has made contributions on behalf of its employees and required to be registered under Canadian provincial or federal pension benefits standards legislation and which is contributed to by (or to which there is or may be an obligation to contribute by) the Canadian Subsidiaries, other than a multi-employer pension plan as defined under such legislation.

“Canadian Pension Plan Termination Event” means an event which would reasonably be expected to entitle a Person (without the consent of any Canadian Subsidiary) to wind-up or terminate a Canadian Pension Plan in full or in part, or the institution of any steps by any Governmental Authority to terminate or order the termination or wind-up of, in full or in part, any Canadian Pension Plan, or an event respecting any Canadian Pension Plan which would result in the revocation of the registration of such Canadian Pension Plan or which could otherwise reasonably be expected to adversely affect the tax status of any such Canadian Pension Plan.
“Canadian Reserve Report” means a Reserve Report for the Oil and Gas Properties located within the territorial limits of Canada.
“Canadian Subsidiaries” means, collectively, QRCI and its Subsidiaries that are Restricted Subsidiaries.
“Capital Lease” means, with respect to any Person, any lease of property (whether real, personal or mixed) by such Person or its Subsidiaries as lessee that would be capitalized on a balance sheet of such Person or its Subsidiaries prepared in conformity with GAAP, other than, in the case of such Person or its Subsidiaries, any such lease under which such Person or any of its Subsidiaries is the lessor.
“Capital Lease Obligations” means, with respect to any Person, the capitalized amount of all obligations of such Person and its Subsidiaries under Capital Leases, as determined on a consolidated basis in conformity with GAAP.
“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.
“Cash Equivalents” means:
(a)    securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality of the United States (provided that the full faith and credit of the United States is pledged in support thereof), having a maturity within one year after the date of acquisition thereof;
(b)    marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year after the date of acquisition thereof and, at the time of such acquisition, having a credit rating of at least “A” or the equivalent thereof from either Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc. (or an equivalent rating by another nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments);

(c)    certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year after the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition at least “A” or the equivalent thereof by Standard & Poor’s Ratings Services or “A” or the equivalent thereof by Moody’s Investors Service, Inc. (or an equivalent rating by another nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments), and having combined capital and surplus in excess of $500,000,000;
(d)    repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a), (b) and (c) above entered into with any bank meeting the qualifications specified in clause (c) above;
(e)    commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by Standard & Poor’s Ratings Services or “P-2” or the equivalent thereof by Moody’s Investors Service, Inc. (or an equivalent rating by another nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments), and in any case maturing within one year after the date of acquisition thereof; and
(f)    interests in any investment company or money market fund which invests 95% or more of its assets in instruments of the type specified in clauses (a) through (e) above.
“Casualty Event” means any loss, casualty or other damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Oil and Gas Property of the Company or any of its Restricted Subsidiaries.
“Certificate of Beneficial Ownership” means a certificate substantially in the form of Exhibit F.
“Certificated Note” means a Note in registered individual form without interest coupons.
“Change of Control” means:
(a)    Any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (for the purposes of this clause, such person or group shall be deemed to beneficially own any

Voting Stock of the Company held by a parent entity of the Company, if such person or group “beneficially owns” (as defined above), directly or indirectly, more than 50% of the voting power of the Voting Stock of such parent entity); or
(b)    the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or
(c)    the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than a Permitted Holder; or
(d)    the adoption by the stockholders of the Company of a plan or proposal for the liquidation or dissolution of the Company.
“Change of Control Offer” has the meaning assigned to such term in Section 5.12(b).
“Change of Control Payment” has the meaning assigned to such term in Section 5.12(b).
“Change of Control Payment Date” has the meaning assigned to such term in Section 5.12(b).
“Cleanup Calls” means each of the repurchase, redemption or discharge, within 60 days following the Issue Date, of Existing 2015 Senior Notes and Existing 2016 Senior Notes in accordance with the terms of the indentures under which such Existing 2015 Senior Notes and Existing 2016 Senior Notes were issued.
“Code” means the Internal Revenue Code of 1986.
“Collateral” means, at any time, all Property that is, or is required under the terms of this Indenture to be, subject to the Liens created by the Security Documents to secure the Notes and the Subsidiary Guarantees.
“Commodity Agreements” means, in respect of any Person, any futures contract, forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement in respect of Hydrocarbons purchased, used, produced, processed or sold by such Person and designed to protect such Person against fluctuations in Hydrocarbon prices.
“Common Stock” means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of, such Person’s common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Company” means the party named as such in the first paragraph of this Indenture or any successor obligor under this Indenture and the Notes pursuant to Section 5.09.
“Company Request” means a written request or order, respectively, signed in the name of the Company by any one of the Chief Executive Officer, the President, the Chief Financial Officer, the Vice President-General Counsel, the Vice President-Controller, or the Treasurer of the Company, and delivered to the Trustee.
“Consolidated Coverage Ratio” means, as of any date of determination, the ratio of (a) the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of the Company are in existence to (b) Consolidated Interest Expense for such four fiscal quarters; provided, however that:
(i)    if the Company or any Restricted Subsidiary:
(C)    has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation will be deemed to be (x) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (y) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or
(B) has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;
(ii)    if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition or the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is such an Asset Disposition:
(A) the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the absolute value of the Consolidated EBITDA (if negative) directly attributable thereto for such period; and
(B) Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);
(iii)    if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into the Company) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction giving rise to the need to calculate the Consolidated Coverage Ratio, which constitutes all or substantially all of a company, division, operating unit, segment, business, group of related assets or line of business, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and
(iv)    if since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period shall have Incurred any Indebtedness or discharged any Indebtedness, made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (ii) or (iii) above if made by the Company or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated

Interest Expense for such period will be calculated after giving pro forma effect thereto as if such Asset Disposition or Investment or acquisition of assets occurred on the first day of such period.
For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company (including pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Company, the interest rate shall be calculated by applying such optional rate chosen by the Company.
“Consolidated EBITDA” for any period means, without duplication, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income:
(a) Consolidated Interest Expense;
(b) Consolidated Income Taxes;
(c) consolidated depletion, depreciation and amortization expenses;
(d) consolidated impairment charges recorded in connection with the application of Financial Accounting Standard No. 142 “Goodwill and Other Intangibles;”
(e) consolidated exploration expenses, if applicable;
(f) (i) any write-off of deferred financing costs, (ii) any capitalized interest and (iii) the interest portion of any deferred payment obligations; and
(g) other consolidated non-cash charges reducing Consolidated Net Income (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation);
less, to the extent included in calculating such Consolidated Net Income and in excess of any costs or expenses attributable thereto that were deducted in calculating such Consolidated Net Income, the sum of (x) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments and (y) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments.
Notwithstanding the preceding sentence, the items described in clauses (b) through (f) above relating to amounts of a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated EBITDA of such Person only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and, to the extent the amounts set forth in clauses (b) through (f) above are in excess of those necessary to offset a net loss of such Restricted Subsidiary or if such Restricted Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would not be prohibited at the date of determination to be dividended to the Company by such Restricted Subsidiary pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders, except for restrictions under any Credit Facility.
“Consolidated Income Taxes” means, with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority which taxes or other payments are (x) calculated by reference to the income or profits of such Person or such Person and its Subsidiaries or (y) any franchise taxes or equity taxes (in each case to the extent included in computing Consolidated Net Income for such period), regardless of whether such taxes or payments are required to be remitted to any governmental authority.
“Consolidated Interest Expense” means, for any period, the consolidated interest expense of the Company and its consolidated Restricted Subsidiaries, whether paid or accrued, plus, to the extent not included in such interest expense:
(a)    interest expense attributable to Capital Lease Obligations and the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if such lease were a Capital Lease in accordance with GAAP and the interest component of any deferred payment obligations;
(b)    amortization of debt discount and debt issuance cost (provided that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense);
(c)    non-cash interest expense;
(d)    commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(e)    the interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries;
(f)    costs associated with Hedging Obligations (including amortization of fees); provided, however, that if Hedging Obligations result in net benefits rather than costs, such net benefits shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such net benefits are otherwise reflected in Consolidated Net Income;
(g)    the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period;
(h)    the product of (i) all dividends paid or payable in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of such Person or on Preferred Stock of its Restricted Subsidiaries, which dividends are payable to a party other than the Company or a Wholly-Owned Subsidiary, times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP;
(i)    Receivables Fees; and
(j)    the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.
For the purpose of calculating the Consolidated Coverage Ratio in connection with the Incurrence of any Indebtedness described in paragraph (b) of the definition of “Indebtedness,” the calculation of Consolidated Interest Expense shall include all interest expense (including any amounts described in clauses (a) through (j) above) relating to any Indebtedness of the Company or any Restricted Subsidiary described in paragraph (b) of the definition of “Indebtedness.”
For purposes of the foregoing, total interest expense will be determined (A) after giving effect to any net payments made or received by the Company and its Subsidiaries with respect to Interest Rate Agreements and (B) exclusive of amounts classified as other comprehensive income in the balance sheet of the Company. Notwithstanding anything to the contrary contained herein, commissions, discounts, yield and other fees and charges Incurred in connection with any transaction pursuant to which the Company or its Restricted Subsidiaries may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets shall be included in Consolidated Interest Expense.

“Consolidated Net Income” means, for any period, the net consolidated income (loss) of the Company and its consolidated Restricted Subsidiaries determined in accordance with GAAP; provided, however, that there will not be included in such Consolidated Net Income:
(a) any net income (loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:
(i)    subject to the limitations contained in clauses (c), (d) and (e) below, the Company’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (b) below); and
(ii)    the Company’s equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary;
(b) any net income (but not loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:
(i)    subject to the limitations contained in clauses (c), (d) and (e) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); provided, however, that the net income of a Special Entity that does not Guarantee the Notes will not be included in such Consolidated Net Income except for the amount of cash actually distributed by such Special Entity during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitation contained in this clause); and
(ii)    the Company’s equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;
(c) any after-tax gain (loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Restricted

Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person;
(d) any after-tax extraordinary gain or loss;
(e) the cumulative effect of a change in accounting principles;
(f) any asset impairment writedowns on Oil and Gas Properties under GAAP or SEC guidelines; and
(g) any unrealized non-cash gains or losses on charges in respect of Hedging Obligations (including those resulting from the application of SFAS 133).
“Consolidated Subsidiaries” means each Subsidiary of the Company (whether now existing or hereafter created or acquired) the financial statements of which are or shall be (or should have been) consolidated with the financial statements of the Company in accordance with GAAP.
“Continuing Directors” means the individuals who, as of the Issue Date, are directors of the Company and any individual becoming a director of the Company subsequent to the Issue Date whose election, nomination for election by the Company’s stockholders or appointment, was approved by a majority of the then Continuing Directors (either by a specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for election as a director, without objection to such nomination).
“Control” of a Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlling” and “Controlled” have meanings correlative of the foregoing.
“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee is principally administered, which at the date of this Indenture is located at 601 Travis Street, 16th Floor, Houston, Texas 77002; provided that for purposes of Sections 4.01 and 4.02, such office shall be located at 101 Barclay Street, New York, New York, 10286.
“Credit Facility” means, with respect to the Company or any Subsidiary Guarantor, one or more (a) credit facilities (including, without limitation, the First Lien Credit Agreements and the Second Lien Term Loan Agreement) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, (b) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances) or (c) instruments or agreements evidencing any other Indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (including successive amendments, restatements, modifications, renewals, refunds, replacements or refinancings and whether or not with the original administrative agent and lenders or borrowers or issuers or another administrative agent or agents or other lenders or borrowers or issuers and whether provided under the original First Lien Credit Agreements, the Second Lien Term Loan Agreement or any other credit or other agreement or indenture).
“Currency Agreement” means in respect of a Person any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement as to which such Person is a party or a beneficiary.
“Default” means any event which, with notice or passage of time or both, would constitute an Event of Default.
“Depositary” means the depositary of each Global Note, which will initially be DTC.
“Designated Senior Indebtedness” has the meaning assigned to such term in Section 12.14.
“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:
(a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;
(b) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary); or
(c) is redeemable at the option of the holder of the Capital Stock in whole or in part, in each case on or prior to the date that is 91 days after the earlier of the date (a) of the Stated Maturity of the Notes or (b) the first date after the Issue Date on which there are no Notes outstanding, provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or asset disposition (each as defined in a substantially identical manner to the corresponding definitions in this Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that the Company shall not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to the repayment in full of the Notes.
“Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.
“Dollars” or “$” refers to lawful money of the United States of America.
“Domestic Subsidiary” means any Restricted Subsidiary that is organized under the laws of the United States of America or any state thereof or the District of Columbia.
“DTC” means The Depository Trust Company, a New York corporation, and its successors.
“DTC Legend” means the legend set forth in Exhibit D.
“EBITDAX” has the meaning set forth in the U.S. First Lien Credit Agreement as is in effect on the Issue Date.
“Environmental Laws” means any and all Governmental Requirements pertaining in any way to health and safety (with respect to exposure to hazardous substances), the environment or the preservation or reclamation of natural resources, as applicable in any jurisdictions in which the Company or any Restricted Subsidiary is conducting or at any time has conducted business, or where any Oil and Gas Property of the Company or any Restricted Subsidiary is located, including without limitation, (a) with respect to the Company or any Domestic Subsidiary or any Oil and Gas Property of the Company or any Domestic Subsidiary located in the United States, the Oil Pollution Act of 1990, as amended (“OPA”), the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”), the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended and (b) with respect to any Canadian Subsidiary conducting business, or any Oil and Gas Property of any Canadian Subsidiary located, in Canada, the Environmental Protection and Enhancement Act, R.S.A. 2000, c. E-12, as amended, (“EPEA”), the Oil and Gas Conservation Act, R.S.A. 2000, c. E-12, as amended (“OGCA”) and the Canadian Environmental Protection Act, 1999. S.C. 1999. c. 33, as amended. With respect to the Company or any Domestic Subsidiary or any Oil and Gas Property of the Company or any Domestic Subsidiary located in the United States, the term “oil” has the meaning specified in OPA, the terms “release” (or “threatened release”) have the meanings specified in CERCLA, the terms “solid waste” and “disposal” (or “disposed”) have the meanings specified under applicable State Environmental Law; provided, however, that to the extent the applicable Environmental Laws of the state or local jurisdiction in which any Oil and Gas Property of the Company or any Subsidiary is located establish an equivalent meaning for “oil”, “release”, or “disposal” which is broader than that specified above, such broader meaning shall apply to the extent applicable to such state or local jurisdiction. With respect to any Canadian Subsidiary conducting business, or any Oil and Gas Property of any Canadian Subsidiary located, in Canada, the term “oil” has the meaning specified in OGCA, the term “release” has the meanings specified in EPEA, the terms “solid waste” and “disposal” (or “disposed”) have the meanings, or comparable meanings, specified under applicable provincial or territorial Environmental Law in Canada; provided, however, that to the extent the applicable Environmental Laws of the province, territory or local jurisdiction in which any Oil and Gas Property of any Canadian Subsidiary is located establish an equivalent meaning for “oil”, “release”, or “disposal” which is broader than that specified above, such broader meaning shall apply to the extent applicable to such province, territory or local jurisdiction.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute.
“ERISA Affiliate” means each trade or business (whether or not incorporated) which together with the Company or any Restricted Subsidiary would be deemed to be a “single employer” within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.
“ERISA Event” means (a) a “Reportable Event” described in section 4043 of ERISA and the regulations issued thereunder with respect to a Pension Plan, (b) the withdrawal of the Company, a Restricted Subsidiary or any ERISA Affiliate from a Pension Plan during a plan year in which it was a “substantial employer” as defined in section 4001(a)(2) of ERISA or from a Multiemployer Plan, (c) the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under section 4041 of ERISA, (d) the institution of proceedings to terminate a Pension Plan by the PBGC, (e) receipt by Company, a Restricted Subsidiary, or any ERISA Affiliate of a notice of withdrawal liability pursuant to Section 4202 of ERISA, (f) any other event or condition which might constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, (g) the incurrence or assumption by Company, a Restricted Subsidiary, or any ERISA Affiliate of any liability under Title IV of ERISA with respect to any Pension Plan or Multiemployer Plan (other than to make contributions in the ordinary course of business for the payment of current premiums which are not past due), (h) the occurrence of a non-exempt prohibited transaction under section 406 of ERISA or section 4975 of the Code that is reasonably likely to result in liability to the Company or a Restricted Subsidiary, (i) the failure with respect to a Pension Plan, to satisfy the minimum funding standard under section 412 of the Code or section 302 of ERISA, or (j) the receipt by Company, any Restricted Subsidiary, or any ERISA Affiliate of any notice concerning the determination that a Multiemployer Plan is in endangered or critical status, within the meaning of section 305 of ERISA, or insolvent or in reorganization, within the meaning of Title IV of ERISA.
“Event of Default” has the meaning assigned to such term in Section 6.01.
“Excess Proceeds” has the meaning assigned to such term in Section 5.06(c).
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Existing Notes” means the Existing Subordinate Notes, Existing 2015 Senior Notes, Existing 2016 Senior Notes and Existing 2019 Senior Notes.
“Existing Subordinate Notes” means, collectively, each of the Company’s 7⅛% Senior Subordinated Notes due 2016, as amended, restated, renewed, extended, supplemented, increased, replaced, refinanced or otherwise modified from time to time.
“Existing 2015 Senior Notes” means, collectively, each of the Company’s 8¼% Senior Notes due 2015, as amended, restated, renewed, extended, supplemented, replaced, refinanced or otherwise modified from time to time.
“Existing 2016 Senior Notes” means, collectively, each of the Company’s 11¾ % Senior Notes due 2016, as amended, restated, renewed, extended, supplemented, replaced, refinanced or otherwise modified from time to time.
“Existing 2019 Senior Notes” means, collectively, each of the Company’s 9⅛% Senior Notes due 2019, as amended, restated, renewed, extended, supplemented, replaced, refinanced or otherwise modified from time to time.
“Financial Officer” means the Chief Financial Officer, Principal Accounting Officer, Treasurer or Controller of the Company.
“Financial Statements” means the financial statement or statements of the Company and its Consolidated Subsidiaries referred to in Section 4.03(a).
“First Lien Administrative Agent” means JPMorgan Chase Bank, N.A., as “Global Administrative Agent” under the First Lien Credit Agreements (together with its successors in such capacity).
“First Lien Credit Agreements” means the U.S. First Lien Credit Agreement and the Canadian First Lien Credit Agreement.
“First Lien-Second Lien Intercreditor Agreement” means the Second Lien Intercreditor Agreement dated as of the Issue Date among the Second Lien Administrative Agent, for itself and on behalf of the lenders under the Second Lien Term Loan Agreement, The Bank of New York Mellon Trust Company, N.A., for itself and on behalf of the Holders, and the First Lien Administrative Agent, for itself and on behalf of the “Lenders” under the First Lien Credit Agreements.
“First Lien Secured Indebtedness” means the “Secured Indebtedness” as defined in the U.S. First Lien Credit Agreement as in effect on the Issue Date.
“First Lien Security Instruments” means the “Security Instruments” as defined in the U.S. First Lien Credit Agreement as in effect on the Issue Date.
“First Lien U.S. Reserve Report” means (a) at any time when the U.S. First Lien Credit Agreement is in effect and JPMorgan Chase Bank, N.A. is the First Lien Administrative Agent, each “U.S. Reserve Report” (as defined in the U.S. First Lien Credit Agreement) delivered pursuant to Section 8.11(c) of the U.S. First Lien Credit Agreement (or the analogous provision following any amendment thereof) with such redactions thereto as are requested by the First Lien Administrative Agent with respect to the pricing assumptions used therein, that is satisfactory to the First Lien Administrative Agent (unless the Applicable Authorized Representative shall have objected to such report pursuant to the terms of the Second Lien Term Loan Agreement) and (b) at any other time, a reserve report prepared on substantially the same basis as that provided for in the U.S. First Lien Credit Agreement (as in effect on the Issue Date) using the Energy Lending Pricing Summary provided by Macquarie Tristone (or if such service is no longer available, another similar service reasonably satisfactory to the Applicable Authorized Representative).
“Foreign Subsidiary” means any Restricted Subsidiary that is not a Domestic Subsidiary.
“GAAP” means generally accepted accounting principles in the United States of America or Canada, as applicable, as in effect from time to time subject to the terms and conditions set forth in this Indenture; provided that for purposes of Article 5 (including each defined term used therein (and each definition used directly or indirectly in any such defined term)) “GAAP” shall mean generally accepted accounting principles in the United States of America, as in effect as of March 16, 2006, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture will be computed in conformity with GAAP.
“Global Note” means a Note in registered global form without interest coupons.
“Governmental Authority” means, as applicable, the governments of the United States of America and/or Canada, any other nation or any political subdivision thereof, whether provincial, territorial, state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of government over the Company, any Restricted Subsidiary, any of their Properties, the Trustee, the Second Lien Collateral Agent or any Holder.
“Governmental Requirement” means any applicable law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement of any Governmental Authority, whether now or hereinafter in effect, including, without limitation, environmental laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.
“Grantors” shall have the meaning assigned to such term in the Pledge Agreement.
“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, any obligation, direct or indirect, contingent or otherwise, of such Person:
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or
(b) entered into for the purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);
provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.
“Guarantor Senior Indebtedness” means, (a) with respect to a Subsidiary Guarantor, the following obligations, whether outstanding on the Issue Date or thereafter issued, without duplication:
(1) any Guarantee of the Bank Indebtedness, the Second Lien Term Loans or the Notes by such Subsidiary Guarantor and all other Guarantees by such Subsidiary Guarantor of Senior Indebtedness of the Company or Guarantor Senior Indebtedness of any other Subsidiary Guarantor; and
(2) all obligations consisting of principal of and premium, if any, accrued and unpaid interest on, and fees and other amounts relating to, all other Indebtedness of the Subsidiary Guarantor. Guarantor Senior Indebtedness includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Subsidiary Guarantor regardless of whether post-filing interest is allowed in such proceeding.
(b) Notwithstanding anything to the contrary in paragraph (a) above, Guarantor Senior Indebtedness will not include:
(1) any Indebtedness Incurred in violation of this Indenture;
(2) any obligations of such Subsidiary Guarantor to the Company or another Subsidiary;
(3) any liability for federal, state, local, foreign or other taxes owed or owing by such Subsidiary Guarantor;
(4) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);
(5) any Indebtedness, Guarantee or obligation of such Subsidiary Guarantor that is expressly subordinate or junior in right of payment to any other Indebtedness, Guarantee or obligation of such Subsidiary Guarantor, including, without limitation, any Guarantor Subordinated Obligations of such Subsidiary Guarantor; or
(6) any Capital Stock.
“Guarantor Subordinated Obligation” means, with respect to a Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinate in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor pursuant to a written agreement.
“Hazardous Material” means all explosive or radioactive substances or wastes, all hazardous or toxic substances, pollutants, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other hazardous or toxic substances or wastes (including oil and natural gas exploration, production and development wastes) of any nature, in each case, to the extent regulated pursuant to any Environmental Law, and any petroleum, petroleum products or petroleum distillates.
“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement or Commodity Agreement.
“Holder” or “Noteholder” means a Person in whose name a Note is registered in the Registrar’s books.

“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to Hydrocarbons, oil and gas leases, mineral leases, or other liquid or gaseous Hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.
“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.
“Immaterial Title Deficiencies” means minor defects or deficiencies in title which do not diminish by more than 5% the aggregate value of the Oil and Gas Properties evaluated in the most recent First Lien U.S. Reserve Report delivered pursuant to Section 4.14.
“Incur” means issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.
“Indebtedness” means, (a) as applied to any Person, without duplication:
(1) all obligations of such Person for borrowed money;
(2) all obligations of such Person for the deferred purchase price of property or services (other than property and services purchased, and expense accruals and deferred compensation items arising, in the ordinary course of business);
(3) all obligations of such Person evidenced by notes, bonds, debentures, mandatorily redeemable preferred stock or other similar instruments (other than performance, surety and appeals bonds arising in the ordinary course of business);
(4) all payment obligations created or arising under any conditional sale, deferred price or other title retention agreement with respect to property acquired by such Person (unless the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property);
(5) any Capital Lease Obligation of such Person, other than obligations under oil and gas leases entered into in the ordinary course of business;
(6) all reimbursement, payment or similar obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities

(other than letters of credit in support of trade obligations or incurred in connection with public liability insurance, workers’ compensation, unemployment insurance, old-age pensions and other social security benefits other than in respect of employee benefit plans subject to ERISA);
(7) all obligations of such Person, contingent or otherwise, under any guarantee by such Person of the obligations of another Person of the type referred to in clauses (1) through (6) above;
(8) the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary that is not a Subsidiary Guarantor, any Preferred Stock (but excluding, in each case, any accrued dividends);
(9) to the extent not otherwise included in this definition, net obligations of such Person under Commodity Agreements, Currency Agreements and Interest Rate Agreements (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time); and
(10) all obligations referred to in clauses (1) through (6) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage or security interest in property (including without limitation accounts, contract rights and general intangibles) owned by such Person and as to which such Person has not assumed or become liable for the payment of such obligations other than to the extent of the property subject to such mortgage or security interest;
except that Indebtedness of the type referred to in clauses (7) and (10) above will be included within the definition of “Indebtedness” only to the extent of the least of (i) the amount of the underlying Indebtedness referred to in the applicable clause (1) through (6) above, (ii) in the case of clause (7), the limit on recoveries, if any, from such Person under obligations of the type referred to in clause (7) above and (iii) in the case of clause (10), the aggregate value (as determined in good faith by the board of directors or similar governing body of such Person) of the property of such Person subject to such mortgage or security interest.
(b) In addition, “Indebtedness” of any Person shall include Indebtedness described in paragraph (a) above that would not appear as a liability on the balance sheet of such Person if:
(1) such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a “Joint Venture”);

(2) such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a “General Partner”); and
(3) there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person;
in which case, such Indebtedness shall be included in an amount not to exceed:

(i)
the lesser of (A) the net assets of the General Partner and (B) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

(ii)
if less than the amount determined pursuant to clause (A) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount.

“Indenture” means this indenture, as amended or supplemented from time to time.
“Initial Additional Notes” means Additional Notes issued in an offering not registered under the Securities Act and any Notes issued in replacement thereof.
“Initial Notes” means the Notes issued on the Issue Date and any Notes issued in replacement thereof.
“Initial Purchasers” means the initial purchasers party to a purchase agreement with the Company relating to the sale of the Initial Notes or Initial Additional Notes by the Company.
“Intercreditor Agreement” means each of the First Lien-Second Lien Intercreditor Agreement and the Pari Passu Intercreditor Agreement.
“Interest Payment Date” means the last day of September, December, March and June of each year, commencing September 30, 2013; provided that if any Interest Payment Date is a day other than a Business Day, such Interest Payment Date shall be deemed to be the immediately preceding Business Day.
“Interest Period” means the period commencing on and including an Interest Payment Date and ending on and including the day immediately preceding the next succeeding Interest Payment Date, with the exception that the first Interest Period shall commence on and include the Issue Date and end on and include September 29, 2013.

“Interest Rate Agreement” means with respect to any Person any interest rate protection agreement, interest rate futures contract, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.
“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances or extensions of credit to employees, directors or customers in the ordinary course of business) or other extensions of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property or any payment for property or services), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided, however, that none of the following will be deemed to be an Investment:
(a) Hedging Obligations Incurred in the ordinary course of business and in compliance with this Indenture;
(b) endorsements of negotiable instruments and documents in the ordinary course of business; and
(c) an acquisition of assets, Capital Stock or other securities by the Company or a Subsidiary for consideration to the extent such consideration consists of Common Stock of the Company.
For purposes of Section 5.02,
(i)    “Investment” will include the portion (proportionate to the Company’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by the Board of Directors of the Company in good faith) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

(ii)    any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.
“Issue Date” means June 21, 2013.
“Later Debt” has the meaning assigned to such term in Section 5.06(c).
“Later Debt Proceeds” has the meaning assigned to such term in Section 5.06(c).
“LIBO Rate” means, with respect to any Interest Period, the rate per annum determined by the Calculation Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the commencement of such Interest Period by reference to the British Bankers’ Association Interest Settlement Rates (or to any replacement market convention therefor selected by the Calculation Agent, after consultation with the Company) for deposits in Dollars (as set forth by any service selected by the Calculation Agent, after consultation with the Company that has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the interest rate per annum determined by the Calculation Agent to be the average of the rates per annum at which deposits in Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Calculation Agent or its affiliates (or if the Calculation Agent or its affiliates do not offer such deposits, by such other financial institution as shall be selected by the Company for such purpose) at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period. Notwithstanding the foregoing, if the LIBO Rate determined as provided above shall be lower than 1.25% per annum at any time, the LIBO Rate applicable to the Notes shall be deemed to be 1.25% per annum at such time.
“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest or floating charge arising from a mortgage, debenture, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) production payments and the like payable out of Oil and Gas Properties. The term “Lien” shall include easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations. For the purposes hereof, the Company or any Restricted Subsidiary shall be deemed to own subject to a Lien any asset which is acquired or held subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset. Notwithstanding the foregoing, for purposes of Article 5, “Lien” shall mean any mortgage, pledge, security interest, encumbrance, lien or similar charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).
“Mandatory Redemption Event” has the meaning assigned to such term in Section 3.02.
“Material Adverse Effect” means a material adverse effect on (a) the business, operations, Property or financial condition of the Company and the Restricted Subsidiaries taken as a whole; provided that changes in the prices of Hydrocarbons will not constitute a Material Adverse Effect, (b) the validity or enforceability of any of this Indenture (including the Subsidiary Guarantees), the Notes, the Security Documents or the ability of the Company and the Restricted Subsidiaries to perform any of their respective obligations under any such documents to which it is a party or (c) the rights and remedies of or benefits available to the Trustee or any Holder.
“Material Indebtedness” means Indebtedness (other than the Notes) or Hedging Obligations of any one or more of the Company and its Restricted Subsidiaries in an aggregate principal amount exceeding $45,000,000. For purposes of determining Material Indebtedness, the “principal amount” of any Hedging Obligations of the Company or any Restricted Subsidiary at any time shall be the net amount (after giving effect to any netting agreements) that the Company or such Restricted Subsidiary would be required to pay if the applicable Interest Rate Agreement, Currency Agreement or Commodity Agreement were terminated at such time.
“Material Restricted Subsidiary” means, at any time, each Restricted Subsidiary that is a Domestic Subsidiary and owns assets representing 7.5% or more of the total assets of the Company and its Restricted Subsidiaries or whose EBITDAX represents 7.5% or more of the EBITDAX of the Company and its Restricted Subsidiaries. For purposes of this definition, the total EBITDAX of the Company and its Restricted Subsidiaries shall be determined as of the end of the Company’s most recent fiscal quarter for which financial statements are available.
“Midstream Joint Venture” means the joint venture between the Company and Kohlberg Kravis Roberts & Co. L.P. pursuant to the Contribution Agreement between QRCI and the Fortune Creek Gathering and Processing Partnership, dated as of December 23, 2011.
“Minority Interest” means the percentage interest represented by any shares of stock of any class of Capital Stock of a Restricted Subsidiary that are not owned by the Company or a Restricted Subsidiary.
“Mortgaged Property” means any Property owned by the Company or any Subsidiary Guarantor which is subject to the Liens existing and to exist under the terms of the Security Documents.

“Multiemployer Plan” means a Plan which is a multiemployer plan as defined in section 3(37) or 4001(a)(3) of ERISA.
“Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:
(a) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;
(b) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition;
(c) all distributions and other payments required to be made to Minority Interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and
(d) amounts accrued in accordance with GAAP in respect of liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition or liabilities incurred in connection with such Asset Disposition.
“Net Cash Proceeds” means, with respect to any issuance or sale of Capital Stock, the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).
“Net Working Capital” means (a) all current assets of the Company and its Restricted Subsidiaries except current assets under Commodity Agreements less (b) all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities included in Indebtedness and any current liabilities under Commodity Agreements, in each case as set forth in the consolidated financial statements of the Company prepared in accordance with GAAP.
“New Notes” means up to $700,000,000 aggregate principal amount of senior unsecured notes of the Company issued in one or more series on or following the Issue Date and in each case having a maturity not earlier than the seventh anniversary of the Issue Date and being designated as a series of “New Notes” in a written notice from the Company to the Trustee.
“NGL” means natural gas liquids.
“Non-Recourse Debt” means Indebtedness of a Person:
(a) as to which neither the Company nor any Restricted Subsidiary (i) provides any Guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (ii) is directly or indirectly liable (as a guarantor or otherwise);
(b) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and
(c) the explicit terms of which provide there is no recourse against any of the assets of the Company or its Restricted Subsidiaries.
“Non-U.S. Person” means a Person that is not a U.S. person, as defined in Regulation S.
“Notes” has the meaning assigned to such term in the Recitals.
“Offering Circular” shall mean offering circular for the Notes dated June 13, 2013.
“Officer” means the chairman of the Board of Directors, the President or Chief Executive Officer, any Vice President, the Chief Financial Officer, the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary of the Company.
“Officer’s Certificate” means a certificate executed on behalf of the Company by any one of the Chief Executive Officer, the President, the Chief Financial Officer, the Vice President-General Counsel, the Vice President-Controller, or the Treasurer of the Company, and delivered to the Trustee.
“Oil and Gas Business” means (a) the business of acquiring, exploring, exploiting, developing, producing, operating and disposing of interests in oil, gas, liquid natural gas and other hydrocarbon properties, (b) the business of gathering, marketing, treating, processing, storing, refining, selling and transporting any production from such interests or properties and products produced therefrom or in association therewith and (c) any business or activity relating to, arising from or necessary, appropriate or incidental to the activities described in the foregoing clauses (a) and (b) of this definition.
“Oil and Gas Properties” means (a) Hydrocarbon Interests; (b) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, transportation, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses and surface buildings, structures and the contents thereof which contents are not otherwise Oil and Gas Properties situated on such Hydrocarbon Interests or Property) and (x) including any and all oil wells, gas wells, injection wells or other wells, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing and (y) excluding any of the foregoing assets described in clause (x) manufactured for sale to third parties to the extent not used by the manufacturing Person in connection with the operating, working or development of any of such Hydrocarbon Interests or Property; provided that notwithstanding anything to the contrary contained herein, “Oil and Gas Properties” shall not include cash, deposit accounts (including “Deposit Accounts” (as defined in the Uniform Commercial Code as in effect in the State of New York)), commodity accounts (including “Commodity Accounts” (as defined in the Uniform Commercial Code as in effect in the State of New York)) or securities accounts (including “Securities Accounts” (as defined in the Uniform Commercial Code as in effect in the State of New York)).

“Oil and Gas Swap Agreement” means a Swap Agreement pursuant to which any Person hedges the price (including basis or transportation cost differentials) to be received by it for future production of Hydrocarbons.
“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.
“Outstanding” means, when used with reference to the Notes as of a particular time, all Notes theretofore issued by the Company and authenticated and delivered by the Trustee under this Indenture, except: (a) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation, (b) Notes for the payment or redemption of which money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company is acting as its own Paying Agent) for the Holders; provided that, if the Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made, and (c) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent, or waiver hereunder, (i) the principal amount of a Notes denominated in one or more foreign currencies or currency units will be the U.S. dollar equivalent, on the date of original issuance of such Notes, of the principal amount of such Notes, and (ii) Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor will be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee will be protected in relying upon any such request, demand, authorization, direction, notice, consent, or waiver, only Notes which a Responsible Officer of the Trustee actually knows to be so owned will be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.
“Pari Passu Debt” means the Notes, Second Lien Term Loans and Refinancing Indebtedness thereof, in each case to the extent (a) secured by the Security Documents or by a Lien on the Collateral that ranks equally with the Lien of the Security Documents and (b) containing provisions similar to those of Section 5.06 requiring the Company to make an offer to purchase such Indebtedness with the proceeds from any Asset Disposition.

“Pari Passu Intercreditor Agreement” means the Pari Passu Intercreditor Agreement dated as of the Issue Date among the Second Lien Administrative Agent on behalf of the lenders under the Second Lien Term Loan Agreement, the Trustee on behalf of the Holders and the Second Lien Collateral Agent.
“Paying Agent” refers to a Person engaged to perform the obligations of the Trustee in respect of payments made or funds held hereunder in respect of the Notes.
“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.
“Pension Plan” means any employee pension benefit plan as defined in section 3(2) of ERISA (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or section 302 of ERISA or section 412 of the Code and in respect of which the Company, a Restricted Subsidiary or any ERISA Affiliate of the foregoing may have liability, including any liability by reason of having been a substantial employer pursuant to section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.
“Permanent Regulation S Global Note” means a Regulation S Global Note that does not bear the Temporary Regulation S Global Note Legend.
“Permitted Business Investment” means any Investment made in the ordinary course of the business of the Company or any Restricted Subsidiary or that is of a kind or character that is customarily made in the conduct of the Oil and Gas Business, including investments or expenditures for actively exploiting, exploring for, acquiring, developing, producing, processing, refining, gathering, marketing or transporting Hydrocarbons through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties, including:
(a) ownership interests in oil and gas properties, liquid natural gas facilities, refineries, drilling operations, processing facilities, gathering systems, pipelines or ancillary real property interests; and
(b) Investments in the form of or pursuant to oil and gas leases, operating agreements, gathering agreements, processing agreements, farm-in agreements, farm-out agreements, development agreements, area of mutual interest agreements, unitization or pooling designations, declarations, orders and agreements, gas balancing or deferred production agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements and other similar agreements (including for limited liability companies) with third parties.

“Permitted Holders” means the following:
(a) the Company or any Subsidiary of the Company;
(b) a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary of the Company; and
(c) Mercury Exploration Company, Quicksilver Energy, L.P., The Discovery Fund, Pennsylvania Avenue Limited Partnership, Pennsylvania Management Company, the estate of Frank Darden, Lucy Darden, Anne Darden Self, Glenn Darden or Thomas Darden, and their respective successors, assigns, designees, heirs, beneficiaries, trusts, estates or Controlled affiliates.
“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in:
(a) a Restricted Subsidiary (other than a Special Entity that does not Guarantee the Notes) or a Person which will, upon the making of such Investment, become a Restricted Subsidiary (other than a Special Entity that does not Guarantee the Notes); provided, however, that the primary business of such Restricted Subsidiary is the Oil and Gas Business;
(b) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person’s primary business is the Oil and Gas Business;
(c) cash and Cash Equivalents;
(d) receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of the Oil and Gas Business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;
(e) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;
(f) loans or advances to employees and directors made in the ordinary course of business of the Company or such Restricted Subsidiary;
(g) Capital Stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

(h) Investments made as a result of the receipt of non-cash consideration from an Asset Disposition that was made pursuant to and in compliance with Section 5.06;
(i) Investments in existence on the Issue Date or made pursuant to agreements or commitments in effect on the Issue Date;
(j) Commodity Agreements, Currency Agreements, Interest Rate Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with Section 5.01;
(k) Investments by the Company or any of its Restricted Subsidiaries, together with all other Investments pursuant to this clause (k), in an aggregate amount not to exceed $10,000,000 outstanding at any one time (with the fair market value of each such Investment being measured at the time made and without giving effect to subsequent changes in value);
(l) Guarantees made in accordance with Section 5.01;
(m) Investments in a Special Entity that does not Guarantee the Notes in an aggregate amount not to exceed 10% of Adjusted Consolidated Net Tangible Assets (with Adjusted Consolidated Net Tangible Assets and the fair market value of such Investment being measured at the time such Investment is made and without giving effect to subsequent changes in value);
(n) Permitted Business Investments in an aggregate amount not to exceed 5% of Adjusted Consolidated Net Tangible Assets (with Adjusted Consolidated Net Tangible Assets and the fair market value of each such Investment being measured at the time such Investment is made and without giving effect to subsequent changes in value); and
(o) any Asset Swap made in accordance with Section 5.06.
In order to be a Permitted Investment, an Investment need not be permitted solely by one subsection of this definition but may be permitted in part by one such subsection and in part by one or more other subsections of this definition. In the event an Investment meets the criteria of one or more of the subsections of this definition, the Company, in its sole discretion, may classify (or subsequently reclassify) all or any portion of such Investment as being permitted by any one or more of such subsections.
“Permitted Liens” means, with respect to any Person:
(a) Liens on the Collateral securing Indebtedness and related obligations Incurred under Section 5.01(b)(i), but only to the extent such Indebtedness is (i) Indebtedness outstanding under the Second Lien Term Loan Agreement on the Issue Date, or Incurred under Section 2.08, 2.09 or 2.10 of the Second Lien Term Loan

Agreement and any Refinancing Indebtedness in respect thereof; (ii) Indebtedness under the Notes and any Refinancing Indebtedness in respect thereof; or (iii) Indebtedness under the First Lien Credit Agreements or another Credit Facility that is secured by Prior Liens or any Refinancing Indebtedness in respect thereof; provided that (A) in the case of Indebtedness described in clause (i), the collateral agent, the administrative agent or other security representative for the holders of such Indebtedness shall have become a party to both the First Lien-Second Lien Intercreditor Agreement and the Pari Passu Intercreditor Agreement and (B) in the case of Indebtedness described in clause (iii), (x) such Lien shall be permitted by the second sentence of Section 5.03 and (y) the collateral agent, trustee or other security representative for the holders of such Indebtedness shall have become a party to the First Lien-Second Lien Intercreditor Agreement;
(b) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or earnest money, good faith or similar deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public, regulatory or statutory obligations of such Person or deposits of cash or Cash Equivalents to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;
(c) Liens imposed by law, including carriers’, warehousemen’s, suppliers’, materialmen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if appropriate reserves or other provisions required by GAAP, if any, shall have been made in respect thereof;
(d) Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings if appropriate reserves or other provisions required by GAAP shall have been made in respect thereof;
(e) Liens in favor of issuers of surety or performance bonds or letters of credit or bankers’ acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;
(f) encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, servitudes, permits, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or surface leases and other similar rights in respect of surface operations or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(g) Liens securing Hedging Obligations;
(h) leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;
(i) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;
(j) Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capital Lease Obligations, purchase money obligations or other payments Incurred to finance the acquisition, improvement or construction of, assets or property acquired or constructed in the ordinary course of business; provided that:
(i)    the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under this Indenture and does not exceed the cost of the assets or property so acquired or constructed; and
(ii)    such Liens are created within 180 days of construction or acquisition of such assets or property and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;
(k) Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that:
(i)    such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Board; and
(ii)    such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;
(l) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;
(m) Liens existing on the Issue Date;
(n) Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided further, however, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary;
(o) Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;
(p) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or a Wholly-Owned Subsidiary;
(q) [reserved];
(r) Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously so secured, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;
(s) any interest or title of a lessor under any Capital Lease Obligation or operating lease;
(t) Liens in respect of Production Payments and Reserve Sales, which Liens shall be limited to the oil and gas property or other interest that is subject to such Production Payments and Reserve Sales;
(u) Liens arising under oil and gas leases, farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of Hydrocarbons, partnership agreements, joint venture agreements, unitizations and pooling designations, declarations, orders and agreements, development agreements, operating agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements which are customary in the Oil and Gas Business; provided, however, in all instances, that such Liens are limited to the assets that are subject to the relevant agreement, program, order or contract;
(v) Liens on pipelines or pipeline facilities that arise by operation of law; and
(w) Liens securing Indebtedness (other than Subordinated Obligations and Guarantor Subordinated Obligations) in an aggregate principal amount outstanding at any one time not to exceed $10,000,000.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan, as defined in section 3(2) of ERISA, other than a Canadian Pension Plan or Canadian Benefit Plan, which (a) is currently or hereafter sponsored, maintained or contributed to by the Company, any Restricted Subsidiary or an ERISA Affiliate or (b) was at any time during the six calendar years preceding the date hereof, sponsored, maintained or contributed to by the Company, any Restricted Subsidiary or an ERISA Affiliate.
“Place of Payment” means the place or places specified for the payment of the principal of and any premium and interest and additional interest, if any, on the Notes.
“Pledge Agreement” means a Pledge Agreement dated as of the Issue Date among the Company, the Domestic Subsidiaries and the Second Lien Collateral Agent, as the same may be amended, modified or supplemented from time to time.
“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such Person.
“Prepared Reserve Report” has the meaning assigned to such term in Section 4.14(a).
“Prior Lien” means a Lien on any Collateral that has priority (whether by law or pursuant to any agreement) over the Liens of the Security Documents.
“Production Payments and Reserve Sales” means the grant or transfer by the Company or a Restricted Subsidiary to any Person of a royalty, overriding royalty, net profits interest, production payment (whether volumetric or dollar denominated), partnership or other interest in oil and gas properties or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties, under which the grantee or transferee thereof has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause to be operated and maintained, the related oil and gas properties or other related interests in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists or other providers of technical services to the Company or a Restricted Subsidiary.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.
“Proved Hydrocarbon Interests” means, collectively, all Hydrocarbon Interests which constitute “proved reserves,” “proved developed producing reserves,” “proved developed nonproducing reserves,” and “proved undeveloped reserves,” as such terms are defined from time to time by the Society of Petroleum Engineers of the American Institute of Mining Engineers.
“Proved PV-10 Value” means, as of any date, the present value of estimated future net cash flows to be realized from Proved Hydrocarbon Interests attributable to Oil and Gas Properties of the Company and the Restricted Subsidiaries (including Canadian properties), as set forth in the Reserve Reports most recently delivered pursuant hereto prior to such date, calculated in accordance with the rules and regulations of the SEC in effect from time to time and using the pricing conventions specified below, and discounted using an annual discount rate of 10%. The amount of Proved PV-10 Value at any time (a) shall be calculated on a pro forma basis for dispositions and acquisitions of Oil and Gas Properties consummated by the Company and the Subsidiary Guarantors since the date of the Reserve Report most recently delivered pursuant hereto prior to such time (provided that, in the case of any such acquisition, the Trustee shall have received a Reserve Report evaluating the Proved Hydrocarbon Interests attributable to the Oil and Gas Properties subject thereto accompanied by such certifications as to the matters set forth therein as the Holders of at least 25% in principal amount of the Notes may reasonably request), including the sale of the Barnett Shale interest to Tokyo Gas, and (b) shall be adjusted to give effect to the Oil and Gas Swap Agreements of the Company and the Restricted Subsidiaries then in effect. The following pricing conventions shall apply:
(i)    With respect to natural gas and oil, (A) until the first delivery of a Reserve Report under Section 4.14(a) after the Issue Date, the “Proved PV-10 Value” shall be based on the ten-year strip price for crude oil (WTI) and natural gas (Henry Hub), as quoted on the NYMEX as of February 28, 2013, as set forth in the Confidential Information Memorandum dated May 2013; and (B) thereafter, the “Proved PV-10 Value” shall be based on the five-year strip price for crude oil (WTI) and natural gas (Henry Hub), as quoted on the NYMEX as of the first day of the second month immediately preceding the date on which the applicable Reserve Report shall have been delivered pursuant to Section 4.14(a) (as adjusted for basis differentials).
(ii)    With respect to NGLs, (A) until the first delivery of a Reserve Report under Section 4.14(a) after the Issue Date, the “Proved PV-10 Value” shall be based on 33% of the ten-year strip price for crude oil (WTI) as of February 28, 2013, as set forth in the Confidential Information Memorandum dated May 2013; and (B) thereafter, the “Proved PV-10 Value” shall be based the ratio of (1) the average price realized by the Company for NGLs during the 12-month period ending on the last day prior to the effective date of the applicable Reserve Report that shall have been delivered pursuant to Section 4.14(a) to (2) the average first of month price for crude oil (WTI), as quoted on the NYMEX during the same 12-month period, of the five-year strip price for crude oil (WTI) as quoted on the NYMEX as of the first day of the second month immediately preceding the date on which the applicable Reserve Report shall have been delivered pursuant to Section 4.14(a) (as adjusted for basis differentials).
(iii)    The value assigned to any Oil and Gas Swap Agreement in determining the Proved PV-10 Value at any time shall be the mark-to-market value specified therefor in the list of Oil and Gas Swap Agreements then most recently delivered pursuant to Section 4.14(b) (and, prior to the first such delivery pursuant to Section 4.14(b), the aggregate value of Oil and Gas Swap Agreements shall be deemed to be $135,500,000).
“QRCI” means Quicksilver Resources Canada Inc., a corporation organized under the laws of the Province of Alberta, Canada, and a wholly owned subsidiary of the Company.
“Receivables” means a right to receive payment arising from a sale or lease of goods or the performance of services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit and shall include, in any event, any items of property that would be classified as an “account,” “chattel paper,” “payment intangible” or “instrument” under the Uniform Commercial Code as in effect in the State of New York and any “supporting obligations” as so defined.
“Receivables Fees” means any fees or interest paid to purchasers or lenders providing the financing in connection with a factoring agreement or other similar agreement, including any such amounts paid by discounting the face amount of Receivables or participations therein transferred in connection with a factoring agreement or other similar arrangement, regardless of whether any such transaction is structured as on-balance sheet or off-balance sheet or through a Restricted Subsidiary or an Unrestricted Subsidiary.
“Reclassification” means the owner of an Oil and Gas Property evaluated in the Reserve Reports most recently delivered to the Trustee changing from a Restricted Subsidiary to an Unrestricted Subsidiary as a result of either (a) the Company designating such previously Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the definition of such term, or (b) such previously Restricted Subsidiary merging with an Unrestricted Subsidiary, with the Unrestricted Subsidiary being the continuing or surviving Person in accordance with Section 5.09. “Reclassified” shall have the correlative meaning thereto, and an Oil and Gas Property is “Reclassified” if a Reclassification occurs with respect to its owner.

“Redemption Date” means with respect to any Note to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.
“Redemption Price” means with respect to any Note to be redeemed, the price (including premium, if any) at which it is to be redeemed pursuant to this Indenture.
“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, “refinance,” “refinances,” and “refinanced” shall have a correlative meaning) any Indebtedness existing on the Issue Date or Incurred in compliance with this Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness, provided, however, that:
(a) (i) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (ii) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Notes;
(b) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;
(c) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest or premiums required by the instruments governing such Indebtedness being refinanced and fees and expenses Incurred in connection therewith); and
(d) except in the case of any refinancing of Existing Subordinate Notes with the proceeds of New Notes issued after the Issue Date, if the Indebtedness being refinanced is subordinated in right of payment to the Notes or the Subsidiary Guarantees, such Refinancing Indebtedness is subordinated in right of payment to the Notes or the Subsidiary Guarantees on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.
“Register” has the meaning assigned to such term in Section 2.09.
“Registrar” means a Person engaged to maintain the Register.

“Regular Record Date” means, with respect to each Interest Payment Date, the close of business on the immediately preceding September 15, December 15, March 15 or June 15, as the case may be.
“Regulation S” means Regulation S under the Securities Act.
“Regulation S Global Note” means a Global Note representing Notes issued and sold pursuant to Regulation S.
“Repricing Event” means (a) any redemption, refinancing or replacement of all or a portion of the Notes with the proceeds of any incremental Second Lien Term Loans or any new or replacement tranche of term loans that is broadly marketed or syndicated to banks and other institutional investors under credit facilities in financings similar to the financing under the Second Lien Term Loan Agreement bearing interest at an “effective yield” (taking into account interest rate margin and benchmark floors, recurring fees and all upfront or similar fees or original issue discount (based on an assumed Average Life of four years)) less than the “effective yield” applicable to the Notes (determined on the same basis as provided in the preceding parenthetical) and (b) any amendment of this Indenture or the Notes that reduces the “effective yield” applicable to the Notes (as determined on the same basis as provided in clause (a)) and where the primary purpose of such transaction is to lower the effective yield on the Notes.
“Requisite Consent” has the meaning assigned to such term in Section 8.02.
“Reserve Report” means a report or reports setting forth, as of the dates set forth in Section 4.14(a), the oil and gas reserves attributable to the Oil and Gas Properties of the Company, its Domestic Subsidiaries or its Canadian Subsidiaries, as applicable, based upon the criteria and assumptions set forth in the definition of Proved PV-10 Value. For the avoidance of doubt, any reference in this Indenture (including in Section 4.16) to Oil and Gas Properties described, included or evaluated in a Reserve Report shall be deemed to refer solely to Proved Hydrocarbon Interests and to exclude possible or probable oil and gas reserves attributable to such Oil and Gas Properties. A Reserve Report may either be a Canadian Reserve Report or a U.S. Reserve Report as the context requires.
“Responsible Officer” means, as to any Person, the Chief Executive Officer, the President, any Financial Officer or any Vice President of such Person or of the controlling shareholder of such Person (a “Specified Responsible Officer”) or any (a) other officer of such Person or of the controlling shareholder of such Person specified as such to the Trustee in writing by a Specified Responsible Officer, or (b) other employee of such Person or of a controlling shareholder of such Person specified as such to the Trustee in writing by the chief financial officer and by one other Financial Officer of such Person; provided that any written designation of any officer or employee other than a Specified Responsible Officer as a “Responsible Officer” shall include a specimen signature of such other officer or employee which is certified by a Specified Responsible Officer. Unless otherwise specified, all references to a Responsible Officer herein shall be a Responsible Officer of the Company.
“Restricted Investment” means any Investment other than a Permitted Investment.
“Restricted Legend” means the legend set forth in Exhibit C.
“Restricted Payment” has the meaning assigned to such term in Section 5.02.
“Restricted Period” means the relevant 40-day distribution compliance period as defined in Regulation S.
“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.
“Rule 144A” means Rule 144A under the Securities Act.
“Rule 144A Certificate” means (i) a certificate substantially in the form of Exhibit E hereto or (ii) a written certification addressed to the Company and the Trustee to the effect that the Person making such certification (x) is acquiring such Note (or beneficial interest) for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a qualified institutional buyer within the meaning of Rule 144A, (y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information.
“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.
“SEC” means the Securities and Exchange Commission or any successor Governmental Authority.
“Second Lien Administrative Agent” means Credit Suisse AG, as administrative agent under the Second Lien Term Loan Agreement.
“Second Lien Collateral Agent” means The Bank of New York Mellon Trust Company, N.A., in its capacity as collateral agent under the Security Documents (together with its successors in such capacity).

“Second Lien Term Loan Agreement” means the Second Lien Credit Agreement dated as of the Issue Date among the Company, each of the lenders from time to time party thereto and the Second Lien Administrative Agent.
“Second Lien Term Loans” means term loans incurred under the Second Lien Term Loan Agreement.
“Section 1031 Counterparty” means an entity that is not an Affiliate of the Company and that will serve as an exchange accommodation titleholder in connection with the Section 1031 Exchange.
“Section 1031 Exchange” means a transaction intended to qualify for nonrecognition of gain or loss under Section 1031 of the Code, pursuant to which the Company or a Restricted Subsidiary of the Company would exchange Oil and Gas Properties owned by it for Oil and Gas Properties owned by a third party.
“Securities Act” means the Securities Act of 1933, as amended.
“Security Documents” means the Pledge Agreement, debentures, mortgages, deeds of trust and other agreements, instruments or certificates now or hereafter executed and delivered by the Company or any other Person to secure the payment or performance of the Notes and the Subsidiary Guarantees, as such agreements or instruments may be amended, modified, supplemented or restated from time to time.
“Senior Indebtedness” means the Notes and, whether outstanding on the Issue Date or thereafter issued, created, Incurred or assumed, the Existing 2015 Senior Notes, the Existing 2016 Senior Notes, the Existing 2019 Senior Notes and the New Notes, the Bank Indebtedness and all amounts payable by the Company under or in respect of all other Indebtedness of the Company, including premiums and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company at the rate specified in the documentation with respect thereto whether or not a claim for post-filing interest is allowed in such proceeding) and fees relating thereto; provided, however, that Senior Indebtedness will not include:
(a) any Indebtedness Incurred in violation of this Indenture;
(b) any obligation of the Company to any Subsidiary;
(c) any liability for federal, state, foreign, local or other taxes owed or owing by the Company;
(d) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);

(e) any Indebtedness, Guarantee or obligation of the Company that is expressly subordinate or junior in right of payment to any other Indebtedness, Guarantee or obligation of the Company, including, without limitation, any Subordinated Obligations; or
(f) any Capital Stock.
“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.
“Special Entity” means any Restricted Subsidiary that is not a Wholly-Owned Subsidiary that (i) is classified as a pass-through entity for U.S. federal, state, local and foreign income tax purposes and (ii) has no Indebtedness.
“Stated Maturity” means, with respect to any security or Indebtedness, the date specified in such security or Indebtedness as the fixed date on which the payment of principal of such security or Indebtedness is due and payable, including pursuant to any mandatory redemption or mandatory prepayment provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.
“Subject Debt” has the meaning assigned to such term in Section 5.06.
“Subordinated Obligation” means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Notes pursuant to a written agreement.
“Subsidiary” of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or persons performing similar functions) or (b) any partnership, joint venture limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person, or (iii) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.
“Subsidiary Guarantee” means, individually, any Guarantee of payment of the Notes by a Subsidiary Guarantor pursuant to the terms of this Indenture and any supplemental indenture in the form of Exhibit B to this Indenture, and, collectively, all such Guarantees. Each such Subsidiary Guarantee will be in the form prescribed by this Indenture.

“Subsidiary Guarantor” means (i) each of Cowtown Pipeline Funding, Inc., Cowtown Pipeline Management, Inc., Cowtown Pipeline L.P., Cowtown Gas Processing L.P., Barnett Shale Operating LLC, Silver Stream Pipeline Company LLC, QPP Parent LLC and QPP Holdings LLC and (ii) any Restricted Subsidiary (other than a Foreign Subsidiary and, except to the extent it Guarantees the Notes, a Special Entity) created or acquired by the Company or one or more of its Restricted Subsidiaries after the Issue Date, that executes a supplemental indenture in the form of Exhibit B to this Indenture providing for the Guarantee of the payment of the Notes.
“Swap Agreement” means any agreement with respect to any financial derivative transaction, including any swap, forward, future or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that stock option or other benefit or compensation plans providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or its Subsidiaries shall not constitute a Swap Agreement.
“Temporary Regulation S Global Note” means a Regulation S Global Note that bears the Temporary Regulation S Global Note Legend.
“Temporary Regulation S Global Note Legend” means the legend set forth in Exhibit G.
“Trustee” means the party named as such in the first paragraph of this Indenture or any successor trustee under this Indenture pursuant to Article 7.
“Trust Indenture Act” means the Trust Indenture Act of 1939.
“Unfunded Current Liability” means the amount, if any, by which (a) the greater of the solvency liability or the going concern liability of a Canadian Pension Plan as at the date of the most recently filed actuarial valuation, in either case determined in accordance with the actuarial methods and assumptions used by the actuary for the Canadian Pension Plan in the most recent actuarial valuation of the Canadian Pension Plan filed with, and accepted for filing by, the relevant pension regulatory authority, exceeds (b) the fair market value of the assets of the Canadian Pension Plan as at the same date.
“Unrestricted Subsidiary” means
(a) each of Quicksilver Gas Services Holdings LLC, Quicksilver Gas Services Operating GP LLC, Quicksilver Gas Services GP LLC, Quicksilver Gas Services LP, Quicksilver Gas Services Operating LLC, Cowtown Gas Processing Partners L.P., Cowtown Pipeline Partners L.P., Cowtown Drilling Inc., Makarios Midstream Inc., 1622834 Alberta Inc., Quicksilver Production Partners GP LLC, Quicksilver Production

Partners LP, Makarios Resources International Holdings LLC and Makarios Resources International Inc.;
(b) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and
(c) any Subsidiary of an Unrestricted Subsidiary.
The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly-acquired or newly-formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:
(a) such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;
(b) all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation and at all times thereafter, consist of Non-Recourse Debt;
(c) such designation and the Investment of the Company in such Subsidiary complies with Section 5.02;
(d) such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries;
(e) such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation:
(i) to subscribe for additional Capital Stock of such Person; or
(ii) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and
(f) on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms materially less favorable to the Company than those that might have been reasonably obtained from Persons that are not Affiliates of the Company.
Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officer’s Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any

Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture, and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.
The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could Incur at least $1.00 of additional Indebtedness under Section 5.01(a) on a pro forma basis taking into account such designation.
Notwithstanding the foregoing provisions of this definition, no Subsidiary shall be an Unrestricted Subsidiary at any time when it is a “Restricted Subsidiary” for purposes of (i) either of the First Lien Credit Agreements, (ii) any of the Existing Notes, (iii) solely in the event the First Lien Credit Agreements shall no longer be in effect, any other Material Indebtedness of the Company or another Restricted Subsidiary or (iv) any other Indebtedness Incurred to refund, refinance, replace, exchange, renew, repay or extend any of the foregoing (including any Indebtedness referred to in this clause (iv)).
“U.S. First Lien Credit Agreement” means the Amended and Restated Credit Agreement dated as of December 22, 2011, among the Company, the lenders, syndication agent and co-documentation agents party thereto and JPMorgan Chase Bank, N.A., as Global Administrative Agent, as amended by Omnibus Amendment No. 1 dated as of May 23, 2012, Omnibus Amendment No. 2 dated as of August 6, 2012, Omnibus Amendment No. 3 dated as of October 5, 2012, Omnibus Amendment No. 4 dated as of April 30, 2013, and Omnibus Amendment No. 5 dated as of the Issue Date and as further amended, restated, renewed, extended, supplemented, increased, replaced, refinanced or otherwise modified from time to time.
“U.S. Global Note” means a Global Note that bears the Restricted Legend representing Notes issued and sold pursuant to Rule 144A.
“U.S. Reserve Report” means a Reserve Report for the Oil and Gas Properties located in the United States or on the Outer Continental Shelf adjacent to the United States.
“Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.
“Voting Stock” of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

“Wholly-Owned Subsidiary” means a Restricted Subsidiary, all of the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or another Wholly-Owned Subsidiary.
SECTION 1.02.    Terms Generally; Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” as used in this Indenture shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in this Indenture or the Security Documents), (b) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions on assignment contained in this Indenture or the Security Documents), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Indenture in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word “from” means “from and including” and the word “to” means “to and including”, (f) the word “or” is not exclusive, (g) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness, (h) secured Indebtedness shall not be deemed to be subordinate or junior to any other secured Indebtedness merely because it has a junior priority with respect to the same collateral and (i) any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Indenture. No provision of this Indenture or any Security Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision. In addition, all terms used herein relating to rules, regulations laws, taxes, GAAP and other similar items shall be deemed to mean, as applicable, the rules, regulations, laws, taxes, GAAP or such similar item of the United States, Canada or any other jurisdiction reasonably acceptable to the Trustee, as the context so requires.
SECTION 1.03.    Accounting Terms and Determinations; GAAP. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Trustee hereunder shall be prepared, in accordance with GAAP, applied (except for purposes of Article 5) on a basis consistent with the Financial Statements except for changes in which the Company’s independent certified public accountants concur and which are disclosed in such Financial Statements or to the Trustee on the next date on which financial statements are required to be delivered to the Trustee pursuant to Section 4.03(a).
ARTICLE II
The Notes
SECTION 2.01.    Form, Dating and Denominations; Legends.  (a)The Notes and the Trustee’s certificate of authentication will be substantially in the form attached as Exhibit A. The terms and provisions contained in the form of the Notes annexed as Exhibit A constitute, and are hereby expressly made, a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Company is subject, or usage. Each Note will be dated the date of its authentication. The Notes will be issuable in denominations of $2,000 in principal amount and any multiple of $1,000 in excess thereof.
(a)        Except as otherwise provided in paragraph (c), each Global Note representing Notes originally sold by the Initial Purchasers in accordance with Rule 144A will bear the Restricted Legend.
(1)    Each Global Note, whether or not an Initial Note or Additional Note, will bear the DTC Legend.
(2)    Each Temporary Regulation S Global Note will bear the Temporary Regulation S Global Note Legend.
(3)    Initial Notes and Initial Additional Notes offered and sold in reliance on Regulation S will be issued as provided in Section 2.11(a).
(b)    If the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that a Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without the need for current public information and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, the Company may instruct the Trustee to cancel the Note and issue to the Holder thereof (or to its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction.

(c)    By its acceptance of any Note bearing the Restricted Legend (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in this Indenture and in the Restricted Legend and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with this Indenture and such legend.
SECTION 2.02.    Execution and Authentication; Additional Notes. (a)An Officer shall execute the Notes for the Company by facsimile or manual signature in the name and on behalf of the Company. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note will still be valid.
(a)    A Note will not be valid until the Trustee manually signs the certificate of authentication on the Note, with the signature conclusive evidence that the Note has been authenticated under this Indenture.
(b)    At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication. The Trustee will authenticate and deliver:
(ii)    Initial Notes for original issue in the aggregate principal amount not to exceed $200,000,000, and
(iii)    Additional Notes from time to time for original issue in aggregate principal amounts specified by the Company, in each case after the following conditions have been met:
(1)    Receipt by the Trustee of an Officer’s Certificate specifying
(A)    the amount of Notes to be authenticated and the date on which the Notes are to be authenticated,
(B)    whether the Notes are to be Initial Notes or Additional Notes,
(C)    in the case of Initial Additional Notes, that the issuance of such Notes does not contravene any provision of Article 5,
(D)    whether the Notes are to be issued as one or more Global Notes or Certificated Notes, and
(E)    other information the Company may determine to include or the Trustee may reasonably request.

(2)    In the case of Initial Additional Notes, receipt by the Trustee of an Opinion of Counsel which shall state that the form and terms of such Notes have been established in accordance with this Indenture and that such Notes will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms.
(3)    In the case of Additional Notes, if the Additional Notes are not fungible with other Notes for U.S. federal income tax purposes, the Additional Notes shall trade under a separate CUSIP number and shall be treated as a separate class for purposes of transfer and exchange.
SECTION 2.03.    Registrar, Paying Agent and Authenticating Agent; Paying Agent to Hold Money in Trust. (a)The Company may appoint one or more Registrars and one or more Paying Agents and a Calculation Agent, and the Trustee may appoint an Authenticating Agent, in which case each reference in this Indenture to the Trustee in respect of the obligations of the Trustee to be performed by that Agent will be deemed to be references to the Agent. The Company may act as Registrar or Paying Agent. In each case the Company and the Trustee will enter into an appropriate agreement with the Agent implementing the provisions of this Indenture relating to the obligations of the Trustee to be performed by the Agent and the related rights. The Company initially appoints the Trustee as Registrar and Paying Agent and as Calculation Agent.
(a)    The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Notes and will promptly notify the Trustee of any default by the Company in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require the Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent will have no further liability for the money so paid over to the Trustee.
SECTION 2.04.    Replacement Notes. If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken, the Company will issue and the Trustee will authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding. Every replacement Note is an additional obligation of the Company and entitled to the benefits of this Indenture. If required by the Trustee or the Company, an indemnity must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company and the Trustee from any loss they may suffer if a Note is replaced. The Company may charge the Holder for the expenses of the Company and the Trustee in replacing a Note. In case the mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay the Note instead of issuing a replacement Note.
SECTION 2.05.    Outstanding Notes. (a)Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for:
(4)    Notes cancelled by the Trustee or delivered to it for cancellation;
(5)    any Note which has been replaced pursuant to Section 2.04 unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser; and
(6)    on or after the maturity date or any Redemption Date or date for purchase of the Notes pursuant to an Asset Disposition Offer or Change of Control Offer, those Notes payable or to be redeemed or purchased on that date for which the Trustee (or Paying Agent, other than the Company or an Affiliate of the Company) holds money sufficient to pay all amounts then due.
(b)    A Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note, provided that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by the Company or any Affiliate of the Company will be disregarded and deemed not to be outstanding, (it being understood that in determining whether the Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which the Trustee knows to be so owned will be so disregarded). Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any Affiliate of the Company.
SECTION 2.06.    Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee will authenticate temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officer executing the temporary Notes, as evidenced by the execution of the temporary Notes. If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes will be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for the purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any temporary Notes the Company will execute and the Trustee will authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes will be entitled to the same benefits under this Indenture as definitive Notes.
SECTION 2.07.    Cancellation. The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold. Any Registrar or the Paying Agent will forward to the Trustee any Notes surrendered to it for transfer, exchange or payment. The Trustee will cancel all Notes surrendered for transfer, exchange, payment or cancellation and dispose of them in accordance with its normal procedures or the written instructions of the Company. The Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.
SECTION 2.08.    CUSIP and CINS Numbers. The Company in issuing the Notes may use “CUSIP” and “CINS” numbers, and the Trustee will use CUSIP numbers or CINS numbers in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders, the notice to state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or Asset Disposition Offer or Change of Control Offer. The Company will promptly notify the Trustee of any change in the CUSIP or CINS numbers.
SECTION 2.09.    Registration, Transfer and Exchange. (a)The Notes will be issued in registered form only, without coupons, and the Company shall cause the Trustee to maintain a register (the “Register”) of the Notes, for registering the record ownership of the Notes by the Holders and transfers and exchanges of the Notes. Except under the circumstances described in clause (b)(4) of this Section 2.09, the Notes will be issued in global form only.
(a)        Each Global Note will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, will bear the DTC Legend.
(1)    Each Global Note will be delivered to the Trustee as custodian for the Depositary. Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except as set forth in Section 2.09(b)(4).
(2)    Agent Members will have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any person (including any Agent Member and any Person that holds a beneficial interest in a Global Note through an Agent Member) to take any action which a Holder is entitled to take under this Indenture or the Notes, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.
(3)    If (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for a Global Note or the Depositary ceases to be a clearing agency registered under the Exchange Act and in each case, a successor depositary is not appointed by the Company within 90 days of the notice or of the Company becoming aware of such cessation or (y) an Event of Default has occurred and is continuing and the Trustee has received a request from the Depositary, the Trustee will promptly exchange each beneficial interest in the Global Note for one or more Certificated Notes in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary, and thereupon the Global Note will be deemed canceled. If such Note bears the Restricted Legend, then each Certificated Note issued in exchange therefor will bear the Restricted Legend; provided that any Holder of a Certificated Note issued in exchange for a beneficial interest in a Temporary Regulation S Global Note will have the right upon presentation to the Trustee of a duly completed Certificate of Beneficial Ownership after the Restricted Period to exchange such Certificated Note for a Certificated Note of like tenor and amount that does not bear the Restricted Legend, registered in the name of such Holder.
(b)    Transfers and Exchanges Generally. A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 2.02. The Trustee will promptly register any such transfer or exchange that meets the requirements of this Section 2.09 by noting the same in the register maintained by the Trustee for the purpose; provided that (x) no transfer or exchange will be effective until the transfer or exchange is registered in such register and (y) the Trustee will not be required (i) to issue, register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or purchased pursuant to an Asset Disposition Offer or Change of Control Offer, (ii) to register the transfer of or exchange any Note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of the Note not being redeemed or purchased, or (iii) if a redemption or a purchase pursuant to an Asset Disposition Offer or Change of Control Offer is to occur after a Regular Record Date but on or before the corresponding Interest Payment Date, to register the transfer of or exchange any Note on or after the Regular Record Date and before the date of redemption or purchase. Prior to the registration of any transfer, the Company, the

Trustee and their agents will treat the person in whose name the Note is registered as the owner and Holder thereof for all purposes (whether or not the Note is overdue), and will not be affected by notice to the contrary.
From time to time the Company will execute and the Trustee will authenticate additional Notes as necessary in order to permit the registration of a transfer or exchange in accordance with this Section 2.09.
(c)    No service charge will be imposed in connection with any transfer or exchange of any Note, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or other similar governmental charge payable upon exchange pursuant to clause (b)(4) of this Section 2.09).
(d)    Procedures to Be Followed by the Trustee. (1) Global Note to Global Note. If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Trustee will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.
(2) Certificated Note to Certificated Note. If a Certificated Note is transferred or exchanged for another Certificated Note, the Trustee will (x) cancel the Certificated Note being transferred or exchanged, (y) deliver one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, will deliver to the Holder thereof one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.
SECTION 2.10.    Restrictions on Transfer and Exchange. (a)The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section 2.10 and Section 2.09 and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of the Depositary. The Trustee shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

(a)    The transfer or exchange of any Note (or a beneficial interest therein) that bears the Restricted Legend may only be made in compliance with the provisions of the Restricted Legend.
(b)    The transfer or exchange of a beneficial interest in a Regulation S Global Note for a beneficial interest in a U.S. Global Note may only be made upon receipt by the Trustee of a duly completed Rule 144A Certificate.
(c)    The Trustee will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note (or a beneficial interest therein), and the Company will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Trustee.
SECTION 2.11.    Temporary Regulation S Global Notes. (a)Each Note originally sold by the Initial Purchasers in reliance upon Regulation S will be evidenced by one or more Regulation S Global Notes that bear the Temporary Regulation S Global Note Legend.
(a)    An owner of a beneficial interest in a Temporary Regulation S Global Note (or a Person acting on behalf of such an owner) may provide to the Trustee (and the Trustee will accept) a duly completed Certificate of Beneficial Ownership at any time after the Restricted Period (it being understood that the Trustee will not accept any such certificate during the Restricted Period). Promptly after acceptance of a Certificate of Beneficial Ownership with respect to such a beneficial interest, the Trustee will cause such beneficial interest to be exchanged for an equivalent beneficial interest in a Permanent Regulation S Global Note, and will (x) permanently reduce the principal amount of such Temporary Regulation S Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Regulation S Global Note by the amount of such beneficial interest.
(b)    Notwithstanding paragraph (b), if after the Restricted Period any Initial Purchaser owns a beneficial interest in a Temporary Regulation S Global Note, such Initial Purchaser may, upon written request to the Trustee accompanied by a certification as to its status as an Initial Purchaser, exchange such beneficial interest for an equivalent beneficial interest in a Permanent Regulation S Global Note, and the Trustee will comply with such request and will (x) permanently reduce the principal amount of such Temporary Regulation S Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Regulation S Global Note by the amount of such beneficial interest.
(c)    Notwithstanding anything to the contrary contained herein, any owner of a beneficial interest in a Temporary Regulation S Global Note shall not be entitled to receive payment of principal or interest on such beneficial interest or other amounts in respect of such beneficial interest until such beneficial interest is exchanged for an interest in a Permanent Regulation S Global Note or transferred for an interest in another Global Note or a Certificated Note.

ARTICLE III
Redemption
SECTION 3.01.    Optional Redemption. (a)The Company shall have the right at any time and from time to time to redeem any Notes, in whole or in part, subject to the requirement of Section 3.03. Redemptions shall be without premium or penalty, except as required under Sections 3.01(f).
(c)    Interest and additional interest, if any, payable on a Redemption Date that occurs after a Regular Record Date and before the related Interest Payment Date will be paid to the person to whom principal is payable.
(d)    In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee by such method as the Trustee in its sole discretion may deem to be fair and appropriate; provided, that if the Notes are represented by Global Notes, beneficial interests in the Notes will be selected for redemption by DTC in accordance with its standard procedures therefor.
(e)    No Note of $2,000 in aggregate principal amount or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the Redemption Date, interest ceases to accrue on Notes or portions of them called for redemption.
(f)    The Company shall notify the Trustee of the Redemption Price with respect to the redemption promptly after the calculation thereof. The Trustee shall not be responsible for calculating the Redemption Price.
(g)    Redemption Premium. In the event that, on or prior to the second anniversary of the Issue Date, the Company (i) elects to make any redemption of the Notes that constitutes a Repricing Event or (ii) effects any amendment of this Indenture that constitutes a Repricing Event, the following repricing event premium (expressed as a percentage of the principal amount of Notes to be redeemed or subject to such amendment) will be payable if the Notes are redeemed or such amendment constituting a Repricing Event is effected during the periods indicated below:

Year	Percentage
On or prior to the first anniversary of the Issue Date	2.000%
After the first anniversary of the Issue Date but on or prior to the second anniversary of the Issue Date	1.000%

SECTION 3.02.    Mandatory Redemption. The Company shall redeem Notes upon the occurrence of any event set forth below (each, a “Mandatory Redemption Event”) upon notice to the Trustee prior to or concurrently with the occurrence of such Mandatory Redemption Event and without any prior notice to the Holders:
(b)    Unapplied Proceeds. In the event that on the 90th day after the Issue Date any portion of the net proceeds of the Notes shall not have been applied to a purpose set forth in clause (a), (b) or (c) of Section 4.20, the Company shall redeem Notes on such 90th day in an amount equal to such portion; provided that (i) all the net proceeds of the New Notes shall be deemed to have been applied to a purpose set forth in clause (a), (b) or (c) of Section 4.20 before any of the net proceeds of the Notes shall have been so applied and (ii) all the net proceeds of the Second Lien Term Loans shall be deemed to have been applied ratably with the proceeds of the Notes to a purpose set forth in clause (a), (b) or (c) of Section 4.20.
(c)    Excess Existing Notes.
(ii)    Subject to issuance on or prior to the Issue Date by the Company of not less than $325,000,000 of New Notes and the incurrence or issuance by the Company of not less than $825,000,000 in the aggregate of Notes and Second Lien Term Loans, if on the 60th day following the Issue Date the aggregate outstanding principal amount of the Existing 2015 Senior Notes and the Existing 2016 Senior Notes, taken together, shall exceed $100,000,000, the Company shall on such date redeem all the Notes;
(iii)    If on the 91st day prior to the maturity date for any of the Existing 2015 Senior Notes, the Existing 2016 Senior Notes or the Existing Subordinate Notes, the aggregate principal amount of all such Existing Notes, taken together, that shall not have been repurchased or redeemed (other than with the proceeds of Indebtedness), refinanced with Refinancing Indebtedness that has a Stated Maturity at least 91 days later than the Stated Maturity of the Notes or amended to have a Stated Maturity at least 91 days later than the Stated Maturity of the Notes exceeds $100,000,000, the Company shall on such date redeem all the Notes; and
(iv)    If, on the date that is 91 days prior to the maturity date for the Existing 2019 Senior Notes, the aggregate principal amount of the Existing 2019 Senior Notes that shall not have been repurchased or redeemed (other than with the proceeds of Indebtedness), refinanced with Refinancing Indebtedness that has a Stated Maturity at least 91 days later than the Stated Maturity of the Notes or amended to have a Stated Maturity at least 91 days later than the Stated Maturity of the Notes exceeds $100,000,000, the Company shall on such date redeem all the Notes.

SECTION 3.03.    Method and Effect of Redemption. (a)Notice of Optional Redemption. If the Company elects to redeem Notes pursuant to Section 3.01, it shall notify the Trustee of the Redemption Date and the principal amount of Notes to be redeemed by delivering an Officers’ Certificate at least seven Business Days before the date notice of redemption must be given to the Holders. Notice of optional redemption must be sent by the Company or at the Company’s request and provision of such notice information, by the Trustee in the name and at the expense of the Company, to Holders whose Notes are to be redeemed at least 30 days but not more than 60 days before the Redemption Date. Each notice of optional redemption shall be irrevocable; provided such notice of redemption may state that such notice is conditioned upon the effectiveness of other financing transactions, in which case such notice may be revoked by the Company (by notice to the Trustee on or prior to 11:00 a.m., New York City time (or such later time as may be agreed by the Trustee), on the specified Redemption Date) if such condition is not satisfied.
(a)    Notice of Mandatory Redemption. In the event of any Mandatory Redemption Event, the Company shall notify the Trustee thereof by delivering an Officers’ Certificate prior to or promptly upon the occurrence of such applicable Mandatory Redemption Event. Promptly following receipt of an Officers’ Certificate in accordance with this Section 3.03, the Company shall notify, or cause the Trustee to notify in the name and at the expense of the Company, to the applicable Holders the details of such redemption and of the amount of such Holder’s Note(s) to be redeemed.
(b)    If fewer than all of the Notes are being redeemed, the applicable Officers’ Certificate must also specify a record date not less than 15 days after the date of the notice of redemption is given to the Trustee (provided that in the case of any mandatory redemption, the applicable record date shall be the date of the Mandatory Redemption Event giving rise to such mandatory redemption), and the Notes to be redeemed will be selected pro rata, by lot, by any other method that the Trustee in its sole discretion deems fair and appropriate, or if the Notes are held as Global Notes, by any other method in accordance with DTC’s applicable procedures, in denominations of $2,000 principal amount and higher integral multiples of $1,000. The Trustee will notify the Company promptly of the Notes or portions of Notes to be called for redemption. The notice of redemption shall identify the Notes to be redeemed and will include or state the following:
(1)    the Redemption Date (provided that in the case of any mandatory redemption, the Redemption Date shall be the date of the Mandatory Redemption Event giving rise to such mandatory redemption);
(2)    the Redemption Price, or if not ascertainable, the manner of calculation thereof, including the portion thereof representing any accrued interest;

(3)    the place or places where Notes are to be surrendered for redemption;
(4)    that the Notes called for redemption must be so surrendered in order to collect the Redemption Price;
(5)    that on the Redemption Date the Redemption Price will become due and payable on Notes called for redemption, and unless the Company defaults in making the redemption payment, interest on Notes called for redemption will cease to accrue on and after the Redemption Date (provided that in the case of any mandatory redemption, interest on Notes being redeemed will continue to accrue until the date payment thereof is received by the registered Holders);
(6)    the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed;
(7)    if any Note is redeemed in part, on and after the Redemption Date, upon surrender of such Note, that new Notes equal in principal amount to the unredeemed portion will be issued; and
(8)    if any Note contains a CUSIP or CINS number, that no representation is being made as to the correctness of the CUSIP or CINS number either as printed on the Notes or as contained in the notice of redemption and that the Holder should rely only on the other identification numbers printed on the Notes.
(c)    Once notice of redemption is sent to the Holders, Notes called for redemption become due and payable at the Redemption Price on the Redemption Date (except, in the case of any notice delivered pursuant to Section 3.03(a), to the extent such notice is conditioned upon the effectiveness of another financing or financings), and upon surrender of the Notes called for redemption, the Company shall redeem such Notes at the Redemption Price. Upon surrender of any Note redeemed in part, the Holder will receive a new Note equal in principal amount to the unredeemed portion of the surrendered Note. Commencing on the Redemption Date, Notes redeemed will cease to accrue interest; provided that in the case of any mandatory redemption, interest on the Notes being redeemed will continue to accrue until the date the registered Holders of the redeemed Notes receives payment of principal and interest accrued to the Redemption Date in respect of such Notes.
(d)    Notwithstanding anything to the contrary herein, in connection with any optional redemption pursuant to Section 3.01 or any mandatory redemption pursuant to Section 3.02(a), in each case of Initial Notes, the Company shall redeem or prepay the same percentage of the then outstanding Second Lien Term Loans as the Initial Notes being redeemed represent of all then Outstanding Notes.

ARTICLE IV
Affirmative Covenants
Until the Notes have been repaid, repurchased, defeased or otherwise discharged, the Company covenants and agrees with the Trustee and the Holders that:
SECTION 4.01.    Payment of Notes. (a)The Company agrees to pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. Not later than 10:00 A.M. (New York City time) on the due date of any principal of or interest on any Notes, or any redemption or purchase price of the Notes, the Company will deposit with the Trustee (or Paying Agent) money in immediately available funds sufficient to pay such amounts, provided that if such redemption is being made in connection with a Mandatory Redemption Event, the Company shall irrevocably deposit with the Trustee (or Paying Agent) such amount in cash sufficient to pay, in the case of a Mandatory Redemption Event arising under Section 3.02(a), such portion of the principal of the Notes required to be redeemed pursuant to the terms thereof, and in the case of a Mandatory Redemption Event arising under clauses (i), (ii) or (iii) of Section 3.02(b), all of the principal of the Notes outstanding on such date, in each case plus accrued and unpaid interest on the Notes, if any, to such applicable Redemption Date. To the extent of any interest accrued after such applicable Redemption Date until the date the registered Holders of the redeemed Notes receive payment of principal and interest accrued to the Redemption Date in respect of such Notes, each applicable Holder shall deliver a certificate setting forth any amount or amounts that such Holder is entitled to receive pursuant to this Section 4.01 and such certificate shall be conclusive absent manifest error. The Company shall pay such registered Holder the amount shown as due on any such certificate within 10 Business Days after receipt thereof. If the Company or any Affiliate of the Company is acting as Paying Agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders. In each case the Company will promptly notify the Trustee of its compliance with this paragraph.
(d)    An installment of principal or interest will be considered paid on the date due if the Trustee (or Paying Agent, other than the Company or any Affiliate of the Company) holds on that date money designated for and sufficient to pay the installment. If the Company or any Affiliate of the Company acts as Paying Agent, an installment of principal or interest will be considered paid on the due date only if paid to the Holders.
(e)    The Company agrees to pay interest on overdue principal, and, to the extent lawful, overdue installments of interest at the rate per annum specified in the Notes.

(f)    Payments in respect of the Notes represented by the Global Notes are to be made by wire transfer of immediately available funds to the accounts specified by the Holders of the Global Notes. With respect to Certificated Notes, the Company will make all payments by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each Holder’s registered address.
SECTION 4.02.    Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company hereby initially designates the Corporate Trust Office of the Trustee as such office of the Company. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served to the Trustee.
The Company may also from time to time designate one or more other offices or agencies where the Notes may be surrendered or presented for any of such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
SECTION 4.03.    Financial Statements; Other Information. (a) Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the SEC (to the extent the SEC will accept such filing), and make available to the Trustee and the registered Holders, the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that are specified in Sections 13 and 15(d) of the Exchange Act. If the SEC will not accept such filings, the Company will nevertheless make available such Exchange Act information to the Trustee and the Holders as if the Company were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.
(c)    If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries and any such Unrestricted Subsidiary has $10,000,000 of net assets and its assets exceed its liabilities by more than 5% of the amount by which the consolidated assets of the Company and its Subsidiaries exceed consolidated liabilities of the Company and its Subsidiaries, then the quarterly and annual financial information required by paragraph (a) shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes to the financial statements and in

Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries.
(d)    For so long as any of the Notes remain outstanding and constitute “restricted securities” under Rule 144 under the Securities Act, the Company will furnish to the Holders and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
(e)    All obligors on the Notes will comply with Section 314(a) of the Trust Indenture Act.
(f)    Delivery of these reports and information to the Trustee is for informational purposes only and the Trustee’s receipt of them will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).
SECTION 4.04.    Reports to Trustee. (a)The Company will deliver to the Trustee concurrently with making available its financial statements pursuant to Section 4.03 after the Issue Date, an Officer’s Certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company stating whether or not to the knowledge of such person, after due inquiry, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided thereunder) and, if the Company is in default, specifying all such defaults and the nature and status thereof of which such person may have such knowledge.
(a)    The Company will furnish to the Trustee for distribution to each Holder upon request:
(i)    within 60 days of the annual renewal thereof, a certificate of insurance coverage from each insurer with respect to the insurance required by Section 4.09, and if requested by any Holder, all copies of the applicable policies;
(ii)    prompt written notice, and in any event within five Business Days, of the occurrence of any Casualty Event with respect to Oil and Gas Properties having an estimated Dollar value in excess of $45,000,000 or the commencement of any action or proceeding that would reasonably be expected to result in a Casualty Event with respect to Oil and Gas Properties having an estimated Dollar value in excess of $45,000,000;
(iii)    in the case of the Company and the Subsidiary Guarantors, prompt written notice (and in any event within 30 days following any such change)

of any change (A) in the Company’s or any Subsidiary Guarantor’s corporate name, (B) in the Company’s or any Subsidiary Guarantor’s identity or corporate structure or in the jurisdiction in which such Person is incorporated or formed or (C) in the Company’s or any Subsidiary Guarantor’s jurisdiction of organization or such Person’s organizational identification number in such jurisdiction of organization; and
(iv)    promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company or any Restricted Subsidiary (including any reports or other information required to be filed under ERISA), as the Trustee or any Holder may reasonably request.
(b)    Documents required to be delivered pursuant to Sections 4.03 and 4.04 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which (A) the Company posts such documents, or provides a link thereto on the Company’s website on the internet at www.qrinc.com or (B) such documents are publically available on the SEC’s EDGAR website or (ii) on which such documents are delivered to the Trustee, including in electronic form. The Trustee shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Holder shall be solely responsible for requesting, at its option, delivery to it or maintaining its copies of such documents.
SECTION 4.05.    Notices of Material Events. Promptly following a Responsible Officer becoming aware of the occurrence thereof, the Company will furnish to the Trustee written notice of the following:
(a)    the occurrence of any Default;
(b)    the filing or commencement of any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against or affecting the Company or any Affiliate thereof not previously disclosed in writing to the Holders or any material adverse development in any action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Holders) that, in either case, if adversely determined, would reasonably be expected to result in a Material Adverse Effect;
(c)    the filing or commencement of any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority involving or relating to this Indenture, the Notes or any Security Documents;
(d)    any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect; and
(e)    the occurrence or the receipt or delivery of any notice of any springing maturity (however effected) or default under any First Lien Credit

Agreement, the Second Lien Term Loan Agreement or any other relevant documentation for any Material Indebtedness.
Each notice delivered under this Section 4.05 shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
SECTION 4.06.    Existence; Conduct of Business. The Company will, and will cause each Restricted Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business and maintain, if necessary, its qualification to do business in each other jurisdiction in which its Oil and Gas Properties are located or the ownership of such Properties requires such qualification, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 5.09.
SECTION 4.07.    Payment of Obligations. The Company will, and will cause each Restricted Subsidiary to, pay its obligations, including Tax liabilities and remittance liabilities of the Company and all of its Restricted Subsidiaries, before the same shall become delinquent or in default, except where (i) (A) the validity or amount thereof is being contested in good faith by appropriate proceedings, and (B) the Company or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (ii) the failure to make payment would not reasonably be expected to result in a Material Adverse Effect or result in the seizure or levy of any Oil and Gas Property of the Company or any Restricted Subsidiary that was evaluated in the Reserve Reports or the First Lien U.S. Reserve Report most recently delivered to the Trustee.
SECTION 4.08.    Operation and Maintenance of Properties. The Company will and will cause each Restricted Subsidiary to, in all material respects: (a) promptly pay and discharge, or make reasonable efforts to cause to be paid and discharged, when due all delay rentals, royalties and expenses accruing under the leases or other agreements affecting or pertaining to its material Oil and Gas Properties evaluated in the Reserve Reports and the First Lien U.S. Reserve Report most recently delivered to the Trustee, provided that, in the case of delay rentals, the Company and/or the applicable Restricted Subsidiary shall only be required to pay and discharge, or make reasonable efforts to pay and discharge, delay rentals as and to the extent the Company or such Restricted Subsidiary determines in good faith that payment and discharge thereof is in the Company’s or such Restricted Subsidiary’s, as applicable, best interest, (b) perform, or make reasonable and customary efforts to cause to be performed, the obligations of the Company or any such Restricted Subsidiary required by each and all of the assignments, deeds, leases, subleases, contracts and agreements affecting its interests in its material Oil and Gas Properties evaluated in the Reserve Reports and the First Lien U.S. Reserve Report most recently delivered to the Trustee, (c) do all other things necessary to keep unimpaired, except for Liens permitted by this Indenture, its rights with respect to its material Oil and Gas Properties evaluated in the Reserve Reports and the First Lien U.S. Reserve Report most recently delivered to the Trustee and prevent any forfeiture thereof or a default thereunder, (d) keep and maintain all Oil and Gas Property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted and (e) to the extent the Company is not the operator of any Property, the Company shall use reasonable efforts to cause the operator to comply with this Section 4.08, except (x) to the extent a portion of such Oil and Gas Properties is no longer capable of producing Hydrocarbons in economically reasonable amounts, (y) for dispositions permitted by this Indenture or (z) when the failure to do so would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
SECTION 4.09.    Insurance. The Company will, and will cause each Restricted Subsidiary to, maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as is customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. Subject to the mortgages and the Intercreditor Agreements, the loss payable clauses or provisions in said insurance policy or policies insuring any of the Collateral, as applicable, shall be endorsed in favor of the Second Lien Collateral Agent as its interests in the Collateral may appear and such policies shall name the Second Lien Collateral Agent as an “additional insured” and provide that the insurer will endeavor to give at least 30 days prior notice of any cancellation to the Second Lien Collateral Agent.
SECTION 4.10.    Books and Records; Inspection Rights. The Company will, and will cause each Restricted Subsidiary to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Company will, and will cause each Restricted Subsidiary to, permit any representatives designated by the Trustee or any Holder (coordinated through and together with the Trustee), upon reasonable prior notice, to visit and inspect its Oil and Gas Properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during the Company’s or such Restricted Subsidiary’s normal business hours (and in a manner so as to the extent practicable, not to unreasonably interfere with the normal business operations of the Company or such Restricted Subsidiary) not more than one time per fiscal year or, if an Event of Default then exists, as often as reasonably requested. The Holders shall bear the cost of such inspections and examinations unless an Event of Default then exists in which event the Company shall bear such cost.
SECTION 4.11.    Compliance with Laws. The Company will, and will cause each Restricted Subsidiary to, comply with all Governmental Requirements applicable to it or its Oil and Gas Properties, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
SECTION 4.12.    Environmental Matters. (a)Except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect, (i) the Company shall, and shall cause each Restricted Subsidiary to, comply with all applicable Environmental Laws, including, without limitation, (x) all licensing, permitting, notification, and similar requirements of Environmental Laws, and (y) all provisions of Environmental Laws regarding storage, discharge, release, transportation, treatment and disposal of Hazardous Materials and (ii) the Company shall, and shall cause each Restricted Subsidiary to, promptly pay and discharge when due all claims, liabilities and obligations with respect to any clean-up or remediation measures necessary to comply with applicable Environmental Laws, provided that such payment or discharge shall not be required to the extent that (A) the amount, applicability or validity thereof is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and (B) Company or such Restricted Subsidiary, as and to the extent required in accordance with GAAP, shall have set aside on its books reserves (segregated to the extent required by GAAP) deemed by them to be adequate with respect thereto.
(a)    To the extent the Company or a Restricted Subsidiary is not the operator of any Property, none of the Company and its Restricted Subsidiaries shall be obligated to directly perform any undertakings contemplated by the covenants and agreements contained in this Section 4.12 which are performable only by such operators or are beyond the control of the Company and its Restricted Subsidiaries. Notwithstanding the above and except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect, the Company shall be obligated to enforce such operators’ contractual obligations to maintain, develop and operate the Oil and Gas Properties subject to such operating agreements, and the Company shall, and shall cause its Restricted Subsidiaries to, use commercially reasonable efforts to cause the operator to comply with this Section 4.12.
(b)    To the extent reasonably requested by the Trustee, the Company will, and will cause each Restricted Subsidiary to, provide environmental assessment, audit or test reports of any Oil and Gas Properties of the Company or any Restricted Subsidiary, provided an Event of Default then exists or the Trustee has a reasonable suspicion that an Event of Default then exists.

(c)    In connection with any acquisition by Company or any Restricted Subsidiary of any Oil and Gas Property for consideration of at least $25,000,000, other than an acquisition of additional interests in Oil and Gas Properties in which Company or any Subsidiary previously held an interest, to the extent Company or such Restricted Subsidiary obtains or is provided with the same, the Company shall, promptly following Company’s or such Restricted Subsidiary’s obtaining or being provided with the same, deliver to the Trustee such final and non-privileged material environmental reports of such Oil and Gas Properties as are reasonably requested by the Trustee.
SECTION 4.13.    Further Assurances. (a)The Company at its sole expense will, and will cause each Restricted Subsidiary to, promptly execute and deliver to the Trustee or the Second Lien Collateral Agent all such other documents, agreements and instruments reasonably requested by the Trustee or the Second Lien Collateral Agent to comply with, cure any defects or accomplish the covenants and agreements of the Company or any Restricted Subsidiary, as the case may be, in this Indenture or the Security Documents, or to further evidence and more fully describe the collateral intended as security for the Notes and the Subsidiary Guarantees, or to correct any omissions in this Indenture or the Security Documents, or to state more fully the obligations secured therein, or to perfect, protect or preserve any Liens created pursuant to this Indenture or any of the Security Documents or the priority thereof, or to make any recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate, in the sole discretion of the Trustee or the Second Lien Collateral Agent, in connection therewith.
(a)    The Company hereby authorizes each of the Trustee and the Second Lien Collateral Agent to file one or more financing or continuation statements, and amendments thereto relative to all or any part of the Mortgaged Property without the signature of the Company or any Subsidiary Guarantor where permitted by law. A carbon, photographic or other reproduction of the Security Documents or any financing statement covering the Mortgaged Property or any part thereof shall be sufficient as a financing statement where permitted by law.
SECTION 4.14.    Reserve Reports. (a)On or before April 1st of each year, the Company shall (or, in connection with the Canadian Reserve Report, shall cause QRCI to) furnish to the Trustee a U.S. Reserve Report and a Canadian Reserve Report prepared by one or more Approved Petroleum Engineers (the “Prepared Reserve Reports”) and a First Lien U.S. Reserve Report as of January 1st of such year. On or before October 1st of each year, the Company shall (or, in connection with the Canadian Reserve Report, shall cause QRCI to) furnish to the Trustee a U.S. Reserve Report and a Canadian Reserve Report as of July 1st of such year prepared by or under the supervision of a Responsible Officer of the Company in accordance with the procedures used in the most recent Prepared Reserve Reports and a First Lien U.S. Reserve Report as of July 1st. It is understood that projections concerning volumes attributable to the Oil and Gas Properties and production and cost estimates contained in each Reserve Report and First Lien U.S. Reserve Report are necessarily based upon professional opinions, estimates and projections and that the Company and the Restricted Subsidiaries do not warrant that such opinions, estimates and projections will ultimately prove to have been accurate.
(a)    With the delivery of each Reserve Report and First Lien U.S. Reserve Report, the Company shall (or, in connection with the Canadian Reserve Report, shall cause QRCI to) provide to the Trustee an Officer’s Certificate of the Company or QRCI (which in the case of any First Lien U.S. Reserve Report may be the certificate delivered by the Company in respect thereof under the U.S. First Lien Credit Agreement with such certificate being deemed to be addressed to the Trustee), as applicable, certifying that in all material respects: (i) the information contained in such Reserve Report or First Lien U.S. Reserve Report and any other information delivered in connection therewith are true and correct, (ii) subject to Immaterial Title Deficiencies, (x) the Company or a Subsidiary Guarantor owns good and defensible title to the Oil and Gas Properties located in the United States evaluated in the applicable U.S. Reserve Report or First Lien U.S. Reserve Report and such Properties are free of all Liens except for Permitted Liens and (y) QRCI or a Canadian Restricted Subsidiary owns good and defensible title to the Oil and Gas Properties located in Canada evaluated in the applicable Canadian Reserve Report and such Properties are free of all Liens except for Permitted Liens, (iii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments (x) in excess of one half bcf of gas in the aggregate with respect to its Oil and Gas Properties located in the United States evaluated in the applicable U.S. Reserve Report or First Lien U.S. Reserve Report which would require the Company or any Subsidiary Guarantor to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor and (y) in excess of one half bcf of gas in the aggregate with respect to its Oil and Gas Properties located in Canada evaluated in the applicable Canadian Reserve Report which would require QRCI or any Canadian Subsidiary to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (iv) attached to the certificate is a list of all marketing agreements entered into subsequent to the later of the date hereof or the most recently delivered Reserve Reports or First Lien U.S. Reserve Report which pertain to the sale of production at a fixed price and have a maturity date of longer than six months from the date of such certificate and (v) a true and complete list of all Oil and Gas Swap Agreements of the Company and each Restricted Subsidiary is included, which list contains the material terms thereof (including the type, remaining term, counterparty, mark-to-market value as of the end of the second month immediately preceding the date of such certificate and notional amounts or volumes), any credit support agreements relating thereto, any margin required or supplied under any credit support document, and the counterparty to each such agreement. In addition, such certificate, with respect to the U.S. Reserve Report and Canadian Reserve Report, shall list the pricing assumptions used by the Company and/or QRCI in determining the Proved PV-10 Value of the Oil and Gas Properties set forth in the applicable Reserve Report.

(b)    The Trustee shall not be required to review any Reserve Report and related Officer’s Certificate and its only responsibility with respect thereto shall be to make such documents available to the Holders upon request and the Trustee’s receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under this Indenture or the Security Documents.
SECTION 4.15.    Title Information. (a)On or before the date that is 45 days following the delivery to the Trustee of each First Lien U.S. Reserve Report required by Section 4.14(a) (or such longer period as agreed to by the Second Lien Collateral Agent (at the direction of the Applicable Authorized Representative in accordance with the Pari Passu Intercreditor Agreement)), the Company will deliver title information to the Trustee covering enough of the Oil and Gas Properties evaluated by the First Lien U.S. Reserve Report that were not included in such immediately preceding First Lien U.S. Reserve Report, so that the Trustee shall have received together with title information previously made available to the Trustee, title information on at least 75% of the total value of the Proved Hydrocarbon Interests evaluated by such First Lien U.S. Reserve Report.
(a)    If the Company has provided title information for additional Oil and Gas Properties under Section 4.15(a), the Company shall, within 60 days of notice from the Applicable Authorized Representative that title defects or exceptions exist with respect to such additional Properties (or such longer period as the Trustee may agree in its discretion), either (i) cure any such title defects or exceptions raised by such information (including defects or exceptions as to priority) which are not permitted by Section 5.03, (ii) substitute acceptable Oil and Gas Properties with no title defects or exceptions except for Permitted Liens having an equivalent value or (iii) deliver title information to the Trustee so that the Trustee shall have received, together with title information previously delivered to the Trustee, title information on at least 75% of the value of the Proved Hydrocarbon Interests evaluated by the applicable First Lien U.S. Reserve Report. For purposes of this Section 4.15(b), the Trustee must deliver any notice of title defects or exceptions with respect to any Oil and Gas Properties within 60 days following the Trustee’s receipt of title information for such Oil and Gas Properties.
SECTION 4.16.    Additional Collateral; Additional Subsidiary Guarantors; Release of Certain Guarantors/Collateral. (a)The Company shall review each most recently delivered First Lien U.S. Reserve Report and the list of current Mortgaged Properties to ascertain whether the Security Documents create perfected Liens (subject only to Permitted Liens that, in the case of Liens other than Liens securing the First Lien Secured Indebtedness, are also prior to the Liens securing the First Lien Secured Indebtedness) on Oil and Gas Properties representing at least 87.5% of the total value of the Proved Hydrocarbon Interests evaluated in such First Lien U.S. Reserve Report, after giving effect to exploration and production activities, acquisitions, dispositions and production. In the event that the Mortgaged Properties do not satisfy the foregoing requirement, then the Company shall, and shall cause its Restricted Subsidiaries to, grant, within 30 days of the delivery of the certificate required under Section 4.14(b) (or such longer period as the Trustee may agree in its discretion), to the Second Lien Collateral Agent as security for the Notes and Subsidiary Guarantees a second-priority Lien (provided that Permitted Liens that, in the case of Liens other than Liens securing the First Lien Secured Indebtedness, are also prior to the Liens securing the First Lien Secured Indebtedness may exist) on additional Oil and Gas Properties evaluated in such First Lien U.S. Reserve Report containing Proved Hydrocarbon Interests not already subject to a Lien of the Security Documents such that after giving effect thereto, such requirement will be satisfied. All such Liens will be created and perfected by and in accordance with the provisions of Security Documents, all in form and substance reasonably satisfactory to the Trustee and the Collateral Agent and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes. Notwithstanding anything to the contrary contained in this Indenture, if any Restricted Subsidiary places a Lien on its Oil and Gas Properties to secure the Notes and the Subsidiary Guarantees, and such Restricted Subsidiary is not a Subsidiary Guarantor, then it shall become a Subsidiary Guarantor and comply with Section 4.16(c).
(a)    If the Company or any Domestic Subsidiary becomes the owner of a Restricted Subsidiary, then the Company shall, or shall cause such Domestic Subsidiary to, promptly, but in any event no later than 30 days after the date of becoming an owner thereof (or such longer period as the Trustee may agree in its discretion at the direction of the Applicable Authorized Representative), (A) pledge (x) 100% of the Capital Stock of such new Restricted Subsidiary if such Subsidiary is a Domestic Subsidiary or (y) 65% of the total combined voting power of all classes of Capital Stock and 100% of all non-voting Capital Stock of such new Restricted Subsidiary, if such new Restricted Subsidiary is a Foreign Subsidiary (including, without limitation, but subject to the provisions of the Pledge Agreement and the Intercreditor Agreements, delivery of original stock certificates evidencing the Capital Stock of such new Restricted Subsidiary, together with appropriate undated stock powers for each certificate duly executed in blank by the registered owner thereof) and (B) execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Trustee or the Second Lien Collateral Agent.
(b)    The Company shall cause the following Persons to Guarantee the Notes:
(i)    each Material Restricted Subsidiary;
(ii)    each Domestic Subsidiary that has Guaranteed, or is required (or was as of the Issue Date required) under the terms of any applicable agreement or instrument to Guarantee, any Indebtedness under (i) either of the First Lien Credit Agreements, (ii) any of the Existing Notes, the New Notes or the Second Lien

Term Loan Agreement, (iii) solely in the event the First Lien Credit Agreements shall no longer be in effect, any other Material Indebtedness of the Company or another Restricted Subsidiary or (iv) any other Indebtedness Incurred to refund, refinance, replace, exchange, renew, repay or extend any of the foregoing (including any Indebtedness referred to in this clause (ii));
(iii)    any Restricted Subsidiary that places a Lien as required by the last sentence of Section 4.16(a) on its Oil and Gas Properties to secure the Notes; and
(iv)    one or more additional Domestic Subsidiaries to the extent necessary to cause (1) the total assets of the Domestic Subsidiaries that are not Subsidiary Guarantors to be less than 15% of the combined assets of the Company and its Domestic Subsidiaries and (2) the combined EBITDAX of such Domestic Subsidiaries to be less than 15% of the combined EBITDAX of the Company and its Domestic Subsidiaries.
(c)    In connection with any guaranty required by Section 4.16(c), the Company shall, or shall cause such Subsidiary or other Person promptly, but in any event no later than 30 days (or such longer period as the Trustee may agree in its discretion) after the event requiring such guaranty, to execute and deliver (i) a supplemental indenture in the form of Exhibit B to this Indenture and (ii) such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Trustee. If at any time any Person is not otherwise required to guarantee the Notes (whether pursuant to the other provisions of this Section 4.16 or otherwise) or under any Security Document, then upon receipt by the Trustee of evidence that such Person has been fully and finally released from its guarantee obligations in respect of the First Lien Secured Indebtedness, the Existing Notes, the New Notes, the Second Lien Term Loan Agreement and, if applicable, any Material Indebtedness, as the case may be, such Person shall be released from its guarantee obligations with respect to the Notes, and the Trustee shall, at the sole cost and expense of the Company, execute such further documents and do all such further acts so as to reasonably evidence such release. The Liens created by the Security Documents in any asset of the Company or any Restricted Subsidiary that is sold, assigned, farmed-out, conveyed or otherwise transferred in a manner permitted hereby shall automatically be released.
(d)    Without limiting the foregoing requirements of this Section 4.16, the Company shall at all times cause all Capital Stock or other Property owned by the Company or any Domestic Subsidiary that is subject to any Lien created under the First Lien Security Instruments to secure the First Lien Secured Indebtedness (or that is subject to any Lien created under the security documentation for any Refinancing Indebtedness in respect of the First Lien Secured Indebtedness or any Refinancing Indebtedness thereof) to be subject to valid and perfected Liens securing the Notes and the Subsidiary Guarantees, second in priority to the Liens securing the First Lien Secured Indebtedness (or such Refinancing Indebtedness), in each case pursuant to Security Documents comparable to the corresponding First Lien Security Instruments and reasonably satisfactory in form and substance to the Trustee and the Second Lien Collateral Agent; provided, that the priority of the Liens in favor of the Second Lien Collateral Agent may be subject to Permitted Liens that are also prior to the Liens securing the First Lien Secured Indebtedness or such Refinancing Indebtedness.
SECTION 4.17.    ERISA and Benefit Plan Compliance. The Company will promptly furnish to the Trustee immediately upon becoming aware of the occurrence of any ERISA Event or Canadian Pension Plan Termination Event that alone or together with any other ERISA Events or Canadian Pension Plan Termination Events that have occurred, would reasonably be expected to result in liability of Company, its Restricted Subsidiaries, or any ERISA Affiliates in an aggregate amount which would reasonably be expected to have a Material Adverse Effect, a written notice signed by a Responsible Officer, specifying the nature thereof, what action the Company, any of its Restricted Subsidiaries or any ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor, the PBGC or any equivalent agency or authority with jurisdiction over Canadian Pension Plans with respect thereto. With respect to each Pension Plan, the Company will, and will cause each Restricted Subsidiary and ERISA Affiliate to, (A) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty that would reasonably be expected to have a Material Adverse Effect and without giving rise to any Lien securing an amount in excess of $50,000,000, all of the contribution and funding requirements of section 412 of the Code (determined without regard to subsections (d), (e), (f) and (k) thereof) and of section 302 of ERISA (determined without regard to sections 303, 304 and 306 of ERISA), and (B) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty that would reasonably be expected to have a Material Adverse Effect, all premiums required pursuant to sections 4006 and 4007 of ERISA. With respect to each Canadian Pension Plan, QRCI will not (i) terminate, or permit any other Canadian Subsidiary to terminate, any Canadian Pension Plan in a manner, or take any other action with respect to any Canadian Pension Plan, which would reasonably be expected to have a Material Adverse Effect, (ii) fail to make, or permit any other Canadian Subsidiary to fail to make, full payment when due of all amounts which, under the provisions of any Canadian Pension Plan, agreement relating thereto or applicable law, any Canadian Subsidiary is required to pay as contributions thereto, except where the failure to make such payments could not reasonably be expected to have a Material Adverse Effect, or (iii) permit to exist, or allow any other Canadian Subsidiary to permit to exist, any Unfunded Current Liability, whether or not waived, with respect to any Canadian Pension Plan in an amount which would reasonably be expected to cause a Material Adverse Effect.

SECTION 4.18.    Unrestricted Subsidiaries. The Company:
(a)    will cause the management, business and affairs of each of the Company and its Restricted Subsidiaries to be conducted in such a manner (including, without limitation, by keeping separate books of account, furnishing separate financial statements of Unrestricted Subsidiaries to creditors and potential creditors thereof and by not permitting Properties of the Company and its respective Restricted Subsidiaries to be commingled) so that each Unrestricted Subsidiary that is a corporation will be treated as a corporate entity separate and distinct from the Company and the Restricted Subsidiaries;
(b)    other than as contemplated by the Midstream Joint Venture, will not, and will not permit any of the Restricted Subsidiaries to, incur, assume, guarantee or be or become liable for any Indebtedness of any of the Unrestricted Subsidiaries; and
(c)    other than as contemplated by the Midstream Joint Venture, will not permit any Unrestricted Subsidiary to hold any Capital Stock or Indebtedness of the Company or any Restricted Subsidiary.
SECTION 4.19.    Section 1031 Exchange. If the Company elects to participate in a Section 1031 Exchange with respect to any Oil and Gas Properties, then on or before 180 days following the acquisition by the Section 1031 Counterparty of (a) such Oil and Gas Properties from the Company, the Company shall receive from the Section 1031 Counterparty (b) Oil and Gas Properties having a substantially equivalent value to the Oil and Gas Properties that the Section 1031 Counterparty acquired from the Company, (c) payment in full in cash of the note given by the Section 1031 Counterparty to the Company or (d) any combination of Oil and Gas Properties and a partial cash prepayment of such note, such that the Oil and Gas Properties received and such partial cash prepayment have an aggregate value not less than the value of the Oil and Gas Properties that the Section 1031 Counterparty acquired from the Company.
SECTION 4.20.    Use of Proceeds. The Company will use the proceeds of the Notes (a) to repurchase the Existing 2015 Senior Notes and the Existing 2016 Senior Notes tendered pursuant to the Tender Offer (as defined in the Offering Circular), (b) to pay the costs relating to the Refinancing Transactions (as defined in the Offering Circular), (c) to fund the Cleanup Calls or to repurchase the Existing 2015 Senior Notes and the Existing 2016 Senior Notes in open market transactions or (d) for general corporate purposes.
SECTION 4.21.    Fiscal Year. The Company’s fiscal year shall end on December 31.
ARTICLE V
Negative Covenants
Until the Notes have been repaid, repurchased, defeased or otherwise discharged, the Company covenants and agrees with the Trustee that:

SECTION 5.01.    Limitation on Indebtedness. (a)The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness); except, that the Company and any Restricted Subsidiary may Incur Indebtedness if on the date thereof:
(ii)    the Consolidated Coverage Ratio for the Company and its Restricted Subsidiaries is at least 2.25 to 1.0; and
(iii)    no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of Incurring the Indebtedness or the transactions relating to such Incurrence.
(e)    Section 5.01(a) will not prohibit the Incurrence of the following Indebtedness:
(i)    Indebtedness of the Company and its Restricted Subsidiaries Incurred pursuant to (A) a Credit Facility, (B) the Notes and the Subsidiary Guarantees, or (C) any Guarantee of the Second Lien Term Loans by a Subsidiary Guarantor that has Guaranteed the Notes, in each case that is (1) unsecured or secured only by Liens on the Collateral permitted under Section 5.03 and (2) in an aggregate principal amount for such Indebtedness, taken together with all other such Indebtedness outstanding at the time such Indebtedness is Incurred, not to exceed the greater of (x) $1,200,000,000 and (y) 30% of Adjusted Consolidated Net Tangible Assets, in each case determined as of the date of the Incurrence of such Indebtedness (it being agreed that notwithstanding Sections 5.01(b)(iv) and 5.01(d) below, all Indebtedness Incurred under the First Lien Credit Agreements, the Second Lien Term Loans and the related guarantees thereof, including, all Incremental Loans, Amended Loans and Refinancing Loans (in each case as defined in the Second Lien Term Loan Agreement), the Notes and the Subsidiary Guarantees and, in each case, all Refinancing Indebtedness in respect thereof (other than unsecured Indebtedness) will at all times be deemed for all purposes to have been Incurred under this Section 5.01(b)(i));
(ii)    Guarantees of Indebtedness Incurred in accordance with the provisions of this Indenture; provided that if the Indebtedness that is being Guaranteed is Guaranteed by a Subsidiary Guarantor and is (i) Senior Indebtedness or Guarantor Senior Indebtedness, then the related Guarantee shall rank equally in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor or (ii) a Subordinated Obligation or a Guarantor Subordinated Obligation, then the related Guarantee shall be subordinated in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor;
(iii)    Indebtedness of the Company owing to and held by any Wholly-Owned Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Wholly-Owned Subsidiary; provided, however, that:

(A)    if the Company is the obligor on the Indebtedness, the Indebtedness is subordinated in right of payment to all obligations with respect to the Notes;
(B)    if a Subsidiary Guarantor is the obligor on the Indebtedness and the Company or a Subsidiary Guarantor is not the obligee, such Indebtedness is subordinated in right of payment to the Subsidiary Guarantees of that Subsidiary Guarantor; and
(C)    any subsequent issuance or transfer of Capital Stock, sale or other transfer of any such Indebtedness or other event that results in any such Indebtedness being held by a Person other than the Company or a Wholly-Owned Subsidiary of the Company shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be, as of the date such Indebtedness first became held by such Person;
(iv)    Indebtedness represented by (A) any Indebtedness (other than the Indebtedness described in clauses (i), (ii), (iii), (vi), (viii) and (ix) of this Section 5.01(b)) outstanding on the Issue Date (including the Existing Notes and any New Notes issued on or prior to the Issue Date) and (B) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (iv) or clause (v) of this Section 5.01(b) or Incurred pursuant to Section 5.01(a); provided that if the Existing 2015 Senior Notes or the Existing 2016 Senior Notes are refinanced, in whole or in part, with Indebtedness in the form of debt securities not secured by Liens, notwithstanding anything to the contrary herein, such debt securities will have a Stated Maturity at least 91 days later than the Stated Maturity of the Notes;
(v)    Indebtedness of a Restricted Subsidiary Incurred and outstanding on the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred (A) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary was acquired by the Company or (B) otherwise in connection with, or in contemplation of, such acquisition); provided, however, that, at the time such Restricted Subsidiary is acquired by the Company, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to Section 5.01(a) after giving effect to the Incurrence of such Indebtedness;
(vi)    Indebtedness under Currency Agreements, Commodity Agreements and Interest Rate Agreements; provided that, in the case of Currency Agreements or Commodity Agreements, such Currency Agreements or Commodity Agreements are related to business transactions of the Company or its Restricted Subsidiaries entered into in the ordinary course of business and, in the case of Currency Agreements, Commodity Agreements and Interest Rate Agreements, such Currency Agreements, Commodity Agreements and Interest Rate Agreements are entered into for bona fide hedging purposes of the Company or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Company);
(vii)    the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations with respect to assets other than Capital Stock or other Investments, in each case Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvements of property used in the business of the Company or the Restricted Subsidiary, in an aggregate principal amount not to exceed $20,000,000 at any time outstanding;
(viii)    Indebtedness Incurred in respect of workers’ compensation claims, self-insurance obligations, bid, reimbursement, performance, surety, appeal and similar bonds, completion guarantees provided by the Company or a Restricted Subsidiary in the ordinary course of business, or required by regulatory authorities in connection with the conduct by the Company and its Restricted Subsidiaries of their businesses, including supporting Guarantees and letters of credit (in each case other than for an obligation for money borrowed);
(ix)    Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, assets or Capital Stock of the Company or a Restricted Subsidiary;
(x)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of the Incurrence; and
(xi)    in addition to the items referred to in clauses (i) through (x) of this Section 5.01(b), Indebtedness of the Company and its Restricted Subsidiaries in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (xi) and then outstanding, will not exceed $40,000,000 at any time outstanding.
(f)    The Company will not after the Issue Date Incur any Indebtedness under Section 5.01(b) if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Obligations of the Company unless such Indebtedness will be subordinated to the Notes to at least the same extent as such Subordinated Obligations. No Subsidiary Guarantor may after the Issue Date Incur any Indebtedness under Section 5.01(b) if the proceeds thereof are used, directly or indirectly, to refinance any Guarantor Subordinated Obligations of such Subsidiary Guarantor unless such Indebtedness will be subordinated to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee to at least the same extent as such Guarantor Subordinated

Obligations. Notwithstanding the foregoing, the subordination requirements of this Section 5.01(c) shall not apply to any Indebtedness Incurred by the Company or any Subsidiary Guarantor under Section 5.01(b) if the net proceeds thereof are used, directly or indirectly, to refinance the Existing Subordinate Notes; provided that such Indebtedness will have a Stated Maturity at least 91 days later than the Stated Maturity of the Notes.
(g)    For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this Section 5.01:
(i)    Indebtedness permitted by this Section 5.01 need not be permitted solely by one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 5.01 permitting such Indebtedness;
(ii)    in the event that Indebtedness meets the criteria of more than one of the provisions permitting the Incurrence of Indebtedness described in clauses (a) and (b) of this Section 5.01, the Company, in its sole discretion, may classify (or subsequently reclassify) such item of Indebtedness as being permitted by one or more such provisions;
(iii)    all Indebtedness outstanding on the Issue Date under the First Lien Credit Agreements shall be deemed initially Incurred on the Issue Date under Section 5.01(b)(i) and not Section 5.01(a) or Section 5.01(b)(iv);
(iv)    Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included;
(v)    if obligations in respect of letters of credit are Incurred pursuant to a Credit Facility and are being treated as Incurred pursuant to Section 5.01(b)(i) or (ii) and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included;
(vi)    no item of Indebtedness will be given effect more than once in any calculation contemplated by this Section 5.01 and no individual item or related items of Indebtedness will be given effect at an aggregate amount in excess of the aggregate amount required to satisfy and discharge the principal amount of such item or related items of Indebtedness;
(vii)    the principal amount of any Disqualified Stock of the Company or a Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary that is not a Subsidiary Guarantor, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof; and

(viii)    the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.
(h)    Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 5.01. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.
(i)    The Company will not permit any of its Unrestricted Subsidiaries to Incur any Indebtedness or issue any shares of Disqualified Stock, other than Non-Recourse Debt. If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this Section 5.01, the Company shall be in Default of this Section 5.01).
(j)    For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency will be calculated based on the relevant currency exchange rate in effect on the date the Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and the refinancing would cause the applicable U.S. dollar-dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of the refinancing, such U.S. dollar-dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this Section 5.01, the maximum amount of Indebtedness that the Company may Incur pursuant to this Section 5.01 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, will be calculated based on the currency exchange rate applicable to the currencies in which the Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.
SECTION 5.02.    Limitation on Restricted Payments. (a)The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:

(ix)    pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in respect of its Capital Stock in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except:
(A)    dividends or distributions payable in Capital Stock of the Company (other than Disqualified Stock) or in options, warrants or other rights to purchase Capital Stock of the Company; and
(B)    dividends or distributions payable to the Company or a Restricted Subsidiary (and if the Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other holders of Capital Stock on a pro rata basis);
(x)    purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any direct or indirect parent of the Company held by Persons other than the Company or a Restricted Subsidiary (other than in exchange for Capital Stock of the Company or any direct or indirect parent of the Company (other than Disqualified Stock));
(xi)    purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations, Guarantor Subordinated Obligations, Existing 2019 Senior Notes, New Notes or any Refinancing Indebtedness thereof or other unsecured notes or Indebtedness for borrowed money Incurred after the Issue Date (other than the purchase, repurchase, redemption, defeasance or other acquisition or retirement of (x) such Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement, and (y) Existing Subordinate Notes using the proceeds of New Notes issued after the Issue Date); or
(xii)    make any Restricted Investment in any Person;
(any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in subclauses (i) through (iv) of this clause (a) of Section 5.02 being referred to herein as a “Restricted Payment”), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:
(1)    a Default shall have occurred and be continuing (or would result therefrom); or
(2)    the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to Section 5.01(a) after giving effect, on a pro forma basis, to the Restricted Payment; or

(3)    the aggregate amount of the Restricted Payment and all other Restricted Payments made subsequent to the Issue Date would exceed the sum of:
(A)    50% of Consolidated Net Income for the period (treated as one accounting period) from July 1, 2013, to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which financial statements are in existence (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit);
(B)    100% of the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the Issue Date (other than Net Cash Proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of the Company or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination);
(C)    the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company or its Restricted Subsidiaries convertible into or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair market value of any other property, distributed by the Company upon such conversion or exchange); and
(D)    the amount equal to payments received by the Company or any Restricted Subsidiary in respect of, or the net reduction in, Restricted Investments made by the Company or any of its Restricted Subsidiaries in any Person resulting from:
(x)    repurchases or redemptions of such Restricted Investments by the Person in which such Restricted Investments are made, proceeds realized upon the sale of such Restricted Investment to an unaffiliated purchaser or payments in respect of such Restricted Investment, whether through interest payments, principal payments, dividends, distributions or otherwise, by such Person to the Company or any Restricted Subsidiary; or
(y)    the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investment”) not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary;
which amount in each case under clause (D) was included in the calculation of the amount of Restricted Payments; provided, however, that no amount will be included under clause (D) to the extent it is already included in Consolidated Net Income.
(g)    Section 5.02(a) will not prohibit:
(i)    any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock, Disqualified Stock or Subordinated Obligations, Guarantor Subordinated Obligations, Existing 2019 Senior Notes, New Notes or any Refinancing Indebtedness thereof or other unsecured notes or Indebtedness for borrowed money Incurred after the Issue Date made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); provided, however, that (i) such purchase, repurchase, redemption, defeasance, acquisition or retirement will be excluded in subsequent calculations of the amount of Restricted Payments and (ii) the Net Cash Proceeds from such sale of Capital Stock will be excluded from Section 5.02(a)(iv)(3)(B);
(ii)    any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations, Guarantor Subordinated Obligations, Existing 2019 Senior Notes, New Notes or any Refinancing Indebtedness thereof or other unsecured notes or Indebtedness for borrowed money Incurred after the Issue Date made by exchange for, or out of the proceeds of (1) in the case of Existing Subordinate Notes, the sale of New Notes, (2) in the case of Subordinated Obligations or Guarantor Subordinated Obligations, the substantially concurrent sale of, Subordinated Obligations or any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Guarantor Subordinated Obligations made by exchange for or out of the proceeds of the substantially concurrent sale of Guarantor Subordinated Obligations or (3) in the case of the Existing 2019 Senior Notes, New Notes or any Refinancing Indebtedness thereof or other unsecured notes or Indebtedness for borrowed money Incurred after the Issue Date, the substantially concurrent sale of, unsecured Indebtedness that, in each case, is permitted to be Incurred under Section 5.01 and that in each case constitutes Refinancing Indebtedness; provided, however, that such purchase, repurchase, redemption, defeasance, acquisition or retirement will be excluded in subsequent calculations of the amount of Restricted Payments;

(iii)    any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Company or a Restricted Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Disqualified Stock of the Company or such Restricted Subsidiary, as the case may be, that, in each case, is permitted to be Incurred under Section 5.01 and that in each case constitutes Refinancing Indebtedness; provided, however, that such purchase, repurchase, redemption, defeasance, acquisition or retirement will be excluded in subsequent calculations of the amount of Restricted Payments;
(iv)    dividends paid within 60 days after the date of declaration if at such date of declaration such dividends would have complied with this Section 5.02; provided, however, that such dividends will be included in subsequent calculations of the amount of Restricted Payments;
(v)    so long as no Default or Event of Default has occurred and is continuing,
(1)    the purchase, redemption or other acquisition, cancellation or retirement for value of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock of the Company or any Restricted Subsidiary or any direct or indirect parent of the Company held by any existing or former employees or directors of the Company or any Subsidiary of the Company or their assigns, estates or heirs, in each case in accordance with the terms of employee stock option or stock purchase agreements or other agreements to compensate employees or directors; provided, however, that such purchases, redemptions, acquisitions, cancellations or retirements pursuant to this clause will not exceed $2,000,000 in the aggregate during any calendar year; provided further, however, that the amount of any such purchases, redemptions, acquisitions, cancellations or retirements will be included in subsequent calculations of the amount of Restricted Payments; and
(2)    loans or advances to employees or directors of the Company or any Subsidiary of the Company the proceeds of which are used to purchase Capital Stock of the Company, in an aggregate amount not in excess of $2,000,000 at any one time outstanding; provided, however, that the amount of such loans and advances will be included in subsequent calculations of the amount of Restricted Payments;
(vi)    so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company issued in accordance with the terms of this Indenture to the extent such dividends are included in the definition of “Consolidated Interest Expense;” provided, however, that the payment of such dividends will be excluded in subsequent calculations of the amount of Restricted Payments;
(vii)    repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise price thereof; provided that such repurchases will be excluded from subsequent calculations of the amount of Restricted Payments;
(viii)    the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Obligation or any Existing 2019 Senior Notes, New Notes or any Refinancing Indebtedness thereof or other unsecured notes or Indebtedness for borrowed money Incurred after the Issue Date (i) at a purchase price not greater than 101% of the principal amount of such Indebtedness in the event of a Change of Control in accordance with provisions similar to Section 5.12 or (ii) at a purchase price not greater than 100% of the principal amount thereof in accordance with provisions similar to Section 5.06; provided, however, that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Company has made the Change of Control Offer or Asset Disposition Offer, as applicable, as required with respect to the Notes and has completed the repurchase or redemption of all Notes validly tendered for payment in connection with such Change of Control Offer or Asset Disposition Offer; provided that such purchases, repurchases, redemptions, defeasances or other acquisitions or retirements will be excluded from subsequent calculations of the amount of Restricted Payments;
(ix)    any redemption of share purchase rights at a Redemption Price not to exceed $0.01 per right; provided, however, that such redemption will be included in subsequent calculations of the amount of Restricted Payments;
(x)    the payment of cash in lieu of fractional shares of Capital Stock in connection with any transaction otherwise permitted under this Indenture; provided that such payment will be included in subsequent calculations of the amount of Restricted Payments;
(xi)    payments to dissenting stockholders not to exceed $5,000,000 (x) pursuant to applicable law or (y) in connection with the settlement or other satisfaction of legal claims made pursuant to or in connection with a consolidation, merger or transfer of assets in connection with a transaction that is not prohibited by this Indenture; provided that such payments will be included in subsequent calculations of the amount of Restricted Payments;
(xii)    Restricted Payments in an amount not to exceed $25,000,000; provided that the amount of the Restricted Payments will be included in subsequent calculations of the amount of Restricted Payments; and

(xiii)    any purchase, repurchase, redemption, defeasance or other acquisition or retirement of the Existing Subordinate Notes made in exchange for, or out of the net proceeds of New Notes issued after the Issue Date; provided that such purchase, repurchase, redemption, defeasance, acquisition or retirement will be excluded in subsequent calculations of the amount of Restricted Payments.
The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount and any non-cash Restricted Payment shall be determined conclusively by the Board of Directors of the Company acting in good faith, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value is estimated in good faith by the Board of Directors of the Company to exceed $25,000,000.
SECTION 5.03.    Limitation on Liens. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock of Restricted Subsidiaries), whether owned on the Issue Date or acquired after that date, which Lien secures any Indebtedness. Notwithstanding any other provision hereof, the Company will not Incur or permit its Restricted Subsidiaries to Incur any Indebtedness under the First Lien Credit Agreements or other Indebtedness secured by Prior Liens if, after giving effect to such Incurrence, the aggregate outstanding amount or, in the case of letters of credit, the amount available to be drawn thereunder, of all Indebtedness under the First Lien Credit Agreements constituting principal and undrawn letters of credit and all other Indebtedness constituting principal and undrawn letters of credit secured by Prior Liens (in each case, excluding any Hedging Obligations and obligations in respect of treasury management services that do not constitute Indebtedness) would exceed the greater of (a) $450,000,000 and (b) an amount equal to 27.5% of the Proved PV-10 Value at the time of such Incurrence.
SECTION 5.04.    Limitation on Sale/Leaseback Transactions. The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless:
(b)    the Company or such Restricted Subsidiary would be entitled to (i) Incur Indebtedness in an amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction pursuant to Section 5.01 and (ii) create a Lien on such property securing such Attributable Indebtedness pursuant to Section 5.03;

(c)    the net proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair market value (as determined by the Board of Directors) of such property; and
(d)    to the extent the Sale/Leaseback Transaction involves an Asset Disposition, the Company applies the proceeds of such transaction in compliance with Section 5.06.
SECTION 5.05.    Limitation on Restrictions on Distributions from Restricted Subsidiaries. (a)The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:
(xii)    pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company or any Restricted Subsidiary (the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock and any subordination of any such Indebtedness or other obligations being deemed not to constitute such encumbrances or restrictions);
(xiii)    make any loans or advances to the Company or any Restricted Subsidiary (the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary being deemed not to constitute such an encumbrance or restriction); or
(xiv)    transfer any of its property or assets to the Company or any Restricted Subsidiary.
(b)    Section 5.05(a) will not prohibit:
(ii)    any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date, including, without limitation, this Indenture, the Notes, the Second Lien Term Loan Agreement, the supplemental indentures governing the Existing Notes and the New Notes and the First Lien Credit Agreements in effect on such date;
(iii)    any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Capital Stock or Indebtedness Incurred by a Restricted Subsidiary on or before the date on which the Restricted Subsidiary was acquired by the Company (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company or in contemplation of the transaction or transactions) and outstanding on such date; provided that any such encumbrance or restriction shall not extend to any assets or property of the Company or any other Restricted Subsidiary other than the assets and property so acquired;
(iv)    any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement effecting a refunding, replacement or refinancing of Indebtedness Incurred pursuant to an agreement referred to in Section 5.05(b)(i) or (ii) or this clause (iii) or contained in any amendment to an agreement referred to in Section 5.05(b)(i) or (ii) or this clause (iii), including successive refundings, replacements or refinancings; provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement are no less favorable in any material respect to the Holders than the encumbrances and restrictions contained in such agreements referred to in Section 5.05(b)(i) or (ii) on the Issue Date or the date such Restricted Subsidiary became a Restricted Subsidiary, whichever is applicable;
(v)    in the case of Section 5.05(a)(iii), any encumbrance or restriction:
(A)    that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract;
(B)    contained in mortgages, pledges or other security agreements permitted under this Indenture securing Indebtedness of the Company or a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements; or
(C)    pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary;
(vi)    (A) purchase money obligations for property acquired in the ordinary course of business and (B) Capital Lease Obligations permitted under this Indenture, in each case, that impose encumbrances or restrictions of the nature described in Section 5.05(a)(iii) on the property so acquired;
(vii)    any restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

(viii)    customary encumbrances or restrictions imposed pursuant to any agreement referred to in the definition of “Permitted Business Investment;”
(ix)    net worth provisions in leases and other agreements entered into by the Company or any Restricted Subsidiary in the ordinary course of business; and
(x)    encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order.
SECTION 5.06.    Limitation on Sales of Assets and Subsidiary Stock. (a)The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:
(i)    the Company or the Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Disposition at least equal to the fair market value of the assets subject to the Asset Disposition (determined on the date of contractually agreeing to such Asset Disposition), as determined in good faith by senior management of the Company or, if the consideration with respect to such Asset Disposition exceeds $10,000,000, the Board of Directors of the Company (including as to the value of all non-cash consideration); and
(ii)    at least 75% of the consideration from the Asset Disposition received by the Company or the Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents.
(e)    The Company or such Restricted Subsidiary, as the case may be, may elect to apply all or any portion of the Net Available Cash from such Asset Disposition either:
(i)    to prepay, repay, purchase, repurchase, redeem, defease or otherwise acquire or retire Second Lien Term Loans, the Notes, loans under the First Lien Credit Agreements, Existing 2015 Senior Notes, Existing 2016 Senior Notes or Existing Subordinate Notes within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; provided, however, that, in connection with any prepayment, repayment, purchase, repurchase, redemption, defeasance, or acquisition of Indebtedness pursuant to this clause (i), the Company or such Restricted Subsidiary will retire such Indebtedness and, in the case of revolving Indebtedness, will cause the related commitment (if any) to be permanently reduced by an amount equal to the principal amount so retired; or
(ii)    to invest in Additional Assets within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

provided that, pending the final application of any such Net Available Cash in accordance with subclauses (i) or (ii) of this clause (b), the Company and its Restricted Subsidiaries may temporarily reduce Senior Indebtedness or otherwise invest such Net Available Cash in any manner not prohibited by this Indenture.
(f)    Any Net Available Cash from Asset Dispositions that is not applied or invested as provided in Section 5.06(b) will be deemed to constitute “Excess Proceeds.” On the 366th day after an Asset Disposition, if the aggregate amount of Excess Proceeds exceeds $20,000,000, the Company must make an offer (an “Asset Disposition Offer”) to all Holders and to the extent required by the terms of the applicable governing documents of any Indebtedness secured by a Prior Lien or by any other Pari Passu Debt (collectively, the “Subject Debt”), to all holders of such Subject Debt, to prepay or purchase the maximum principal amount of Notes and such Subject Debt to which the Asset Disposition Offer applies that may be prepaid or purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the Notes and such Subject Debt plus accrued and unpaid interest to the date of purchase, in accordance with the procedures set forth in this Indenture, the Second Lien Term Loan Agreement or the agreements governing the other Subject Debt, as applicable, in the case of the Notes, in amounts equal to $2,000 or an integral multiple of $1,000 in excess thereof; provided that any unpurchased portion of a note must be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof; provided, further, that any such Asset Disposition Offer may be deferred if (but only for so long as) the Company reasonably anticipates that no redemption of Notes and Subject Debt pursuant thereto would be permitted on the Asset Disposition Purchase Date (as defined below) under the U.S. First Lien Credit Agreement (and the Company agrees that during the period of any such deferral, the aggregate amount of cash and Cash Equivalents held by the Company and its Subsidiaries shall not exceed $25,000,000). To the extent that the aggregate amount of Notes and Subject Debt so validly offered for prepayment or tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes, subject to the other covenants contained in this Indenture. If the aggregate principal amount of Notes surrendered by Holders and other Subject Debt offered for prepayment or surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, Holders of tendered Notes will receive their ratable portion of such proceeds and the Trustee shall select the Notes to be prepaid or purchased pro rata on the basis of the aggregate principal amount of tendered Notes, subject to such adjustments as shall be permitted by this Indenture. Upon completion of the Asset Disposition Offer, the amount of Excess Proceeds will be reset at zero. For the avoidance of doubt, in the event any Subject Debt requires a prepayment of Indebtedness rather than an offer to prepay or repurchase Indebtedness, the foregoing references to offers shall be deemed to refer to prepayments made in accordance with the terms of such Subject Debt; if the provisions of any other Subject Debt provide for a longer period for an offer to remain open or for payment to be made than is provided hereunder (the “Later Debt”), then (1) the portion of the Excess Proceeds that would be paid to holders of the Later Debt if all such holders accepted the offer shall be set aside (the “Later Debt Proceeds”),

(2) the Asset Disposition Offer shall be conducted with respect to the remainder of such Excess Proceeds as provided herein and (3) following the conclusion of the offer and prepayment process for the Later Debt, any Later Debt Proceeds not applied to prepay or purchase Later Debt shall be applied to redeem or purchase the Notes or other Subject Debt of the holders thereof that accepted the Asset Disposition Offer or an applicable offer for Later Debt in the amounts that would have been paid to them had all the offers and prepayments been completed at the same time with the same acceptances and rejections being made by all applicable holders of Subject Debt.
(g)    The Asset Disposition Offer must remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Asset Disposition Offer Period”). No later than five Business Days after the termination of the Asset Disposition Offer Period (the “Asset Disposition Purchase Date”), the Company will redeem or purchase the principal amount of Notes and purchase or prepay the principal amount of Subject Debt required to be purchased or prepaid pursuant to the Asset Disposition Offer (the “Asset Disposition Offer Amount”) or, if less than the Asset Disposition Offer Amount has been so validly tendered, all Notes and Subject Debt validly tendered in response to the Asset Disposition Offer; provided, that such purchase or prepayment may be deferred if and for so long as the purchase or prepayment of Notes and Subject Debt would be prohibited under the U.S. First Lien Credit Agreement (and the Company agrees that during the period of any such deferral, the aggregate amount of cash and Cash Equivalents held by the Company and its Subsidiaries shall not exceed $25,000,000).
(h)    If the Asset Disposition Purchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such Regular Record Date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Disposition Offer.
(i)    On or before the Asset Disposition Purchase Date, the Company must, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of Notes and Subject Debt or portions of Notes and Subject Debt so validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all Notes and Subject Debt so validly tendered and not properly withdrawn, in the case of the Notes, in amounts equal to $2,000 or an integral multiple of $1,000 in excess thereof; provided that any unpurchased portion of a Note must be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Company or the Paying Agent, as the case may be, must promptly (but in any case not later than seven Business Days after the termination of the Asset Disposition Offer Period) mail or deliver to each tendering Holder, an amount equal to the purchase price of the Notes so validly tendered and not properly withdrawn by such Holder, and accepted by the Company for purchase, and the Company must promptly issue a new Note, and the Trustee, upon delivery of an Officer’s Certificate from the Company, must authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. In addition, the Company will take any and all other actions required by the agreements governing any Subject Debt that is being prepaid. Any Note not so accepted must be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Disposition Offer on the Asset Disposition Purchase Date.
(j)    For the purposes of this Section 5.06, the following will be deemed to be cash:
(i)    the assumption by the transferee of Indebtedness (other than Subordinated Obligations or Disqualified Stock) of the Company or Indebtedness of a Wholly-Owned Subsidiary (other than Guarantor Subordinated Obligations or Disqualified Stock of any Wholly-Owned Subsidiary that is a Subsidiary Guarantor) and the release of the Company or the Restricted Subsidiary from all liability on such Indebtedness in connection with the Asset Disposition; and
(ii)    securities, notes or other obligations received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 60 days after consummation of the Asset Disposition.
(k)    The Company will not, and will not permit any Restricted Subsidiary to, engage in any Asset Swaps, unless:
(v)    at the time of entering into the Asset Swap and immediately after giving effect to the Asset Swap, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;
(vi)    in the event the Asset Swap involves the transfer by the Company or any Restricted Subsidiary of assets having an aggregate fair market value, as determined by the Board of Directors of the Company in good faith, in excess of $10,000,000, the terms of the Asset Swap have been approved by a majority of the members of the Board of Directors of the Company; and
(vii)    in the event the Asset Swap involves the transfer by the Company or any Restricted Subsidiary of assets having an aggregate fair market value, as determined by the Board of Directors of the Company in good faith, in excess of $25,000,000, the Company has received a written opinion from an independent investment banking firm of nationally recognized standing that the Asset Swap is fair to the Company or the Restricted Subsidiary, as the case may be, from a financial point of view.

(l)    The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 5.06, the Company will comply with the applicable securities laws and regulations and will be deemed not to have breached its obligations under this Indenture by virtue of such compliance.
SECTION 5.07.    Limitation on Affiliate Transactions. (a)The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an “Affiliate Transaction”) unless:
(iii)    the terms of the Affiliate Transaction are not materially less favorable to the Company or the Restricted Subsidiary, as the case may be, than those that might reasonably have been obtained in a comparable transaction at the time of such transaction on an arm’s-length basis from a Person that is not an Affiliate of the Company;
(iv)    in the event the Affiliate Transaction involves an aggregate consideration in excess of $10,000,000, the terms of the transaction have been approved by a majority of the members of the Board of Directors of the Company having no personal stake in the transaction, if any (and such majority determines that the Affiliate Transaction satisfies the criteria in clause (a) above); and
(v)    in the event the Affiliate Transaction involves an aggregate consideration in excess of $25,000,000, the Company has received a written opinion from an independent investment banking, accounting or appraisal firm of nationally recognized standing to the effect that the terms of the Affiliate Transaction are not materially less favorable than those that might reasonably have been obtained in a comparable transaction at the time of such transaction on an arm’s-length basis from a Person that is not an Affiliate of the Company.
(d)    Section 5.07(a) will not apply to:
(iii)    any Restricted Payment (other than a Restricted Investment) permitted to be made pursuant to Section 5.02;
(iv)    any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements and other compensation arrangements, options to purchase Capital Stock of the Company, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee plans and/or insurance and indemnification arrangements provided to or for the benefit of employees and directors approved by the Board of Directors of the Company;

(v)    loans or advances to employees, officers or directors in the ordinary course of business of the Company or any of its Restricted Subsidiaries, but in any event not to exceed $2,500,000 in the aggregate outstanding at any one time with respect to all loans or advances made since the Issue Date;
(vi)    any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries and Guarantees issued by the Company or a Restricted Subsidiary for the benefit of the Company or a Restricted Subsidiary, as the case may be, in accordance with Section 5.01;
(vii)    the performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of any agreement to which the Company or any of its Restricted Subsidiaries is a party as of or on the Issue Date, as these agreements may be amended, modified, supplemented, extended or renewed from time to time; provided, however, that any future amendment, modification, supplement, extension or renewal entered into after the Issue Date will be so excluded only if its terms are not more disadvantageous to the Holders than the terms of the agreements in effect on the Issue Date; or
(viii)    any transaction with any Affiliate as contemplated by the Midstream Joint Venture (including the ongoing transactions contemplated thereunder).
SECTION 5.08.    Limitation on Sale of Capital Stock of Restricted Subsidiaries. (a)The Company will not, and will not permit any Restricted Subsidiary to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Restricted Subsidiary or issue any of the Capital Stock of a Restricted Subsidiary (other than, if necessary, shares of its Voting Stock constituting directors’ qualifying shares) to any Person except:
(ix)    to the Company or a Wholly-Owned Subsidiary; or
(x)    in compliance with Section 5.06 and if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would continue to be a Restricted Subsidiary.
(d)    Notwithstanding Section 5.08(a), the Company or any Restricted Subsidiary may sell all of the Capital Stock of a Restricted Subsidiary as long as the Company complies with the terms of Section 5.06.
SECTION 5.09.    Merger and Consolidation. (a)The Company will not consolidate with or merge with or into any other Person, or sell, lease, convey, assign, transfer or otherwise dispose of all or substantially all its properties and assets to another Person, unless:
(vi)    the Company is the continuing or surviving Person in the consolidation or merger; or

(vii)    the Person (if other than the Company) formed by the consolidation or into which the Company is merged or to which all or substantially all of the Company’s properties and assets are sold, leased, conveyed, assigned, transferred or otherwise disposed of is a corporation, partnership, limited liability company, business trust, trust or other legal entity organized and validly existing under the laws of the United States, any State thereof or the District of Columbia, and expressly assumes, by a supplemental indenture, in form satisfactory to the Trustee all of the Company’s obligations under the Notes, this Indenture the Security Documents and the Intercreditor Agreements; and
(viii)    immediately after the transaction and the Incurrence or anticipated Incurrence of any Indebtedness to be Incurred in connection therewith, no Event of Default exists; and
(ix)    immediately after giving effect to such transaction, the continuing or surviving Person would be able to Incur at least an additional $1.00 of Indebtedness pursuant to Section 5.01(a); and
(x)    each Subsidiary Guarantor shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person’s obligations (if other than the Company) in respect of this Indenture and the Notes and shall continue to be in effect; and
(xi)    an Officer’s Certificate is delivered to the Trustee to the effect that the conditions set forth above have been satisfied and on Opinion of Counsel has been delivered to the Trustee to the effect that the conditions set forth above have been satisfied.
(b)    For purposes of Section 5.09(a), the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of its Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of the Company.
(c)    The continuing, surviving or successor Person will succeed to and be substituted for the Company with the same effect as if it had been named in this Indenture as a party thereof, and thereafter the predecessor Person (except in the case of a lease) will be relieved of all obligations and covenants under this Indenture and the Notes.
(d)    Notwithstanding Sections 5.09(a)(iii) and (iv) and Section 5.09(e)(i)(B), (x) any Restricted Subsidiary may consolidate with, merge into or sell, lease, convey, assign, transfer or otherwise dispose of all or part of its properties and assets to the Company or another Restricted Subsidiary and (y) the Company may merge with an

Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction; provided that, in the case of a Restricted Subsidiary that merges into the Company, the Company will not be required to comply with Section 5.09(a)(v).
(e)    The Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into any Person (other than another Subsidiary Guarantor) and will not permit the sale, conveyance, transfer, assignment or lease or other disposition of substantially all of the assets of any Subsidiary Guarantor (other than to another Subsidiary Guarantor) unless:
(i)    (A) the Person formed by the consolidation or into which the Subsidiary Guarantor merged or to which all or substantially all of the Subsidiary Guarantor’s properties and assets are sold, leased, conveyed, assigned, transferred, or otherwise disposed of is a corporation, partnership, limited liability company, business trust, trust or other legal entity organized and validly existing under the laws of the United States, any State thereof, or the District of Columbia and such Person (if not such Subsidiary Guarantor) will expressly assume, by supplemental indenture, in form satisfactory to the Trustee, all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee, the Security Documents and the Intercreditor Agreements; (B) immediately after the transaction and the Incurrence or anticipated Incurrence of any Indebtedness to be Incurred in connection therewith, no Event of Default exists; and (C) the Company will deliver to the Trustee an Officer’s Certificate and Opinion of Counsel, each to the effect that the conditions set forth above have been satisfied; or
(ii)    the transaction is made in compliance with Section 5.06.
SECTION 5.10.    Limitation on Lines of Business. The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than the Oil and Gas Business.
SECTION 5.11.    Payments for Consent. Neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fees or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.
SECTION 5.12.    Offer to Repurchase Upon Change of Control.
(b)    If a Change of Control occurs, unless the Company has exercised its right to redeem all of the Notes pursuant to Section 3.01, the Company will be required to offer to repurchase from each Holder all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof; provided that any unpurchased portion of a Note must be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount of the Notes plus accrued and unpaid interest and additional interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).
(c)    Within 30 days following any Change of Control, unless the Company has exercised its right to redeem the Notes as described under Section 3.01, by giving notice of such redemption to the Holders, the Company will transmit a notice (the “Change of Control Offer”) to each Holder, with a copy to the Trustee, stating:
(i)    that a Change of Control has occurred and that the Company is offering to purchase the Holder’s Notes at a purchase price in cash equal to 101% of the principal amount of the Notes plus accrued and unpaid interest and additional interest, if any, to the date of purchase (subject to the right of holders of record on a Regular Record Date to receive interest on the relevant Interest Payment Date) (the “Change of Control Payment”);
(ii)    the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is transmitted) (the “Change of Control Payment Date”); and
(iii)    the procedures determined by the Company, consistent with this Indenture, that a Holder must follow in order to have its Notes repurchased.
(d)    On the Change of Control Payment Date, the Company will, to the extent lawful:
(iii)    accept for payment all Notes or portions of Notes (equal to $2,000 or an integral multiple of $1,000 in excess thereof) properly tendered pursuant to the Change of Control Offer;
(iv)    deposit with the Paying Agent for the Notes an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes so tendered; and
(v)    deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.
(e)    The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for the Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.
(f)    If the Change of Control Payment Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest and additional interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on the Regular Record Date, and no additional interest will be payable to Holders who tender pursuant to the Change of Control Offer.
(g)    The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under the Change of Control Offer.
(h)    A Change of Control Offer may be made in advance of a Change of Control, conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of the making of the Change of Control Offer.
(i)    The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 5.12. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will be deemed not to have breached its obligations described in this Indenture by virtue of such compliance.
SECTION 5.13.    Negative Pledge Agreements. The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any contract, agreement or understanding which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Oil and Gas Properties or its equity interests in Restricted Subsidiaries in favor of the Second Lien Collateral Agent and the Holders, or which requires the consent of or notice to other Persons in connection therewith; provided, however, that the preceding restrictions will not apply to encumbrances or restrictions arising under or by reason of (a) this Indenture, the Security Documents, the First Lien Credit Agreements or the First Lien Security Instruments, (b) Indebtedness permitted by Section 5.01 secured by Liens permitted by Section 5.03 (but only to the extent related to the Property on which such Liens were created), or any contract, agreement or understanding creating Liens permitted by Section 5.03 (but only to the extent related to the Property on which such Liens were created), (c) any leases or licenses or similar contracts as they affect any Oil and Gas Property or Lien subject to a lease or license or (d) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the equity or Oil and Gas

Property of such Restricted Subsidiary (or the Oil and Gas Property that is subject to such restriction) pending the closing of such sale or disposition.
ARTICLE VI
Events of Default; Remedies
SECTION 6.01.    The term “Event of Default” means any one of the following events:
(h)    failure to pay principal of or premium, if any, on any Note when due at its Stated Maturity;
(i)    failure to pay any interest on any Note when due, which failure continues for 30 calendar days;
(j)    failure by the Company or any Restricted Subsidiary to comply with its obligations under Section 4.04, Section 4.06 (as to the existence of the Company or such Restricted Subsidiary only), Section 4.16 or 5.09, or to make an Change of Control Offer, Asset Disposition Offer or repurchase pursuant thereto when required to do so by the terms hereof;
(k)    failure by the Company to comply with any of its obligations under Article V (in each case, other than a failure to repurchase Notes pursuant to Section 5.06 or 5.12 which will constitute an Event of Default under Section 6.01(c), and other than a failure to comply with Section 5.09 which is covered by Section 6.01(c)), which failure or breach continues for 30 calendar days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in principal amount of the Outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under this Indenture;
(l)    failure to perform, or breach of, any other covenant of the Company in this Indenture or any Security Document, which failure or breach continues for 60 calendar days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under this Indenture;
(m)    any nonpayment at maturity or other default (beyond any applicable grace period) under any agreement or instrument relating to any other Indebtedness of the Company or a Significant Subsidiary, the unpaid principal amount of which is not less than $15,000,000, which default results in the acceleration of the maturity of the Indebtedness prior to its Stated Maturity or occurs at the final maturity thereof;

(n)    the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or a Significant Subsidiary in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or (ii) a decree or order adjudging the Company or a Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Company or a Significant Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of the Company (or a Significant Subsidiary) or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive calendar days;
(o)    the commencement by the Company or a Significant Subsidiary of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or a Significant Subsidiary in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief with respect to the Company or a Significant Subsidiary under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of the Company (or a Significant Subsidiary) or of any substantial part of its property pursuant to any such law, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or a Significant Subsidiary in furtherance of any such action;
(p)    failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $15,000,000 (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 calendar days; or
(q)    any of this Indenture (including the Subsidiary Guarantees), the Notes, the Security Documents and any supplemental indentures pursuant to this Indenture, after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against the Company or a Subsidiary Guarantor party thereto or shall be repudiated by any of them in writing, or any of the Security Documents with respect to any Collateral, individually or in the aggregate, having a fair market value in excess of $25,000,000 shall cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, except to the extent permitted by the terms of this Indenture, or the Company or any Restricted Subsidiary or any of their Affiliates shall so state in writing.
SECTION 6.02.    Remedies. (a)If an Event of Default (other than an Event of Default arising under Section 6.01(g) or (h)) with respect to the Notes at the time Outstanding occurs and is continuing, then in every case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal amount of all of the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) will become immediately due and payable. If an Event of Default under Section 6.01(g) or (h) occurs, then the principal of and premium, if any, and accrued interest on the Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
(c)    At any time after such a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article 6 provided, the Holders of a majority in principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if (i) the Company has paid or deposited with the Trustee a sum sufficient to pay (A) all overdue interest on all Notes, (B) the principal of (and premium, if any, on) any Notes which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Notes, (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Notes, and (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements, and advances of the Trustee and its agents and counsel and (ii) all Events of Default with respect to the Notes, other than the nonpayment of the principal of Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.02(c). No such rescission will affect any subsequent default or impair any right consequent thereon.
(d)    The Holders of a majority in principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past default hereunder with respect to such Notes and its consequences, except a default (i) in the payment of the principal of or any premium or interest on any Note or (ii) in respect of a covenant or provision hereof which under Article VIII cannot be modified or amended without the consent of the Holder of each Outstanding Note affected. Upon any such waiver, such default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, for every purpose of this Indenture, but no such waiver will extend to any subsequent or other default or impair any right consequent thereon.

SECTION 6.03.    Covenant of Company to Pay to Trustee Whole Amount Due on Notes on Default in Payment of Interest or Principal; Suits for Enforcement by Trustee. (a)The Company covenants that if (i) default is made in the payment of any interest on the Notes when such interest becomes due and payable and such default continues for a period of 30 calendar days or (ii) default is made in the payment of the principal of (or premium, if any, on) the Notes when it becomes due and payable, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal and any premium and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium and on any overdue interest, at the rate or rates prescribed therefor in such Notes, and, in addition thereto, such further amount as will be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements, and advances of the Trustee and its agents and counsel. If the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company and collect in the manner provided by law out of the property of the Company, wherever situated, the moneys adjudged or decreed to be payable.
(e)    If an Event of Default with respect to Notes occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.
(f)    In case of any judicial proceeding relative to the Company (or any other obligor upon the Notes), its property or its creditors, the Trustee will be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee will be authorized to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator, or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements, and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.07.

(g)    No provision of this Indenture will be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.
(h)    All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee will be brought in its own name as trustee of an express trust, and any recovery of judgment will, after provision for the payment of the reasonable compensation, expenses, disbursements, and advances of the Trustee and its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.
SECTION 6.04.    Application of Money Collected by Trustee. Any money collected by the Trustee pursuant to this Article 6, including all proceeds realized from the liquidation or other disposition of Collateral, will be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST:	To the payment of all amounts due the Trustee under Section 7.07;

SECOND:
To the payment of the amounts then due and unpaid for principal of and any premium and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, except to the extent that the Notes are by their express terms subordinated and subject in right of payment to the prior payment of other indebtedness, according to the amounts due and payable on such Notes for principal and any premium and interest, respectively; and

THIRD:	To the Company, its successors or assigns, or as a court of competent jurisdiction shall direct.
SECTION 6.05.    Limitation on Suits by Holders of Notes. No Holder of any Notes will have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes, (b) the Holders of not less than 25% in principal amount of the Outstanding Notes have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as

Trustee hereunder, (c) such Holder or Holders have furnished to the Trustee reasonable indemnity against the costs, expenses, and liabilities to be incurred in compliance with such request, (d) the Trustee for 60 calendar days after its receipt of such notice, request, and indemnity has failed to institute any such proceeding, and (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Notes, it being understood and intended that no one or more of such Holders will have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb, or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.
SECTION 6.06.    Rights and Remedies Cumulative; Delay or Omission in Exercise of Rights not a Waiver of Event of Default. (a)No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy will, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or employment of any other appropriate right or remedy.
(e)    No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
SECTION 6.07.    Rights of Holders of Majority in Principal Amount of Outstanding Notes to Direct Trustee. The Holders of a majority in principal amount of the Outstanding Notes will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes, provided that (a) such direction will not be in conflict with any rule of law or with this Indenture and (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
SECTION 6.08.    Requirement of an Undertaking to Pay Costs in Certain Suits Under this Indenture or Against the Trustee. In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered, or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section 6.08 nor the Trust Indenture Act will be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Trustee, by a Holder pursuant to Section 6.09 or by the Holders of more than 25% in principal amount of the then Outstanding Notes.
SECTION 6.09.    Notice of Defaults. If a Default occurs hereunder with respect to the Notes, the Trustee will give the Holders notice of such Default as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any Default of the character specified in Section 6.01(d) with respect to the Notes, no such notice to Holders will be given until at least 30 calendar days after the occurrence thereof. The Company will give the Trustee notice of any uncured Event of Default within 10 days after any Responsible Officer of the Company becomes aware of or receives actual notice of such Event of Default.
SECTION 6.10.    Unconditional Right of Holders to Receive Principal, Premium, and Interest. Notwithstanding any other provision in this Indenture, the Holders will have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and interest on such Notes on the Stated Maturity (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of such Holder.
SECTION 6.11.    Restoration of Rights and Remedies. If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under this Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Company, any Subsidiary Guarantors, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, any Subsidiary Guarantors, the Trustee and the Holders will continue as though no such proceeding had been instituted.
SECTION 6.12.    Trustee May File Proofs of Claims. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceeding relative to the Company or the Subsidiaries (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claim and to distribute the same, and any custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
SECTION 6.13.    Rights and Remedies Cumulative. No right or remedy conferred or reserved to the Trustee or to the Holders under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or exercise of any other right or remedy.
SECTION 6.14.    Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
SECTION 6.15.    Waiver of Stay, Extension or Usury Laws. The Company and each Subsidiary Guarantor covenants, to the extent that it may lawfully do so, that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or the Subsidiary Guarantor from paying all or any portion of the principal of, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture. The Company and each Subsidiary Guarantor hereby expressly waives, to the extent that it may lawfully do so, all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE VII
The Trustee
SECTION 7.01.    General. (a)The duties and responsibilities of the Trustee are as provided by the Trust Indenture Act and as set forth herein. Whether or not expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article.
(e)    Except during the continuance of an Event of Default, the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee. In case an Event of Default has occurred and is continuing, the Trustee shall exercise those rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(f)    No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that (1) this clause (c) shall not be construed to limit the effect of Section 7.01(b) and (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.
SECTION 7.02.    Certain Rights of Trustee. Subject to Trust Indenture Act Sections 315(a) through (d):
(1)    In the absence of bad faith on its part, the Trustee may rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). The Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit.
(2)    Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel conforming to Section 11.05 and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on the certificate or opinion.
(3)    The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.
(4)    The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.
(5)    The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 6.06 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.
(6)    The Trustee may consult with counsel of its selection, and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
(7)    No provision of this Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.
(8)    The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to make a reasonable examination of the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Holders and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
(9)    The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.
(10)    In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(11)    The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.
(12)    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
(13)    The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.
SECTION 7.03.    Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311. For purposes of Trust Indenture Act Section 311(b)(4) and (6):
(c)    “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and
(d)    “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.
SECTION 7.04.    Trustee’s Disclaimer. The Trustee (i) makes no representation as to the validity or adequacy of this Indenture or the Notes, (ii) is not accountable for the Company’s use or application of the proceeds from the Notes and (iii) is not responsible for any statement in the Notes other than its certificate of authentication.
SECTION 7.05.    Notice of Default. If any Default occurs and is continuing and is known to the Trustee, the Trustee will send notice of the Default to each Holder within 90 days after it occurs or is known to the Trustee, unless the Default has been cured; provided that, except in the case of a default in the payment of the principal of or interest on any Note, the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of directors of the Trustee in good faith determines that withholding the notice is in the interest of the Holders. Notice to Holders under this Section 7.05 will be given in the manner and to the extent provided in Trust Indenture Act Section 313(c).
SECTION 7.06.    Reports by Trustee to Holders. Within 60 days after each May 15, beginning with May 15, 2014, the Trustee will mail to each Holder, as provided in Trust Indenture Act Section 313(c), a brief report dated as of such May 15, if required by Trust Indenture Act Section 313(a), and file such reports with each stock exchange upon which its Notes are listed and with the SEC as required by Trust Indenture Act Section 313(d).
SECTION 7.07.    Compensation and Indemnity. (a)The Company and the Subsidiary Guarantors, jointly and severally, will pay the Trustee compensation as agreed upon in writing for its services. The compensation of the Trustee is not limited by any law on compensation of a Trustee of an express trust. The Company will reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee, including the reasonable compensation and expenses of the Trustee’s agents and counsel.
(f)    The Company and the Subsidiary Guarantors, jointly and severally, will indemnify the Trustee for, and hold it harmless against, any loss or liability or expense incurred by it without negligence, willful misconduct or bad faith on its part arising out of or in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Notes, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Notes, or in connection with enforcing the provisions of this Section 7.07.
(g)    To secure the Company’s and the Subsidiary Guarantors’ payment obligations in this Section 7.07, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, and interest on particular Notes.
When the Trustee incurs expenses or renders services in connection with an Event of Default, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.
The provisions of this Section shall survive the termination of this Indenture or the removal or resignation of the Trustee.
SECTION 7.08.    Replacement of Trustee. (a) The Trustee may resign at any time by written notice to the Company.

(1)    The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by written notice to the Trustee.
(2)    If the Trustee is no longer eligible under Section 7.10 or in the circumstances described in Trust Indenture Act Section 310(b), any Holder that satisfies the requirements of Trust Indenture Act Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
(3)    The Company may remove the Trustee if: (i) the Trustee is no longer eligible under Section 7.10; (ii) the Trustee is adjudged a bankrupt or an insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.
A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.
(b)    If the Trustee has been removed by the Holders, Holders of a majority in principal amount of the Notes may appoint a successor Trustee with the consent of the Company. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
(c)    Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Company, (i) the retiring Trustee will transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07, (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. Upon request of any successor Trustee, the Company will execute any and all instruments for fully and vesting in and confirming to the successor Trustee all such rights, powers and trusts. The Company will give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders, and include in the notice the name of the successor Trustee and the address of its Corporate Trust Office.
(d)    Notwithstanding replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 will continue for the benefit of the retiring Trustee.
(e)    The Trustee agrees to give the notices provided for in, and otherwise comply with, Trust Indenture Act Section 310(b).

SECTION 7.09.    Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in this Indenture.
SECTION 7.10.    Eligibility. This Indenture must always have a Trustee that satisfies the requirements of Trust Indenture Act Section 310(a) and has a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.
SECTION 7.11.    Money Held in Trust. The Trustee will not be liable for interest on any money received by it except as it may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
ARTICLE VIII
Amendments, Supplements and Waivers
SECTION 8.01.    Amendments Without Consent of Holders. Without the consent of or notice to any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:
(i)    to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Notes, all to the extent otherwise permitted hereunder;
(j)    to add to the covenants of the Company for the benefit of the Holders of all or any Notes or to surrender any right or power herein conferred upon the Company;
(k)    to add any additional Events of Default;
(l)    to add to or change any of the provisions of this Indenture to such extent as may be necessary to permit or facilitate the issuance of Notes in certificated form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Notes in uncertificated form;
(m)    to comply with any requirements of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act;
(n)    to provide for or confirm the issuance of Additional Notes;

(o)    to provide for any Subsidiary Guarantee of the Notes, to secure the Notes or to confirm and evidence the release, termination or discharge of any Subsidiary Guarantee of or Lien securing the Notes when such release, termination or discharge is permitted by this Indenture;
(p)    to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as may be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 7.08;
(q)    to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action pursuant to this clause (i) will not adversely affect the interests of Holders in any material respect; or
(r)    to make any other change that does not materially and adversely affect the rights of any Holder.
SECTION 8.02.    Amendments with Consent of Holders. (a)With the consent of the Holders of a majority in principal amount of the Outstanding Notes affected by such supplemental indenture (the “Requisite Consent”), by act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture. Notwithstanding anything to the contrary herein, the Requisite Consent shall be deemed to have been received in respect of a modification or amendment affecting both this Indenture and the Second Lien Term Loan Agreement if such modification or an amendment is approved by the Holders and lenders under the Second Lien Term Loan Agreement accounting for not less than a majority in combined aggregate principal amount of the Notes and Second Lien Term Loans outstanding at such time; provided, however, that no such supplemental indenture will, without the consent of the Holder of each Outstanding Note affected thereby:
(xiv)    change the Stated Maturity of the principal of, or any installment of principal of or interest on, the Notes, reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption or repurchase thereof, or change any Place of Payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity or repurchase date thereof (or, in the case of redemption, on or after the Redemption Date);

(xv)    reduce the percentage in principal amount of the Outstanding Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture;
(xvi)    modify any of the provisions of this Section 8.02 or Section 6.02(c), except to increase the percentage in principal amount of Holders required under any such Section or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of the Outstanding Notes, provided, however, that this clause (iii) will not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section 8.02, or the deletion of this proviso, in accordance with the requirements of Section 7.08 and 8.01(g);
(xvii)    change the time at which any Note may be redeemed or repurchased as described in Section 3.01, Section 3.02, Section 5.06 or Section 5.12;
(xviii)    change the ranking or priority of the Notes in a manner that would adversely affect the Holders; or
(xix)    release one or more Subsidiary Guarantors that, in the aggregate, account for all or substantially all of the value of the Guarantees provided by Subsidiaries under this Indenture as determined by the Applicable Authorized Representative in its sole discretion in accordance with the terms of the Pari Passu Intercreditor Agreement, including by limiting liability in respect thereof (except as set forth in this Indenture), or release all or substantially all of the collateral subject to the Liens created by the Security Documents (except with respect to releases permitted under this Indenture).
(e)    It is not necessary for Noteholders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.
(f)    An amendment, supplement or waiver under this Section 8.02 will become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes. After an amendment, supplement or waiver under this Section 8.02 becomes effective, the Company will send to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will send supplemental indentures to Holders upon request. Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.
SECTION 8.03.    Effect of Consent. (a)After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected. If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver will bind each Holder that has consented to it and every subsequent Holder that evidences the same debt as the Note of the consenting Holder.
(m)    If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee so that the Trustee may place an appropriate notation of the changed terms on the Note and return it to the Holder, or exchange it for a new Note that reflects the changed terms. The Trustee may also place an appropriate notation on any Note thereafter authenticated. However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Notes in this fashion.
SECTION 8.04.    Trustee’s Rights and Obligations. The Trustee is entitled to receive, and will be fully protected in relying upon, an Opinion of Counsel and Officer’s Certificate stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article 8 is authorized or permitted by this Indenture. If the Trustee has received such an Opinion of Counsel and Officer’s Certificate, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the Trustee. The Trustee may, but is not obligated to, execute any amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under this Indenture.
SECTION 8.05.    Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.
SECTION 8.06.    Payments for Consents. Neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fees or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.
ARTICLE IX
Satisfaction and Discharge
SECTION 9.01.    Satisfaction and Discharge of Indenture. This Indenture will upon a Company Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for), and the Trustee, at the expense the Company, will execute proper instruments acknowledging satisfaction and discharge of this Indenture, when: (a) either (i) all Notes theretofore authenticated and delivered (other than (A) Notes which have been destroyed, lost, or stolen and which have been replaced or paid as provided in Section 2.04 and (B) Notes for the payment of which money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (ii) all such Notes not theretofore delivered to the Trustee for cancellation (A) have become due and payable, (B) will become due and payable at their Stated Maturity within one year, or (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of clause (A), (B), or (C) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be; (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and (c) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been satisfied. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.07, and, if money shall have been deposited with the Trustee pursuant to Section 9.01(a)(ii), the obligations of the Trustee under Section 9.02, will survive.
SECTION 9.02.    Application of Trust Money. All money deposited with the Trustee pursuant to Section 9.01 will be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest for the payment of which such money has been deposited with the Trustee; and such money shall be segregated from other funds to the extent required by law.
ARTICLE X
Subsidiary Guarantees
SECTION 10.01.    Guarantee. (a) Subject to this Article 10, each of the Subsidiary Guarantors hereby, jointly and severally, fully and unconditionally Guarantees, on a senior basis, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

(i)    the principal of, premium, if any, and interest on the Notes will be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof, and
(ii)    in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.
Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors will be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
(n)    The Subsidiary Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.
(o)    Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.
(p)    If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.
(q)    Each Subsidiary Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee.
(r)    The Subsidiary Guarantors will have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.
SECTION 10.02.    Limitation on Subsidiary Guarantor Liability. Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act, any bankruptcy, insolvency or reorganization law or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of such Subsidiary Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article 10, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.
SECTION 10.03.    Execution and Delivery of Subsidiary Guarantee. The execution by each Subsidiary Guarantor of this Indenture (or a supplemental indenture in the form of Exhibit B) evidences the Subsidiary Guarantee of such Subsidiary Guarantor, whether or not the person signing as an officer of the Subsidiary Guarantor still holds that office at the time of authentication of any Note. The delivery of any Note by the Trustee after authentication constitutes due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of each Subsidiary Guarantor.
SECTION 10.04.    Releases of Subsidiary Guarantees. The Subsidiary Guarantee of a Subsidiary Guarantor will be released automatically from its obligations under this Guarantee:
(h)    in connection with any sale, disposition or other transfer (including through merger or consolidation), other than by lease, of (x) the Capital Stock of such Subsidiary Guarantor following which such Subsidiary Guarantor is no longer a Subsidiary of the Company or (y) all or substantially all the assets of the applicable Subsidiary Guarantor, in each case, to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company if such sale, disposition or other transfer is made in compliance with the applicable provisions of this Indenture and all of the obligations of the Subsidiary Guarantor under any Credit Facility and related documentation and any other agreements relating to any other Indebtedness of the Company or its Restricted Subsidiaries terminate upon consummation of such transaction;
(i)    if the Company designates any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture.
ARTICLE XI
Collateral and Security
SECTION 11.01.    The Second Lien Collateral Agent. By accepting a Note, each Holder is deemed to have irrevocably appointed the Second Lien Collateral Agent to act as its agent under the Security Documents and irrevocably authorized the Second Lien Collateral Agent to (i) perform the duties and exercise the rights, powers and discretions that are specifically given to it under the Security Documents or other documents to which it is a party, together with any other incidental rights, powers and discretions, and (ii) execute each document expressed to be executed by the Second Lien Collateral Agent on its behalf. The Second Lien Collateral Agent will have no duties or obligations except those expressly set forth in the Security Documents to which it is party; provided that no provision of this Indenture shall be construed to relieve the Second Lien Collateral Agent from liability for its own negligent action, its own negligent failure to act or its own willful misconduct. Notwithstanding the generality of the foregoing:
(f)    The duties and obligations of the Second Lien Collateral Agent shall be determined solely by the express provisions of this Indenture and the Second Lien Collateral Agent shall not be liable to any party hereto or to any Security Document to which it is a party by reason of any failure on the part of any other party hereto or any maker, guarantor, endorser or other signatory of any document or any other Person to perform such Person’s obligations under any such document.
(g)    The Second Lien Collateral Agent shall not be responsible in any manner for the validity, enforceability or sufficiency of this Indenture, the Security Documents or any Collateral delivered under the Security Documents, or for the value or collectability of any Notes, Pari Passu Debt covered by the Security Documents or other instrument, if any, so delivered, or for any representations made or obligations assumed by any party other than the Second Lien Collateral Agent. The Second Lien Collateral Agent shall not be bound to examine or inquire into or be liable for any defect or failure in the right or title of the Grantors to all or any of the assets whether such defect or failure was known to the Second Lien Collateral Agent or might have been discovered upon examination or inquiry and whether capable of remedy or not.
(h)    The Second Lien Collateral Agent shall not be responsible for any unsuitability, inadequacy, expiration or unfitness of any security interest created pursuant to any Security Document pertaining to this matter nor shall it be obligated to make any investigation into, and shall be entitled to assume, the adequacy and fitness of any security interest created pursuant to any Security Document pertaining to this matter.
(i)    The Second Lien Collateral Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith or for any mistake in act or law, or for anything which it may do or refrain from doing in connection herewith, in each case except for its own bad faith, gross negligence or willful misconduct.
(j)    The Second Lien Collateral Agent may seek the advice, at the expense of the Company, of legal counsel in the event of any dispute or question as to the construction of any of the provisions of this Indenture or its duties hereunder or under any Security Document or applicable law, and it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the advice or written opinion of such counsel.
(k)    The Second Lien Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, approval or other paper or document it receives in connection with this Indenture or any Security Document.
(l)    In no event shall the Second Lien Collateral Agent be liable for any indirect, special, punitive or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, even if such loss or damage was foreseeable or it has been advised of the likelihood of such loss or damage and regardless of the form of action.
(m)    In no event shall the Second Lien Collateral Agent be liable for any failure or delay in the performance of its obligations hereunder or under any Security Document because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, strikes, work stoppages, civil or military disturbances, nuclear or natural catastrophes, fire, riot, embargo, loss or malfunctions of utilities, communications or computer (software and hardware) services, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Indenture or any Security Document.
(n)    The Second Lien Collateral Agent agrees to accept and act upon facsimile transmission of written instructions pursuant to this Indenture or any Security Document; provided that (i) the party providing such written instructions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Second Lien Collateral Agent in a timely manner, and (ii) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions.

(o)     The Second Lien Collateral Agent shall be entitled to seek written directions from the Applicable Authorized Representative prior to taking any action under this Indenture or any Security Document or with respect to any Collateral.
(p)    Except with respect to its own bad faith, gross negligence or willful misconduct, the Second Lien Collateral Agent shall not be responsible to any Holder for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Security Document or any other instrument or document furnished pursuant thereto.
(q)    The Second Lien Collateral Agent shall have no responsibility for or liability with respect to monitoring compliance of any other party to the Security Documents, this Indenture or any other document related hereto or thereto. The Second Lien Collateral Agent has no duty to monitor the value or rating of any Collateral on an ongoing basis.
(r)    No provision of this Indenture or any Security Document shall require the Second Lien Collateral Agent to expend, advance or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under this Indenture or in any of the Security Documents or in the exercise of any of its rights or powers hereunder or under any of the Security Documents unless it is indemnified to its satisfaction and the Second Lien Collateral Agent shall have no liability to any person for any loss occasioned by any delay in taking or failure to take any such action while it is awaiting an indemnity satisfactory to it.
(s)    Whenever in the administration of this Indenture or any Security Document the Second Lien Collateral Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Second Lien Collateral Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith, willful misconduct or gross negligence on its part, conclusively rely upon instructions from the Applicable Authorized Representative.
(t)    The Second Lien Collateral Agent may act and rely and shall be protected in acting and relying in good faith on the opinion or advice of, or information obtained from, any counsel, accountant, investment banker, appraiser or other expert or adviser, whether retained or employed by the Applicable Authorized Representative or by the Second Lien Collateral Agent.
(u)    The Second Lien Collateral Agent may employ or retain such counsel, accountants, sub-agent, agent or attorney in fact, appraisers or other experts or advisers as it may reasonably require for the purpose of determining and discharging its rights and duties hereunder and shall not be responsible for the actions of any parties it appoints with due care.

(v)    The Second Lien Collateral Agent may request that the Applicable Authorized Representative or other parties deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture or any Security Document.
(w)    Money held by the Second Lien Collateral Agent in trust hereunder need not be segregated from other funds except to the extent required by law. The Second Lien Collateral Agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing.
(x)    Beyond the exercise of reasonable care in the custody thereof, the Second Lien Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Second Lien Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Second Lien Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords similar collateral and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee.
(y)    The Second Lien Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Second Lien Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Second Lien Collateral Agent shall have no duty to ascertain or inquire as to or monitor the performance or observance of any of the terms of this Indenture or the Security Documents.
(z)    The Company and the Subsidiary Guarantors, jointly and severally, shall defend, indemnify, and hold harmless the Second Lien Collateral Agent from and against any claims, demands, penalties, fines, liabilities, settlements, damages or reasonable costs or expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of the following in respect of the Collateral:
the presence, disposal, release, or threatened release of any Hazardous Materials which are on, from, or affecting the soil, water, vegetation, buildings, personal property, persons or animals; (x) any personal injury (including wrongful death)

or property damage (real or personal) arising out of or related to such Hazardous Materials; (y) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials, and/or (z) any violation of laws, orders, regulations, requirements or demands of government authorities, which are based upon or in any way related to such Hazardous Materials including, reasonable attorney and consultant fees and expenses, reasonable investigation and laboratory fees, court costs, and reasonable litigation expenses, except, in each case, where such claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses arise from the gross negligence, bad faith or willful misconduct of the Second Lien Collateral Agent as determined in a final, non-appealable order of a court of competent jurisdiction. For purposes of this paragraph, “Hazardous Materials” includes radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances defined in the U.S. Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. §9601, et. seq.) (“CERCLA”), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 5108, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, et seq.), and in the regulations adopted and publications promulgated pursuant thereto, or any other Federal, state or local environmental law, ordinance, rule, or regulation. The provisions of this paragraph shall be in addition to any and all other obligations and liabilities the Company and the Subsidiary Guarantors may have to the Second Lien Collateral Agent at common law, and shall survive the termination of this Indenture.
(aa)    The Second Lien Collateral Agent reserves the right to conduct an environmental audit prior to foreclosing on any real estate Collateral or mortgage Collateral. The Second Lien Collateral Agent reserves the right to forebear from foreclosing in its own name if to do so may expose it to undue risk.
(bb)    Upon any payment or distribution of assets hereunder or under any Security Document, the Second Lien Collateral Agent shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which an insolvency or liquidation proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution in such insolvency or liquidation proceeding, delivered to the Second Lien Collateral Agent, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto.
(cc)    In the event that, following a foreclosure in respect of any Property, the Second Lien Collateral Agent acquires title to any portion of such Property or takes any managerial action of any kind in regard thereto in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Second Lien Collateral Agent’s sole discretion may cause the Second Lien Collateral Agent to be considered an “owner or operator” under the provisions of CERCLA or otherwise cause the Second Lien Collateral Agent to incur liability under CERCLA or any other Federal, state or local law, the Second Lien Collateral Agent reserves the right, instead of taking such action, to either resign as Second Lien Collateral Agent or arrange for the transfer of the title or control of the asset to a court-appointed receiver.
(dd)    The rights and protections of the Second Lien Collateral Agent set forth herein shall also be applicable to the Second Lien Collateral Agent in its roles as mortgagee, beneficiary, pledgee or any of its other roles (including as Second Lien Collateral Agent) under the Security Documents.
SECTION 11.02.    Authority Of Second Lien Collateral Agent To Release Collateral And Liens. By accepting a Note, each Holder is deemed to authorize the Second Lien Collateral Agent to release or subordinate any Oil and Gas Property (other than, in the case of any such subordination (other than any subordination thereof set forth in the First Lien-Second Lien Intercreditor Agreement), any Oil and Gas Property of the type described in clauses (a), (b), (c), (e) and (f) of the definition thereof) or other Collateral that is permitted to be sold, Reclassified or released or be subject to a Lien pursuant to the terms of this Indenture or the Security Documents. By accepting a Note, each Holder is deemed to authorize the Second Lien Collateral Agent to execute and deliver to the Company, at the Company’s sole cost and expense, any and all releases of Liens, termination statements, assignments or other documents reasonably requested by the Company in connection with any sale, Reclassification or other disposition of Oil or Gas Property or such other Collateral to the extent such sale, Reclassification or other disposition is permitted by the terms of Section 5.06 or is otherwise authorized by the terms of this Indenture or the Security Documents.
SECTION 11.03.    Security Documents. (a)To secure the full and punctual payment when due and the full and punctual performance of the obligations of the Company and the Subsidiary Guarantors in respect of the Notes and this Indenture (including the Subsidiary Guarantees), the Company and the Subsidiary Guarantors shall, on the Issue Date:
(i)    enter into the Pledge Agreement and deliver to the Trustee or Second Lien Collateral Agent all certificates representing Capital Stock and other instruments and documents required under Section 4.16 to be delivered to the Trustee (or to the First Lien Administrative Agent as gratuitous bailee for the Trustee).
(ii)    file, register or record all documents and instruments, including Uniform Commercial Code financing statements, required by applicable law or reasonably requested by the Trustee or the Second Lien Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the

Security Documents and to perfect such Liens to the extent required by, and with the priority required by, the Security Documents or this Indenture.
(iii)    enter into such Security Documents creating Liens on (A) all interests in Oil and Gas Properties and other Property owned by the Company or any Domestic Subsidiary (other than Property referred to in the preceding clauses of this definition) that are subject to any Lien securing the First Lien Secured Indebtedness (or that would be required, under the U.S. First Lien Credit Agreement as in effect on Issue Date, to secure such First Lien Secured Indebtedness if such First Lien Secured Indebtedness were outstanding and such U.S. First Lien Credit Agreement were in effect) and (B) Mortgaged Properties that, taken together, represent at least 87.5% of the total value of the Proved Hydrocarbon Interests evaluated in the then most recent First Lien U.S. Reserve Report, after giving effect to exploration and production activities, acquisitions, dispositions and production,
(j)    On or after the Issue Date, the Company and the other Grantors shall enter into additional Security Documents and take or cause to be taken all such actions as may be required pursuant to this Indenture or under any Security Document to create, perfect and maintain, as security for the obligations of the Company and the Subsidiary Guarantors in respect of the Notes, this Indenture (including the Subsidiary Guarantors) and the Security Documents, a valid and enforceable perfected second-priority Lien and security interest in all of the Collateral (subject to the terms of the Intercreditor Agreements and the Security Documents in all respects) in favor of the Trustee for the benefit of the Holders.
(k)    Each Holder, by accepting a Note, consents and agrees to the terms of the Security Documents entered into on the Issue Date or from time to time thereafter (including the provisions providing for the possession, use, release and foreclosure of Collateral) as each may be amended from time to time in accordance with their terms and this Indenture and the Intercreditor Agreements.
(l)    In the event that security interests in any of the Collateral are not created as of the Issue Date, the Company and the other Grantors shall use commercially reasonable efforts to implement security arrangements with respect to such Collateral as promptly as reasonably practicable after the Issue Date (or on such later date as may be permitted by the Applicable Authorized Representative in its sole discretion).
(m)    Each Holder, by accepting the Notes, is deemed to acknowledge that, as more fully set forth in the Security Documents, the Collateral as now or hereafter constituted shall be for the benefit of all the Holders, the Second Lien Collateral Agent, the Trustee and the other secured parties described in the Security Documents, and that the Lien granted in the Security Documents relating to the Notes in respect of the Trustee, the Second Lien Collateral Agent, the Holders and such other secured parties is subject to and qualified and limited in all respects by the Security Documents and actions that may be taken thereunder.

SECTION 11.04.    Intercreditor Agreements. By accepting a Note, each Holder is deemed to acknowledge that the obligations of the Company under the First Lien Credit Agreements or the Second Lien Term Loan Agreement and Refinancing Indebtedness in respect thereof are and shall be secured by Liens on assets of the Company and the other Grantors that constitute Collateral under the Security Documents and that the relative Lien priorities and other creditor rights of the Holders hereunder and the secured parties thereunder will be set forth in the Intercreditor Agreements. By accepting a Note, each Holder is deemed to acknowledge that it has received a copy of each Intercreditor Agreement. By accepting a Note, each Holder is deemed to (a) consent to the subordination and equalization, as applicable, of the Liens on the Collateral securing the Notes and the Subsidiary Guarantees on the terms set forth in the Intercreditor Agreements, (b) authorize and direct the Trustee to execute and deliver each Intercreditor Agreement and any documents relating thereto, in each case on behalf of such Holder and without any further consent, authorization or other action by such Holder, (c) agrees that, upon the execution and delivery thereof, such Holder will be bound by the provisions of each Intercreditor Agreement as if it were a signatory thereto and will take no actions contrary to the provisions of such Intercreditor Agreement and (d) agrees that no Holder shall have any right of action whatsoever against the Trustee as a result of any action taken by the Trustee pursuant to this Section 11.04 or in accordance with the terms of an Intercreditor Agreement. By accepting a Note, each Holder is deemed to further irrevocably authorize and direct the Trustee (i) to take such actions as shall be required to release Liens on the Collateral in accordance with the terms of the Intercreditor Agreements and (ii) to enter into such amendments, supplements or other modifications to each Intercreditor Agreement in connection with any extension, renewal, refinancing or replacement of any Notes and any Indebtedness under the First Lien Credit Agreements or the Second Lien Term Loan Agreement or any refinancing indebtedness in respect thereof as are reasonably acceptable to the Trustee to give effect thereto, in each case on behalf of such Holder and without any further consent, authorization or other action by such Holder. The Trustee shall have the benefit of the provisions of Article VII with respect to all actions taken by it pursuant to this Section 11.04 or in accordance with the terms of each of the Intercreditor Agreements to the full extent thereof.
ARTICLE XII
Miscellaneous
SECTION 12.01.    Trust Indenture Act of 1939. This Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.
SECTION 12.02.    Noteholder Communications; Noteholder Actions. (a)The rights of Holders to communicate with other Holders with respect to this Indenture or the Notes are as provided by the Trust Indenture Act, and the Company and the Trustee shall comply with the requirements of Trust Indenture Act Sections 312(a) and 312(b). Neither the Company nor the Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.
(n)        Any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by this Indenture to be given or taken by a Holder (an “act”) may be evidenced by an instrument signed by the Holder delivered to the Trustee. The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Trustee deems sufficient.
(1)    The Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.
(o)    Any act by the Holder of any Note binds that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note. Subject to paragraph (d), a Holder may revoke an act as to its Notes, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.
(p)    The Company may, but is not obligated to, fix a record date (which need not be within the time limits otherwise prescribed by Trust Indenture Act Section 316(c)) for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Trustee may set a record date as to notices of default, any declaration or acceleration or any other remedies or other consequences of the Event of Default. If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date. No act will be valid or effective for more than 90 days after the record date.
SECTION 12.03.    Notices. (a)Any notice or communication to the Company will be deemed given if in writing (i) when delivered in person or (ii) five days after mailing when mailed by first class mail, or (iii) when sent by facsimile transmission, with transmission confirmed. Notices or communications to a Subsidiary Guarantor will be deemed given if given to the Company. Any notice to the Trustee will be effective only upon receipt. In each case the notice or communication should be addressed as follows:
if to the Company:

QUICKSILVER RESOURCES INC.
801 Cherry Street, Suite 3700, Unit 19

Fort Worth, Texas 76102
Attention: Treasurer
Fax: 817-665-5021

if to the Trustee:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
601 Travis Street, 16th Floor
Houston, Texas 77002
Attention: Corporate Trust Administration
Fax: 713-483-6954
The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
(f)    Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given when mailed to the Holder at its address as it appears on the Register by first class mail or, as to any Global Note registered in the name of DTC or its nominee, as agreed by the Company, the Trustee and DTC. Copies of any notice or communication to a Holder, if given by the Company, will be mailed to the Trustee at the same time. Any defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders.
(g)    Where this Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.
The Trustee and Second Lien Collateral Agent agree to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee and Second Lien Collateral Agent shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee or Second Lien Collateral Agent e-mail or facsimile instructions (or instructions by a similar electronic method) the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee or Second Lien Collateral Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s or Second Lien Collateral Agent’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee and Second Lien Collateral Agent acting on unauthorized instructions, and the risk or interception and misuse by third parties.
SECTION 12.04.    Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company will furnish to the Trustee:
(1)    an Officer’s Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(2)    an Opinion of Counsel stating that all such conditions precedent have been complied with.
SECTION 12.05.    Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:
(1)    a statement that each person signing the certificate or opinion has read the covenant or condition and the related definitions;
(2)    a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;
(3)    a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(4)    a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with, provided that an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials with respect to matters of fact.
SECTION 12.06.    Payment Date Other Than a Business Day. If any payment with respect to a payment of any principal of, premium, if any, or interest on any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.

SECTION 12.07.    Governing Law. This Indenture, including any Subsidiary Guarantees, and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.
SECTION 12.08.    No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any Subsidiary of the Company, and no such indenture or loan or debt agreement may be used to interpret this Indenture.
SECTION 12.09.    Successors. All agreements of the Company or any Subsidiary Guarantor in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successor.
SECTION 12.10.    Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
SECTION 12.11.    Separability. In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
SECTION 12.12.    Table of Contents and Headings. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and in no way modify or restrict any of the terms and provisions of this Indenture.
SECTION 12.13.    No Liability of Directors, Officers, Employees, Incorporators, Affiliates and Stockholders. No director, officer, employee, incorporator, partner, member, Affiliate or stockholder of the Company or any of the Subsidiary Guarantors, as such, will have any liability for any obligations of the Company or such Subsidiary Guarantor under the Notes, this Indenture, the Subsidiary Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.
SECTION 12.14.    Senior Indebtedness. The Company and each Subsidiary Guarantor hereby designate the obligations with respect to Notes and the Subsidiary Guarantees as Senior Indebtedness which is senior in right of payment in full to any Subordinated Obligation of the Company or any Subsidiary Guarantor. The Company and each Subsidiary Guarantor further designate the obligations with respect to the Notes and the Subsidiary Guarantees as “Designated Senior Indebtedness” (as defined by the indenture for the 2016 Senior Subordinated Notes by and among the Company, each Subsidiary Guarantor and The Bank of New York Mellon Trust Company, N.A., as trustee (as successor in interest to JPMorgan Chase Bank, National Association) dated March 16, 2006, as amended and supplemented (the “2016 Senior Subordinated Notes Indenture”)), for all purposes under the 2016 Senior Subordinated Notes Indenture, with respect to the Notes and the Subsidiary Guarantees, respectively.
SECTION 12.15.    Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
[SIGNATURES BEGIN ON NEXT PAGE]

The parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

QUICKSILVER RESOURCES INC.
By:	/s/ John C. Regan
Name: John C. Regan
Title: Senior Vice President – Chief Financial Officer and Chief Accounting Officer

COWTOWN PIPELINE FUNDING, INC.
By:	/s/ John C. Regan
Name: John C. Regan
Title: Senior Vice President – Chief Financial Officer and Chief Accounting Officer

COWTOWN PIPELINE MANAGEMENT, INC.
By:	/s/ John C. Regan
Name: John C. Regan
Title: Senior Vice President – Chief Financial Officer and Chief Accounting Officer

COWTOWN PIPELINE L.P.
By:	COWTOWN PIPELINE MANAGEMENT, INC., its general partner
By:	/s/ John C. Regan
Name: John C. Regan
Title: Senior Vice President – Chief Financial Officer and Chief Accounting Officer

COWTOWN GAS PROCESSING L.P.
By:	COWTOWN PIPELINE MANAGEMENT, INC., its general partner
By:	/s/ John C. Regan
Name: John C. Regan
Title: Senior Vice President – Chief Financial Officer and Chief Accounting Officer

QPP PARENT LLC
By:	QUICKSILVER RESOURCES INC., its sole member
By:	/s/ John C. Regan
Name: John C. Regan
Title: Senior Vice President – Chief Financial Officer and Chief Accounting Officer

QPP HOLDINGS LLC
By:	QPP PARENT LLC, one of its members,
By: Quicksilvers Resources Inc., its sole member
By:	/s/ John C. Regan
Name: John C. Regan
Title: Senior Vice President – Chief Financial Officer and Chief Accounting Officer

By:	QUICKSILVER RESOURCES INC., one of its sole members
By:	/s/ John C. Regan
Name: John C. Regan
Title: Senior Vice President – Chief Financial Officer and Chief Accounting Officer

BARNETT SHALE OPERATING LLC
By:	QUICKSILVER RESOURCES INC., its member
By:	/s/ John C. Regan
Name: John C. Regan
Title: Senior Vice President – Chief Financial Officer and Chief Accounting Officer

SILVER STREAM PIPELINE COMPANY LLC
By:	QUICKSILVER RESOURCES INC., its member
By:	/s/ John C. Regan
Name: John C. Regan
Title: Senior Vice President – Chief Financial Officer and Chief Accounting Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee and Second Lien Collateral Agent
By:	/s/ Melonee Young
Name: Melonee Young
Title: Vice President

EXHIBIT A
THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. UPON REQUEST, THE ISSUER WILL PROMPTLY MAKE AVAILABLE TO A HOLDER OF THIS NOTE INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF OID, THE ISSUE DATE AND THE YIELD TO MATURITY OF THIS NOTE. HOLDERS SHOULD CONTACT THE TREASURER AT 801 CHERRY STREET, SUITE 3700, UNIT 19, FORT WORTH, TX, 76102, (817) 665-5000.

[FACE OF NOTE]

QUICKSILVER RESOURCES INC.
Second Lien Senior Secured Floating Rate Note Due 2019
[144A CUSIP: 74837R AH7]
[Reg S CUSIP: U7486P AA7]
No.    $_______________
QUICKSILVER RESOURCES INC., a Delaware corporation (the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to ____________________, or its registered assigns, the principal sum of ____________ DOLLARS ($______) on June 21, 2019.
Interest Rate: Three-month LIBO Rate plus 5.75%
Interest Payment Dates: September 30, December 31, March 31 and June 30, commencing September 30, 2013.
Regular Record Dates: September 15, December 15, March 15 and June 15.
Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date:	QUICKSILVER RESOURCES INC., as Issuer
By:
Name:
Title:

(Form of Trustee’s Certificate of Authentication)
This is one of the Second Lien Senior Secured Floating Rate Notes Due 2019 described in the Indenture referred to in this Note.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:
Authorized Signatory

[REVERSE SIDE OF NOTE]

QUICKSILVER RESOURCES INC.
Second Lien Senior Secured Floating Rate Note Due 2019
1.     Principal and Interest.
The Company promises to pay the principal of this Note on June 21, 2019.
The Company promises to pay interest on the principal amount of this Note on each September 30, December 31, March 31 and June 30, or if such day is other than a Business Day on the immediately preceding Business Day (each, an “Interest Payment Date”), at a variable rate, reset quarterly equal to the three-month LIBO Rate (as defined below) plus 5.75% per annum, as determined by the calculation agent (the “Calculation Agent”), which shall initially be The Bank of New York Mellon Trust Company, N.A.
Interest will be payable quarterly (to the holders of record of the Notes at the close of business on the September 15, December 15, March 15 and June 15 immediately preceding the Interest Payment Date) on each Interest Payment Date commencing September 30, 2013.
Interest on this Note will accrue from the most recent date to which interest has been paid or duly provided for on this Note (or, if there is no existing default in the payment of interest and if this Note is authenticated between a regular record date and the next Interest Payment Date, from such Interest Payment Date) [or, if no interest has been paid, from the Issue Date]. Interest will be computed in the basis of a 360-day year and the actual number of days elapsed.
If any principal amount of or interest on any Note or any fee, premium or other amount payable by the Company is not paid when due, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to the lesser of (A) the interest rate otherwise applicable to such Note plus 2% or (B) the Highest Lawful Rate. Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date, which will be the 15th day preceding the date fixed by the Company for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Company will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.
For purposes of the foregoing, the following defined terms shall have the meanings set forth below:
“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City or in the city where the corporate trust office of the Trustee is located are authorized by law to close; provided that, for purposes of the definition of “LIBO Rate,” the term “Business Day” also means any day on which banks are open for dealings in dollar deposits in the London interbank market.

“LIBO Rate” means, with respect to any Interest Period, the rate per annum determined by the Calculation Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the commencement of such Interest Period by reference to the British Bankers’ Association Interest Settlement Rates (or to any replacement market convention therefor selected by the Calculation Agent, after consultation with the Company) for deposits in Dollars (as set forth by any service selected by the Calculation Agent, after consultation with the Company that has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the interest rate per annum determined by the Calculation Agent to be the average of the rates per annum at which deposits in Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Calculation Agent or its affiliates (or if the Calculation Agent or its affiliates do not offer such deposits, by such other financial institution as shall be selected by the Company for such purpose) at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period. Notwithstanding the foregoing, if the LIBO Rate determined as provided above shall be lower than 1.25% per annum at any time, the LIBO Rate applicable to the notes shall be deemed to be 1.25% per annum at such time.
“Highest Lawful Rate” means, with respect to each holder, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes under laws applicable to such holder which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws allow as of the Issue Date.
“Interest Period” means the period commencing on and including an Interest Payment Date and ending on and including the day immediately preceding the next succeeding Interest Payment Date[, with the exception that the first Interest Period shall commence on and include the Issue Date and end on and include September 29, 2013].
2.    Indentures; Subsidiary Guarantee.
This is one of the Notes issued under an Indenture dated as of June 21, 2013 (as amended from time to time, the “Indenture”), among the Company, the Subsidiary Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee and Second Lien Collateral Agent. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.
The Notes are second priority senior secured obligations of the Company. The Indenture limits the original aggregate principal amount of the Notes to $200,000,000, but Additional Notes may be issued pursuant to the Indenture in an unlimited amount, and the originally issued Notes and all such Additional Notes vote together for all purposes as a single class. This Note is fully and unconditionally guaranteed, as set forth in the Indenture by subsidiaries of the Company specified as Subsidiary Guarantors in the Indenture on a joint and several second lien secured basis. The Subsidiary Guarantees are equal in rank and priority to the guarantees of the applicable Subsidiary Guarantors of the Second Lien Term Loans in the manner and to the extent provided in the Indenture.
3.     Optional Redemption.
This Note is subject to optional redemption, at any time, in whole or in part, on not less than 30 nor more than 60 days’ prior notice at a Redemption Price equal to 100% of the principal amount thereof. In the event that, on or prior to the second anniversary of the Issue Date, the Company (i) elects to make any redemption of the Notes that constitutes a Repricing Event (as defined in the Indenture) or (ii) effects any amendment of the Indenture that constitutes a Repricing Event, the following repricing event premium (expressed as a percentage of the principal amount of Notes to be redeemed or subject to such amendment) will be payable if the Notes are redeemed or such amendment constituting a Repricing Event is effected during the periods indicated below:

Year	Percentage
On or prior to the first anniversary of the Issue Date	2.000%
After the first anniversary of the Issue Date but on or prior to the second anniversary of the Issue Date	1.000%
4.    Offer to Repurchase Upon Change of Control or Asset Disposition.
Upon the occurrence of a Change of Control, the Company will be required to offer to repurchase from each Holder all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes pursuant to the offer described in the Indenture (the “Change of Control Offer”) at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.
5.    Mandatory Redemption
This Note may be the subject of an Asset Disposition Offer, as defined and further described in the Indenture.
This Note is also subject to mandatory redemption in the following circumstances:

(i)    If on the 90th day after the Issue Date, any portion of the net proceeds of the Notes shall not have been applied to a purpose set forth in clause (a), (b) or (c) of Section 4.20 of the Indenture, the Company shall redeem notes on such 90th day in an amount equal to such portion;
(ii)    Subject to issuance on or prior to the Issue Date by the Company of not less than $325,000,000 of New Notes and the incurrence or issuance by the Company of not less than $825,000,000 in the aggregate of Notes and Second Lien Term Loans, if on the 60th day following the Issue Date the aggregate outstanding principal amount of the Existing 2015 Senior Notes and the Existing 2016 Senior Notes, taken together, shall exceed $100,000,000, the Company shall on such date redeem all of the Notes;
(iii)     If on the 91st day prior to the maturity date for any of the Existing 2015 Senior Notes, the Existing 2016 Senior Notes or the Existing Subordinate Notes, the aggregate principal amount of all such Existing Notes, taken together, that shall not have been repurchased or redeemed (other than with the proceeds of Indebtedness), refinanced with Refinancing Indebtedness that has a Stated Maturity at least 91 days later than the final maturity date applicable to the Notes or amended to have a Stated Maturity at least 91 days later than the final maturity date applicable to the Notes exceeds $100,000,000, the Company shall on such date redeem all the Notes; and
(iv)    If, on the date that is 91 days prior to the maturity date for the Existing 2019 Senior Notes, the aggregate principal amount of the Existing 2019 Senior Notes that shall not have been repurchased or redeemed (other than with the proceeds of Indebtedness), refinanced with Refinancing Indebtedness that has a Stated Maturity at least 91 days later than the final maturity date applicable to the Notes or amended to have a Stated Maturity at least 91 days later than the final maturity date applicable to the Notes exceeds $100,000,000, the Company shall on such date redeem all the Notes.
6.     Registered Form; Denominations; Transfer; Exchange.
The Notes are in registered form without coupons in denominations of $2,000 principal amount and any multiple of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.
7.     Defaults and Remedies.
If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal amount of all of the Notes to be due and payable immediately. If a bankruptcy or insolvency default with respect to the Company occurs, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.
8.     Persons Deemed Owners.
The registered Holder may be treated as its owner for all purposes.
9.    Amendment and Waiver.
Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the Outstanding Notes (the “Requisite Consent”). Notwithstanding the foregoing, the Requisite Consent shall be deemed to have been received in respect of a modification or amendment affecting both the Indenture and the Second Lien Term Loan Agreement (as defined in the Indenture) if such modification or an amendment is approved by holders and lenders under the Second Lien Term Loan Agreement accounting for not less than a majority in combined aggregate principal amount of the Notes and loans under the Second Lien Term Loan Agreement outstanding at such time. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency if such amendment or supplement does not adversely affect the interests of the Holders in any material respect.
10.    Trustee Dealings with Company.
The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to the terms of the Indenture, may otherwise deal with the Company with the same rights it would have if it were not the Trustee.
11.    No Recourse Against Others.
No director, officer, employee, incorporator, Affiliate or stockholder of the Company or any of the Subsidiary Guarantors, as such, will have any liability for any obligations of the Company or such Subsidiary Guarantor under the Notes, the Indenture, the Subsidiary Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.
12.     Guarantee.
The payment by the Company of the principal of, and premium and interest on, the Notes is fully and unconditionally guaranteed on a joint and several second priority senior secured basis by each of the Subsidiary Guarantors to the extent set forth in the Indenture.

13.    Security.
The payment by the Company of the principal of, and premium and interest on, the Notes will be secured by a second-priority Lien on the Collateral (as defined in the Indenture) as more fully set forth in the Security Documents (as defined in the Indenture).
14.    Senior Indebtedness.
The Company and each Subsidiary Guarantor hereby designate the obligations with respect to the Notes and Subsidiary Guarantees as Senior Indebtedness which is senior in right of payment in full to any subordinated obligation of the Company or any Subsidiary Guarantor. The Company and each Subsidiary Guarantor further designate the obligations with respect to the Notes and the Subsidiary Guarantees as “Designated Senior Indebtedness” (as defined by the 2016 Senior Subordinated Notes Indenture) for all purposes under the 2016 Senior Subordinated Notes Indenture, with respect the Notes and the Subsidiary Guarantees, respectively.
15.    Authentication.
This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.
16.    Governing Law.
This Note shall be governed by, and construed in accordance with, the laws of the State of New York.
17.    Abbreviations.
Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).
The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

[FORM OF TRANSFER NOTICE]
FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND]
In connection with any transfer of this Note occurring prior to ______________, the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:
Check One
(1) This Note is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit E to the Indenture is being furnished herewith.
(2) This Note is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit E to the Indenture is being furnished herewith.
or
(3) This Note is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.
If none of the foregoing boxes is checked, the Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date:

Seller
By

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:

By
To be executed by an executive officer

OPTION OF HOLDER TO ELECT PURCHASE
If you wish to have all of this Note purchased by the Company pursuant to Section 5.06 or Section 5.12 of the Indenture, check the box:
If you wish to have a portion of this Note purchased by the Company pursuant to Section 5.06 or Section 5.12 of the Indenture, state the amount (in original principal amount) below:
$_____________________.
Date:____________
Your Signature:__________________________
(Sign exactly as your name appears on the other side of this Note)
Signature Guarantee:_____________________________

SCHEDULE OF EXCHANGES OF NOTES
The following exchanges of a part of this Global Note for Physical Notes or a part of another Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee

EXHIBIT B
SUPPLEMENTAL INDENTURE

dated as of

among

QUICKSILVER RESOURCES, INC.,

The Subsidiary Guarantor(s) Party Hereto

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

Second Lien Senior Secured Floating Rate Notes Due 2019

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of ___________, ______, among QUICKSILVER RESOURCES INC., a Delaware corporation (the “Company”), [insert each Subsidiary Guarantor executing this Supplemental Indenture and its jurisdiction of incorporation] and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee (the “Trustee”).
RECITALS
WHEREAS, the Company, the Subsidiary Guarantors party thereto and the Trustee entered into the Indenture, dated as of June 21, 2013 (the “Indenture”), relating to the Company’s Second Lien Senior Secured Floating Rate Notes due 2019 (the “Notes”);
WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Company agreed pursuant to the Indenture to cause any newly acquired or created Restricted Subsidiaries to provide Subsidiary Guarantees;
WHEREAS, all things necessary to make this a valid and binding agreement have been done.
AGREEMENT
NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:
Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.
Section 2. Each undersigned, by its execution of this Supplemental Indenture, agrees to be a Subsidiary Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Subsidiary Guarantors, including, but not limited to, Article 10 thereof, with all attendant rights, duties and obligations stated therein, on a joint and several basis with the Subsidiary Guarantors party hereto and thereto, with the same force and effect as if originally named as a Subsidiary Guarantor and as if such party executed the Indenture on the date thereof.
Section 3. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.
Section 4. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.
Section 5. This Supplemental Indenture is an amendment supplemental to the Indenture and shall be deemed to form a part thereof and the Indenture and this Supplemental Indenture will henceforth be read together.
Section 6. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

QUICKSILVER RESOURCES INC., as Issuer
By:
Name:
Title:

[Subsidiary Guarantor]
By:
Name:
Title:

EXHIBIT C
RESTRICTED LEGEND
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER
(1) REPRESENTS THAT
(A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT,
(B) IT ACQUIRED THIS NOTE OR SUCH BENEFICIAL INTEREST IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR
(C) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND
(2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY
(A) TO THE COMPANY,
(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,
(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,
(D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR
(E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER

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EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

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EXHIBIT D
DTC LEGEND
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

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EXHIBIT E
Rule 144A Certificate
_________, ____
The Bank of New York Mellon Trust Company, N.A.
601 Travis Street, 16th Floor
Houston, Texas 77002
Attention: Corporate Trust Administration

Re:	QUICKSILVER RESOURCES INC. Second Lien Senior Secured Floating Rate Notes due 2019 (the “Notes”) Issued under the Indenture (the “Indenture”) dated as as of June 21, 2013 relating to the Notes

Ladies and Gentlemen:
TO BE COMPLETED BY PURCHASER IF (1) ON THE NOTE IS CHECKED.
This Certificate relates to:
[CHECK A OR B AS APPLICABLE.]

A.	Our proposed purchase of $____ principal amount of Notes issued under the Indenture.

B.	Our proposed exchange of $____ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.
We and, if applicable, each account for which we are acting in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of _________, 20__, which is a date on or since close of our most recent fiscal year. We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Notes to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.
You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any

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administrative or legal proceeding or official inquiry with respect to the matters covered hereby.
Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]
By:
Name:
Title:
Address:

Date: _________________

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EXHIBIT F
[COMPLETE FORM I OR FORM II AS APPLICABLE.]

[FORM I]

Certificate of Beneficial Ownership
To:    The Bank of New York Mellon Trust Company, N.A.
    601 Travis Street, 16th Floor
    Houston, Texas 77002
    Attention: Corporate Trust Administration

Attention: Corporate Trust Administration OR
[Name of DTC Participant]

Re:	QUICKSILVER RESOURCES INC. Second Lien Senior Secured Floating Rate Notes due 2019 (the “Notes”) Issued under the Indenture (the “Indenture”) dated as as of June 21, 2013 relating to the Notes

Ladies and Gentlemen:
We are the beneficial owner of $____ principal amount of Notes issued under the Indenture and represented by a Temporary Regulation S Global Note (as defined in the Indenture).
We hereby certify as follows:
[CHECK A OR B AS APPLICABLE.]

A.	We are a non-U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended).

B.
We are a U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended) that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF BENEFICIAL OWNER]
By:
Name:
Title:
Address:

Date: _________________

[FORM II]

Certificate of Beneficial Ownership

To:	The Bank of New York Mellon Trust Company, N.A. 601 Travis Street, 16th Floor Houston, Texas 77002 Attention: Corporate Trust Administration
Re:	QUICKSILVER RESOURCES INC. Second Lien Senior Secured Floating Rate Notes due 2019 (the “Notes”) Issued under the Indenture (the “Indenture”) dated as as of June 21, 2013 relating to the Notes

Ladies and Gentlemen:
This is to certify that based solely on certifications we have received in writing, by tested telex or by electronic transmission from Institutions appearing in our records as persons being entitled to a portion of the principal amount of Notes represented by a Temporary Regulation S Global Note issued under the above-referenced Indenture, that as of the date hereof, $____ principal amount of Notes represented by the Temporary Regulation S Global Note being submitted herewith for exchange is beneficially owned by persons that are either (i) non-U.S. persons (within the meaning of Regulation S under the Securities Act of 1933, as amended) or (ii) U.S. persons that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.
We further certify that (i) we are not submitting herewith for exchange any portion of such Temporary Regulation S Global Note excepted in such certifications and (ii) as of the date hereof we have not received any notification from any Institution to the effect that the statements made by such Institution with respect to any portion of such Temporary Regulation S Global Note submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.
Yours faithfully,

[Name of DTC Participant]
By:
Name:
Title:
Address:

Date: _________________

EXHIBIT G
THIS NOTE IS A TEMPORARY GLOBAL NOTE. PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON THAT PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR PHYSICAL NOTES OTHER THAN A PERMANENT GLOBAL NOTE IN ACCORDANCE WITH THE TERMS OF THE INDENTURE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.
NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNTIL SUCH BENEFICIAL INTEREST IS EXCHANGED OR TRANSFERRED FOR AN INTEREST IN ANOTHER NOTE.

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